UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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NOBLE CORPORATION plc

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOBLE
NOBLE CORPORATION plc
Devonshire House
1 Mayfair Place
London W1J 8AJ
England
2017
Proxy Statement &
Notice of Annual General
Meeting of Shareholders

To be held on April 28, 2017

To the shareholders of Noble Corporation plc:

The annual general meeting (the “Meeting”) of shareholders of Noble Corporation plc, a public limited company incorporated under the laws of England and Wales (the “Company”), will be held on April 28, 2017, at 3:00 p.m., local time, at The Ritz Hotel, 150 Piccadilly, London W1J 9BR, United Kingdom.

Notice of 2017 Annual General Meeting Of Shareholders

The items of business proposed by the Company’s board of directors (the “Board of Directors”) are to consider and vote on the resolutions below. All resolutions will be proposed as ordinary resolutions.

Ordinary Resolutions

(1)	Election of Director.

That Ashley Almanza be re-elected as a director of the Company for a one-year term that will expire at the annual general meeting in 2018.

(2)	Election of Director.

That Michael A. Cawley be re-elected as a director of the Company for a one-year term that will expire at the annual general meeting in 2018.

(3)	Election of Director.

That Julie H. Edwards be re-elected as a director of the Company for a one-year term that will expire at the annual general meeting in 2018.

(4)	Election of Director.

That Gordon T. Hall be re-elected as a director of the Company for a one-year term that will expire at the annual general meeting in 2018.

(5)	Election of Director.

That Scott D. Josey be re-elected as a director of the Company for a one-year term that will expire at the annual general meeting in 2018.

(6)	Election of Director.

That Jon A. Marshall be re-elected as a director of the Company for a one-year term that will expire at the annual general meeting in 2018.

(7)	Election of Director.

That Mary P. Ricciardello be re-elected as a director of the Company for a one-year term that will expire at the annual general meeting in 2018.

(8)	Election of Director.

That David W. Williams be re-elected as a director of the Company for a one-year term that will expire at the annual general meeting in 2018.

(9)	Ratification of Appointment of PricewaterhouseCoopers LLP (US) as Independent Registered Public Accounting Firm for Fiscal Year 2017.

That the appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for fiscal year 2017 be ratified.

(10)	Re-appointment of PricewaterhouseCoopers LLP (UK) as UK Statutory Auditor.

That PricewaterhouseCoopers LLP be re-appointed as UK statutory auditors to the Company (to hold office from the conclusion of the Meeting until the conclusion of the next annual general meeting at which accounts are laid before the Company).

(11)	Authorization of Audit Committee to Determine UK Statutory Auditors’ Compensation.

That the Audit Committee be authorized to determine the Company’s UK statutory auditors’ compensation.

(12)	An Advisory Vote on the Company’s Executive Compensation.

That the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement relating to the Meeting pursuant to the executive compensation disclosure rules promulgated by the U.S. Securities and Exchange Commission, is hereby approved on a non-binding advisory basis.

(13)	An Advisory Vote on Whether an Advisory Vote on the Ongoing Frequency of Advisory Votes on Executive Compensation.

That shareholders, in an advisory vote, approve a frequency of every year for the submission to shareholders of an advisory vote on the compensation of the Company’s named executive officers.

(14)	An Advisory Vote on the Company’s Directors’ Compensation Report.

That the directors’ compensation report (other than the part containing the directors’ compensation policy) for the year ended December 31, 2016, which is set out in the annual report and accounts of the Company for the year ended December 31, 2016, be approved on a non-binding advisory basis.

(15)	Approval of the Company’s Directors’ Compensation Policy.

That the directors’ compensation policy, which is set out within the directors’ compensation report in the annual report and accounts of the Company for the year ended December 31, 2016, be approved.

i	Noble Corporation – 2016 Shareholders Meeting

(16)	Approval of an amendment primarily to increase the number of ordinary shares available for issuance under the Noble Corporation plc 2015 Omnibus Incentive Plan.

That an amendment to the Noble Corporation plc 2015 Omnibus Incentive Plan be approved primarily to increase the number of shares available for issuance under the plan by 3,700,000 shares.

(17)	Adoption of Noble Corporation plc Director Omnibus Plan.

That the Noble Corporation plc 2017 Director Omnibus Plan, replacing the 1992 Nonqualified Stock Option and Restricted Share Plan for Non-Employee Directors and the Noble Corporation Director Retainer Plan, be approved.

Please refer to the proxy statement being delivered with this Notice for detailed information on each of the above resolutions and further information regarding the Meeting.

Organizational Matters

A copy of the proxy materials, including a proxy card, will be sent to each shareholder whose name is registered in the Company’s share register as holding shares in the Company as maintained by Computershare Trust Company, N.A., as agent (the “Company’s Share Register”), as of the close of business, U.S. Eastern time, on March 1, 2017. Such shareholders are referred to herein as the “shareholders of record.” Shareholders who are not registered in the Company’s Share Register as of the close of business, U.S. Eastern time, on March 1, 2017 will not be entitled to attend, vote or grant proxies to vote at the Meeting. Any changes to the Company’s Share Register after March 1, 2017 shall be disregarded in determining the rights of any person to attend or vote at the Meeting.

Shareholders of record who are registered with voting rights in the Company’s Share Register as of the close of business, U.S. Eastern time, on March 1, 2017 have the right to attend the Meeting and vote their shares, or are entitled to appoint a proxy to exercise all or any of his/her rights to attend and speak and vote on his/her behalf by marking the proxy card appropriately, executing it in the space provided, dating it and returning it prior to close of business, U.S. Eastern time, on April 27, 2017 to:

Noble Corporation plc

c/o Broadridge Financial Solutions, Inc.

51 Mercedes Way

Edgewood, NY 11717

A proxy need not be a shareholder of the Company. A shareholder of record may appoint more than one proxy in relation to the Meeting, provided that each proxy is appointed to exercise the rights attached to a different share or shares held by that shareholder.

Shareholders of record who are registered with voting rights in the Company’s Share Register as of the close of business, U.S. Eastern time, on March 1, 2017 and who have timely submitted a properly executed proxy card and specifically indicated their votes will be voted as indicated. Where shareholders with voting rights have timely submitted a properly executed proxy card and have not specifically indicated how they want their shares to be voted, the persons designated as their proxies will vote such shares in the manner recommended by the Board of Directors.

If any other matters are properly presented at the Meeting for consideration (including any motion to adjourn the Meeting), the proxy will vote on these matters in the manner recommended by the Board of Directors.

Shareholders who hold their shares in the name of a bank, broker or other nominee should follow the instructions provided by their bank, broker or nominee when voting their shares. Such bank, broker or other nominee is considered the shareholder of record with respect to those shares. Shareholders who hold their shares in the name of a bank, broker or other nominee and wish to vote in person at the Meeting must obtain a valid proxy from the organization that holds their shares.

Please note that shareholders of record or their duly appointed proxies attending the Meeting in person are required to show their proxy card and proper identification on the day of the Meeting. In order to determine attendance correctly, any shareholder or proxy leaving the Meeting early or temporarily is requested to present such shareholder’s proxy card and proper identification upon exit.

Noble Corporation – 2017 Shareholders Meeting	ii

Annual Report and Accounts

During the Meeting, our Board of Directors will present our U.K. statutory Accounts, the U.K. statutory Directors’ Report, the U.K. statutory Directors’ Compensation Report, the U.K. statutory Strategic Report and the U.K. statutory Auditors’ Report for the year ended December 31, 2016 (the “Annual Report and Accounts”). Our Board of Directors will also provide an opportunity for shareholders at the Meeting to raise questions in relation to the Annual Report and Accounts. Copies of these materials may be obtained without charge by contacting Investor Relations at our offices at Devonshire House, 1 Mayfair Place, London W1J 8AJ, United Kingdom.

Your vote is important. All shareholders of record or their proxies are cordially invited to attend the Meeting. We urge you, whether or not you plan to attend the Meeting, to submit your proxy by completing, signing, dating and mailing the enclosed proxy card in the postage-paid envelope provided.

By Order of the Board of Directors

Julie J. Robertson

Secretary

London, England

March 16, 2017

iii	Noble Corporation – 2017 Shareholders Meeting

Table of

Resolutions 9, 10 & 11

Ratification of Appointment of PricewaterhouseCoopers LLP (US) as Independent Registered Public Accounting Firm	48

Appointment of PricewaterhouseCoopers LLP (UK) as UK Statutory Auditor	48

Authorization of Audit Committee to Determine UK Statutory Auditor’s Compensation	48

Resolution 12

Approval by Advisory Vote of the Company’s Executive Compensation	49

Resolution 13

Advisory Vote on Frequency of Executive Compensation Advisory Vote	50

Resolution 14

Approval by Advisory Vote of the Directors’ Compensation Report	51

Resolution 15

Approval of the Directors’ Compensation Policy	52

Resolution 16

Approval of an Amendment Primarily to Increase the Number of Ordinary Shares Available for Issuance under the Noble Corporation plc 2015 Omnibus Incentive Plan	53

Discussion of Proposed Amendment	54

Purpose of the Noble Incentive Plan	55

Description of the Plan, as Amended	56

Resolution 17

Approval of the Noble Corporation plc 2017 Director Omnibus Plan	65

Purpose and Background of the 2017 Director Plan	66

Description of the Plan	67

Other Matters

Shareholder Proposals	73

Solicitation of Proxies	73

Additional Information about the Company	74

Audit Concerns	74

NOBLE CORPORATION plc Devonshire House 1 Mayfair Place London W1J 8AJ England	Proxy Statement

For Annual General Meeting of Shareholders

To Be Held on April 28, 2017

General

This proxy statement is furnished to shareholders of Noble Corporation plc, a public limited company incorporated under the laws of England and Wales (“Noble-UK”), in connection with the solicitation by our board of directors (“Board”) of proxies for use at the annual general meeting of shareholders to be held on April 28, 2017 at 3:00 p.m., local time, at The Ritz Hotel, 150 Piccadilly, London W1J

9BR, United Kingdom, and for the purposes set forth in the accompanying notice (the “Meeting”). The approximate date of first mailing of this proxy statement and the accompanying proxy card is March 17, 2017. References to the “Company,” “we,” “us” or “our” include Noble-UK together with its subsidiaries, unless the context indicates otherwise.

Proxies and Voting Instructions

A proxy card is being sent with this proxy statement to each shareholder whose name is registered in the Company’s share register as holding shares in the Company as maintained by Computershare Trust Company, N.A., (the “Company’s Share Register”) as of the close of business, U.S. Eastern time, on March 1, 2017. Such shareholders are referred to herein as the “shareholders of record.” If you are registered as a shareholder in the Company’s Share Register as of the close of business, U.S. Eastern time, on March 1, 2017, you may grant a proxy to vote on each of the resolutions described in this proxy statement at the Meeting by marking your proxy card appropriately, executing it in the space provided, dating it and returning it prior to the close of business, U.S. Eastern time, on April 27, 2017 to:

Noble Corporation plc

c/o Broadridge Financial Solutions, Inc.

51 Mercedes Way

Edgewood, NY 11717

Please sign, date and mail your proxy card in the envelope provided.

If you hold your shares in the name of a bank, broker or other nominee, your shares are held in “street name” and you are considered the “beneficial owner.” As a beneficial owner, you should follow the instructions provided by your bank, broker or nominee when voting your shares.

In particular, if you hold your shares in “street name” through The Depository Trust Company (“DTC”), you should follow the procedures typically applicable to voting of securities beneficially held through DTC because Cede & Co., as nominee of DTC, is considered the shareholder of record and has been registered with voting rights in the Company’s Share Register with respect to such shares.

Although the Company is incorporated under the laws of England and Wales, the Company is subject to the U.S. Securities and Exchange Commission (“SEC”) proxy requirements and the applicable corporate governance rules of the New York Stock Exchange (“NYSE”), where its shares are listed, and has not imposed any restrictions on trading of its shares as a condition of voting at the Meeting. In particular, the Company has not imposed any “share blocking” or similar transfer restrictions of a type that might be associated with voting by holders of bearer shares or American Depositary Receipts and has not issued any bearer shares or American Depositary Receipts.

Noble Corporation – 2017 Proxy Statement	1

Voting Instructions Continued

If you were a shareholder of record with voting rights on March 1, 2017 and have timely submitted a properly executed proxy card and specifically indicated your votes, your shares will be voted as indicated. If you were a holder with voting rights on March 1, 2017 and you have timely submitted a properly executed proxy card and have not specifically indicated your votes, a representative of the Company, as your proxy, will vote your shares in the manner recommended by the Board.

There are no other matters that our Board intends to present, or has received proper notice that others will present, at the Meeting. If any other matters are properly presented at the Meeting for consideration (including any motion to adjourn the Meeting), the proxy will vote on these matters in the manner recommended by our Board.

As a shareholder of record you may revoke your proxy at any time prior to its exercise by:

•  giving written notice of the revocation to our Corporate Secretary at the registered office of the Company before the commencement of the Meeting;

•  attending the Meeting and voting in person; or

•  properly completing and executing a later-dated proxy and delivering it to our Corporate Secretary at or before the Meeting at the registered office of the Company.

If you as a shareholder of record attend the Meeting in person without voting, this will not automatically revoke your proxy. If you revoke your proxy during the Meeting, this will not affect any vote taken prior to such revocation. If you hold shares through someone else, such as a bank, broker or other nominee, and you desire to revoke your proxy, you should follow the instructions provided by your bank, broker or other nominee.

Any corporation which is a shareholder of record of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at the Meeting and the person so authorised shall (on production of a copy of such resolution at the Meeting) be entitled to exercise the same powers on behalf of the corporation as that corporation could exercise if it were an individual shareholder of the Company.

Quorum

The presence of shareholders, in person or by proxy, together representing at least the majority of the total voting rights of all shareholders entitled to vote at the Meeting will constitute a quorum for purposes of all resolutions. For all resolutions, the presence of shareholders in person or by proxy will be counted at the time when the Meeting proceeds to business, and abstentions and “broker non-votes” will be counted as present for purposes of determining whether there is a quorum present. “Broker non-votes” are shares held by brokers or nominees for which specific voting instructions have not been received from the beneficial owners or persons entitled to vote such shares. Brokers have the authority under the NYSE rules to vote shares for which their customers do not provide voting instructions on routine matters. When a matter is not routine and the broker has not received voting instructions from the beneficial owner, the broker cannot vote the shares on that matter. For example, the ratification of the appointment of independent auditors is considered a routine matter, and the brokerage firm can vote for or against this resolution at its discretion, but the election of directors is not considered routine for these purposes.

2	Noble Corporation – 2017 Proxy Statement

Votes Required

Subject to disenfranchisement in accordance with applicable law and/or the Company’s Articles of Association, each of the resolutions shall be decided on a poll in accordance with the Company’s Articles of Association whereby each shareholder of record present in person or by proxy or by representative (in the case of a corporate shareholder) is entitled to one vote for every share held.

Approval of all resolutions requires the affirmative vote of a simple majority of the votes cast on such resolution at the Meeting in person or by proxy. With respect to the non-binding advisory votes on Resolutions 12 and 14, the result of the vote will not require the Board to take any action. However, the Board values the opinions of the Company’s shareholders as expressed through their advisory votes on such non-binding resolutions. Accordingly, the Board will review and consider the voting results on such resolutions.

Abstentions and “broker non-votes” will have no effect on any of the resolutions.

Record Date

Only shareholders on the Company’s Share Register as of the close of business, U.S. Eastern time, on March 1, 2017 are entitled to notice of, to attend, and to vote or to grant proxies to vote at, the Meeting. Any changes to the Company’s Share Register after March 1, 2017 shall be disregarded in determining the rights of any person to attend or vote at the Meeting. At March 1, 2017, we had 244,682,000 ordinary shares outstanding.

Noble Corporation – 2017 Proxy Statement	3

Resolutions 1, 2, 3, 4, 5, 6, 7 & 8

Election of Directors

Our Articles of Association previously provided for three classes of directors for an initial term. At our 2014 annual general meeting, shareholders approved amendments to our Articles of Association that provided for the phase out of the classified structure of the Board so that, once the declassification of the Board was fully effective, all directors would be elected each year. The declassification became fully effective at our 2016 annual general meeting, and, accordingly, all of our directors will be standing for election to serve a one-year term at this Meeting. The Board, based on the recommendation of the nominating and corporate governance Ccommittee of our Board, has recommended Mr. Almanza, Mr. Cawley, Ms. Edwards, Mr. Hall, Mr. Josey, Mr. Marshall, Ms. Ricciardello and Mr. Williams for re-election as directors of the Company. If elected, all of the director nominees will each serve a one-year term to expire at the annual general meeting in 2018.

The individuals nominated for re-election at the Meeting will be elected by a simple majority of the votes cast on each resolution at the Meeting in person or by proxy.

Information about the individuals nominated for election at the Meeting, and the directors whose terms do not expire at the Meeting, is presented below. When assessing the qualifications of a particular person to serve as a director, our nominating and corporate governance committee considers an individual candidate’s experience as well as the collective experiences of our Board members taken as a whole. The members of our Board, including the individuals nominated for election, have a variety of experiences and attributes that qualify them to serve on our Board, including accounting, finance and legal experience, extensive senior management experience in the energy industry, including oil and gas and offshore drilling, and experience as directors of other public companies. Certain members also possess valuable historical knowledge of the Company and our industry by virtue of their previous service on our Board.

Recommendation

Our Board unanimously recommends that you vote FOR the re-election of Ashley Almanza, Michael A. Cawley, Julie H. Edwards, Gordon T. Hall, Scott D. Josey, Jon A. Marshall, Mary P. Ricciardello and David W. Williams, each for a one-year term that will expire at the annual general meeting in 2018.

Continuing Directors

(SERVING A ONE-YEAR TERM EXPIRING AT THE ANNUAL GENERAL MEETING IN 2018)

Ashley Almanza, age 53, director since 2013

Mr. Almanza has served as a Director and Chief Executive Officer of G4S plc, a global integrated security company, since June 2013. Mr. Almanza served as a Director of Schroders PLC, a global asset management company headquartered in London from August 2011 to May 2016. Mr. Almanza also served as Executive Director and Chief Financial Officer of BG Group PLC, a global oil and gas company headquartered in the United Kingdom, from August 2002 to March 2011, and as an Executive Vice President from October 2009 to December 2012. Mr. Almanza brings to our Board experience and knowledge gained as an executive officer in the energy industry, as well as extensive accounting and financial expertise.

Michael A. Cawley, age 69, director since 1985

Mr. Cawley served as President and Chief Executive Officer of The Samuel Roberts Noble Foundation, Inc., a not-for-profit corporation (the “Noble Foundation”), from February 1992 until his retirement in January 2012, after serving as Executive Vice President of the Noble Foundation from January 1991 until February 1992. Mr. Cawley also served as a trustee of the Noble Foundation from 1988 until his retirement in January 2012. The Noble Foundation is engaged in agricultural research, education, demonstration and consultation; plant biology and applied biotechnology; and assistance through granting to selected non-profit organizations. For more than five years prior to 1991, Mr. Cawley was the President of Thompson & Cawley, a professional corporation, attorneys at law. Mr. Cawley is a director of Noble Energy, Inc. and also serves as a director of numerous non-profit organizations. Since January 2012, Mr. Cawley has served as the manager of the

4	Noble Corporation – 2017 Proxy Statement

Cawley Consulting Group, LLC. Mr. Cawley brings to our Board experience in, and knowledge of, both the drilling industry and broader energy industry and knowledge of the Company by virtue of his long experience as a director of the Company and his other energy industry and legal experience.

Julie H. Edwards, age 58, director since 2006

Ms. Edwards served as Senior Vice President of Corporate Development of Southern Union Company from November 2006 to January 2007, and immediately prior to that served as its Senior Vice President and Chief Financial Officer from July 2005 to November 2006. Southern Union is primarily engaged in the transportation and distribution of natural gas. Prior to joining Southern Union, Ms. Edwards served as Executive Vice President—Finance and Administration and Chief Financial Officer for Frontier Oil Corporation in Houston from 2000 until July 2005. She joined Frontier Oil in 1991 as Vice President—Secretary and Treasurer after serving as Vice President of Corporate Finance for Smith Barney, Harris, Upham & Co., Inc., New York and Houston, from 1988 to 1991, after joining the company as an associate in 1985. Ms. Edwards has not held a principal employment since retiring from Southern Union in 2007. Ms. Edwards is also a director of ONEOK, Inc. and ONEOK Partners GP, L.L.C. Ms. Edwards served as a director of the NATCO Group, Inc. from 2004 until its merger with Cameron International Corporation in 2009. Ms. Edwards brings to our Board experience in finance and senior management positions for multiple energy companies and experience as a director of several public companies.

Gordon T. Hall, age 57, director since 2009

Mr. Hall serves as Chairman of the Board of Archrock, Inc., a natural gas compression services company. At predecessor companies to Archrock, Inc., Mr. Hall served as Vice Chairman of the Board and Lead Independent Director (2013-2015) and as Chairman of the Board (2007-2013) of Exterran Holdings, Inc., and as Chairman of the Board (2005-2007) of Hanover Compressor Company. Mr. Hall retired as Managing Director from Credit Suisse, a brokerage services and investment banking firm, where he was employed from 1987 through 2002. While at Credit Suisse, Mr. Hall served as Senior Oil Field Services Analyst and Co-Head of the Global Energy Group. Mr. Hall has been self-employed since leaving his position with Credit Suisse. Mr. Hall was a director of Hydril Company, an oil and gas service company specializing in pressure control equipment and premium connections for tubing and casing, until its merger with Tenaris S.A. in May 2007 and was a director of Grant Prideco, Inc., a drilling technology and manufacturing company, until its acquisition by National Oilwell Varco, Inc. in April 2008. Mr. Hall serves on the Finance Committee of the Board of Gordon College. He has also served as a director of multiple private companies. Mr. Hall brings to our Board financial and analytical expertise and investment banking experience, with a focus on the energy sector, and experience as a director with board leadership roles for multiple companies.

Scott D. Josey, age 59, director since 2014

Mr. Josey is the Chairman and Chief Executive Officer of Sequitur Energy Resources, LLC, which acquires and develops oil and gas assets in the continental United States, and served as the Chairman of the Board and Chief Executive Officer of Mariner Energy from August 2001 until November 2010, when it merged with Apache Corporation. Previously, he served as Vice President of Enron North America and co-managed its Energy Capital Resources group, provided investment banking services to the oil and gas industry and portfolio management services to institutional investors as a co-founder of Sagestone Capital Partners, and was a director with Enron Capital & Trade Resources Corp. in its energy investment group. From 1982 to 1993, he worked in all phases of drilling, production, pipeline, corporate planning and commercial activities at Texas Oil and Gas Corp. He previously served on the boards of Apache Corporation and Northern Tier Energy GP, LLC. Mr. Josey brings to our Board experience and knowledge gained as an executive officer in the energy industry, investment banking experience, with a focus on the energy sector, and experience as a director of multiple public energy companies.

Jon A. Marshall, age 65, director since 2009

Mr. Marshall served as President and Chief Operating Officer of Transocean Inc. from November 2007 to May 2008, and immediately prior to that served as Chief Executive Officer of GlobalSantaFe Corporation from May 2003 until November 2007, when GlobalSantaFe merged with Transocean. Transocean is an offshore drilling contractor. Mr. Marshall has not held a principal employment since leaving his position with Transocean. Mr. Marshall is a director of Cobalt International Energy, Inc. and also serves as a director of several private companies and several non-profit organizations. Mr. Marshall brings to our Board experience in executive positions and experience as a director for public offshore drilling companies.

Noble Corporation – 2017 Proxy Statement	5

Mary P. Ricciardello, age 61, director since 2003

Ms. Ricciardello served as Senior Vice President and Chief Accounting Officer of Reliant Energy, Inc. from January 2001 to August 2002, and immediately prior to that served as its Senior Vice President and Comptroller from September 1999 to January 2001 and as its Vice President and Comptroller from 1996 to September 1999. Ms. Ricciardello also served as Senior Vice President and Chief Accounting Officer of Reliant Resources, Inc. from May 2001 to August 2002. Reliant principally provides electricity and energy services to retail and wholesale customers. Ms. Ricciardello’s current principal occupation is as a certified public accountant, and she has not held a principal employment since leaving her positions with Reliant Energy, Inc. and Reliant Resources, Inc. in August 2002. Ms. Ricciardello is a director of Devon Energy Corporation and each of EnLink Midstream Partners, LP and its general partner, EnLink Midstream GP, LLC. Ms. Ricciardello was also a director of Midstates Petroleum Company, Inc. from December 2011 to March 2015. Ms. Ricciardello also serves as a director of several non-profit organizations. Ms. Ricciardello brings to our Board extensive accounting experience and experience from service on the boards of multiple public companies.

David W. Williams, age 59, director since 2008

Mr. Williams has served as Chairman, President and Chief Executive Officer of the Company since January 2008. Mr. Williams served as Senior Vice President—Business Development of Noble Drilling Services Inc., an indirect, wholly-owned subsidiary of the Company, from September 2006 to January 2007, as Senior Vice President—Operations of Noble Drilling Services Inc. from January to April 2007, and as Senior Vice President and Chief Operating Officer of the Company from April 2007 to January 2008. Prior to September 2006, Mr. Williams served for more than five years as Executive Vice President of Diamond Offshore Drilling, Inc., an offshore oil and gas drilling contractor. Mr. Williams brings to our Board extensive experience in senior management positions in the offshore drilling sector and knowledge of the Company and the industry by virtue of his position as President and Chief Executive Officer of the Company.

None of the corporations or other organizations in which our non-management directors carried on their respective principal occupations and employments or for which our non-management directors served as directors during the past five years is a parent, subsidiary or other affiliate of the Company.

Board Independence

Our Board has determined that:

(a) each of Mr. Almanza, Mr. Cawley, Ms. Edwards, Mr. Hall, Mr. Josey, Mr. Marshall and Ms. Ricciardello qualifies as an “independent” director under the NYSE corporate governance rules;

(b) each of Mr. Almanza, Mr. Marshall and Ms. Ricciardello, constituting all the members of the audit committee, qualifies as “independent” under Rule 10A-3 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(c) each of Mr. Cawley, Ms. Edwards, Mr. Hall and Mr. Josey, constituting all the members of the compensation committee, qualifies as

(i) “independent” under Rule 10C-1(b)(1) under the Exchange Act, and the applicable rules of the NYSE; and

(ii) a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

Independent non-management directors comprise in full the membership of each committee described below under “Board Committees, Meetings and Other Governance Matters.”

In order for a director to be considered independent under the NYSE rules, our Board must affirmatively determine that the director has no material relationship with the Company other than in his or her capacity as a director of the Company.

The Company’s corporate governance guidelines provide that a director will not be independent if,

•	the director was employed by the Company;

•	an immediate family member of the director was an executive officer of the Company;

•	the director or an immediate family member of the director received more than $120,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such service is not contingent in any way on continued service);

6	Noble Corporation – 2017 Proxy Statement

•	(i) the director is affiliated with or employed by an internal or external auditor of the Company; (ii) an immediate family member of the director is affiliated with or employed by an internal or external auditor of the Company; (iii) the immediate family member of the director is currently employed by an internal or external auditor of the Company and personally works on the Company’s audit; or (iv) the director or an immeditate family member of the director was affiliated with or employed by an internal or external auditor of the Company and personally worked on the Company’s audit within that time ;

•	the director or an immediate family member of the director was employed as an executive officer of another company where any of the Company’s present executives served on that company’s compensation committee at the same time; or

•	the director is an executive officer or an employee, or an immediate family member of the director is an executive officer, of a company that made payments to, or received payments from, the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or two percent of such other company’s consolidated gross revenues.

The following will not be considered by our Board to be a material relationship that would impair a director’s independence: If a director is an executive officer of, or beneficially owns in excess of 10 percent equity interest in, another company

•	that does business with the Company, and the amount of the annual payments to the Company is less than five percent of the annual consolidated gross revenues of the Company;

•	that does business with the Company, and the amount of the annual payments by the Company to such other company is less than five percent of the annual consolidated gross revenues of the Company; or

•	to which the Company was indebted at the end of its last fiscal year in an aggregate amount that is less than five percent of the consolidated assets of the Company.

For relationships not covered by the guidelines in the immediately preceding paragraph, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, is made by our directors who satisfy the independence guidelines described above. These independence guidelines used by our Board are set forth in our corporate governance guidelines, which are published under the governance section of our website at www. noblecorp.com.

In addition, in order to determine the independence under the NYSE rules of any director who will serve on the compensation committee, the Board must consider all factors specifically relevant to determining whether a director has a relationship to the Company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to:

•	the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the listed company to such director; and

•	whether such director is affiliated with the Company, one of our subsidiaries or an affiliate of one of our subsidiaries.

In accordance with the Company’s corporate governance guidelines, the non-management directors have chosen a lead director to preside at regularly scheduled executive sessions of our Board held without management present. Mr. Hall currently serves as lead director.

Board Committees, Meetings and Other Governance Matters

The Company has standing audit, compensation, nominating and corporate governance, and health, safety, environment and engineering committees of our Board. Each of these committees operates under a written charter that has been adopted by the respective committee and by our Board. The charters are published under the governance section of the Company’s website at www.noblecorp.com and are available in print to any shareholders who request them.

The current members of the committees, number of meetings held by each committee during 2016, and a description of the functions performed by each committee are set forth on the following page:

Noble Corporation – 2017 Proxy Statement	7

Board Committee Membership

Director Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Health, Safety, Environment and Engineering Committee	Finance Committee

Ashley Almanza	Member			Member	Member
Michael A. Cawley		Chair	Member
Julie H. Edwards		Member	Member		Chair
Gordon T. Hall		Member	Chair		Member
Scott D. Josey		Member		Member
Jon A. Marshall	Member			Chair	Member
Mary P. Ricciardello	Chair		Member
David W. Williams
Number of Meetings in 2016	5	6	4	4	2

Audit Committee

The primary responsibilities of the audit committee are the appointment, compensation, retention and oversight of the Company’s auditors (including review and approval of the terms of engagement and fees), to review with the auditors the Company’s financial reports (and other financial information) provided to the SEC and the investing public, to prepare and approve an annual report for inclusion in this proxy statement and to assist our Board with oversight of the following: integrity of the Company’s financial statements; compliance by the Company with standards of business ethics and legal and regulatory requirements; qualifications and independence of the Company’s independent auditors (including both our independent registered public accounting firm and our statutory auditors); and performance of the Company’s independent auditors and internal auditors. Our Board has determined that Ms. Ricciardello is an “audit committee financial expert” as that term is defined under the applicable SEC rules and regulations. The audit committee’s report relating to 2016 begins on page 46 of this proxy statement.

Compensation Committee

The primary responsibilities of the compensation committee are to discharge our Board’s responsibilities relating to compensation of directors and executive officers, to assist our Board in reviewing and administering compensation, benefits, incentive and equity-based compensation plans and to prepare an annual disclosure under the caption “Compensation Committee Report” for inclusion in the Company’s proxy statement for its annual general meeting of shareholders. The compensation discussion and analysis relating to 2016 begins on page 14 of this proxy statement.

Nominating and Corporate Governance Committee

The primary responsibilities of the nominating and corporate governance committee are to assist our Board in reviewing, evaluating, selecting and recommending director nominees when one or more directors are to be appointed, elected or re-elected to our Board; to monitor, develop and recommend to our Board a set of principles, policies and practices relating to corporate governance; and to oversee the process by which our Board, our Chief Executive Officer (“CEO”) and executive management are evaluated.

The nominating and corporate governance committee believes that directors should possess the highest personal and professional ethics, character, integrity and values; an inquisitive and objective perspective; practical wisdom; and mature judgment. Directors must be willing to devote sufficient time to discharging their duties and responsibilities effectively, and they should be committed to serving on our Board for an extended period of time. The nominating and corporate governance committee considers diversity in identifying nominees for director and endeavors to have a Board representing diverse experience in areas that will contribute to our Board’s ability to perform its roles relating to oversight of the Company’s business, strategy and risk exposure worldwide. Without limiting the generality of the preceding sentence, the nominating and corporate governance committee takes into account, among other things, the diversity of business, leadership and personal experience of Board candidates and determines how that experience will serve the best interests of the Company.

8	Noble Corporation – 2017 Proxy Statement

The nominating and corporate governance committee’s process for identifying candidates includes seeking recommendations from one or more of the following: current and retired directors and executive officers of the Company; a firm (or firms) that specializes in identifying director candidates (which firm may earn a fee for its services paid by the Company); persons known to directors of the Company in accounting, legal and other professional service organizations or educational institutions; and, subject to compliance with applicable procedures, shareholders of the Company. The nominating and corporate governance committee’s process for evaluating candidates includes investigation of the person’s specific experiences and skills, time availability in light of commitments, potential conflicts of interest and independence from management and the Company. Candidates recommended by a shareholder are evaluated in the same manner as are other candidates. We did not receive any recommendations from shareholders of the Company for director nominees for the Meeting.

Health, Safety, Environment and Engineering Committee

The primary responsibilities of the health, safety, environment and engineering committee are to assist our Board with its oversight of material engineering projects and health, safety and environmental matters. The committee provides oversight of the risk associated with material engineering projects, as well as the management of such projects. It also assists with the oversight of the Company’s identification, management and mitigation of risk in the areas of health, safety and the environment and the Company’s policies and management systems with respect to these matters.

Finance Committee

The primary responsibilities of the finance committee are to assist our Board with its oversight of the Company’s capital strategy, structure and financing matters. The responsibilities of the finance committee include reviewing and, where appropriate, making recommendations to the Board with respect to the Company’s capital structure and capital strategy generally, exposure to financial risk, capital allocation priorities, financing arrangements, dividends and stock or debt repurchases. The finance committee’s responsibilities also include oversight and approval of capital and related transactions, but only within any specific authority granted to the finance committee by the Board from time to time.

Attendance Policy

Under the Company’s policy on director attendance at annual general meetings of shareholders, all directors are expected to attend each annual general meeting in person or telephoncially, and any director who should become unable to attend the annual general meeting is responsible for notifying the Chairman of the Board in advance of the meeting. At the date of this proxy statement, we know of no director who will not attend the Meeting. In 2016, all directors attended the annual general meeting of shareholders held on April 22, 2016.

In 2016, our Board held seven meetings. In 2016, each director attended at least 75% of the aggregate of (1) the total number of meetings of our Board and (2) the total number of meetings of committees of our Board on which such director served (during the periods that such director served).

Corporate Governance Matters

Our Articles of Association provide that our Board will select from among its members one Chairman, and since January 2008, David W. Williams has held both the positions of Chairman and CEO of the Company. For much of our corporate history, our CEO has also served as Chairman. Our Board believes this leadership structure has served the Company and our shareholders well and is commonly used by other companies whose securities are publicly traded in the United States.

Our Articles of Association and corporate governance guidelines provide our Board the flexibility either to combine or to separate the positions of Chairman and CEO. Our Board believes it is in the best interests of the Company and our shareholders for our Board to have the flexibility to determine the best director to serve as Chairman, whether such director is an independent director or our CEO. At the current time, our Board believes that the Company and our shareholders are best served by having the CEO also serve as Chairman. The CEO bears the primary responsibility for managing our day-to-day business, and our Board believes that he is the person who is best suited to chair Board meetings and ensure that key business issues and shareholder interests are brought to the attention of our Board.

Noble Corporation – 2017 Proxy Statement	9

Our Board believes that the Company and our shareholders are best served when directors are free to exercise their respective independent judgment to determine what leadership structure works best for us based upon the then current facts and circumstances. Although our Board may determine to separate the positions of Chairman and CEO in the future should circumstances change, for the foreseeable future we believe that combining these positions in an individual with extensive experience in the drilling industry, together with a lead director and Board committees chaired by independent directors as described below, is the right leadership structure for our Board.

In addition to Mr. Williams, our Board has seven members, all of whom are independent under the NYSE corporate governance rules as described under “Board Independence.” Pursuant to our corporate governance guidelines, our non-management directors meet in executive sessions without our CEO or any other management present in connection with each regularly scheduled meeting of our Board. In accordance with our corporate governance guidelines, our non-management directors have chosen Mr. Hall to serve as lead director and to preside at regularly scheduled executive sessions of our Board and at any other Board meeting held without the Chairman present. The lead director is also responsible for approving meeting agendas and meeting schedules for our Board, acting as an available conduit for the communication of information from the non-management directors to our CEO and coordinating with the CEO the development of the CEO’s annual goals and objectives.

In addition, each of our Board’s standing committees (the audit committee, the compensation committee, the nominating and corporate governance committee, the health, safety, environment and engineering committee and the finance committee) is composed of independent directors and each has a non-management, independent Board member acting as chair. Ms. Ricciardello serves on the board of directors and the audit committee of EnLink Midstream Partners, LP, and its general partner, EnLink Midstream GP, LLC, and Devon Energy Corporation. Our Board considered that Ms. Ricciardello serves on the audit committees of more than three public companies and determined that such simultaneous service would not impair her ability to effectively serve on our audit committee.

To provide ongoing reviews of the effectiveness of our Board, including the effectiveness of our Board leadership structure, our corporate governance guidelines provide for annual assessments by Board members of the effectiveness of our Board and of our Board committees on which such members serve. We modified our assessment procedures during 2016. Our assessments now involve a structured assessment review that is led by the lead director, for the Board, and by each committee chairperson, for the applicable committee. Board and Committee results are discussed at the Board level and, following the assessment, the Board determines the relevant actions to be taken to enhance our governance.

Consistent with our Articles of Association and corporate governance guidelines, our Board is responsible for determining the ultimate direction of our business, determining the principles of our business strategy and policies and promoting the long-term interests of the Company. Our Board possesses and exercises oversight authority over our business and, subject to our governing documents and applicable law, generally delegates day-to-day management of the Company to our CEO and our executive management. Viewed from this perspective, our Board generally oversees risk management, and the CEO and other members of executive management generally manage the material risks that we face.

Pursuant to the requirements of laws, rules and regulations that apply to companies whose securities are publicly traded in the United States, as described above, our audit committee assists our Board in oversight of the integrity of the Company’s financial statements, our compliance with standards of business ethics and legal and regulatory requirements and various matters relating to our publicly available financial information and our internal and independent auditors. Our audit committee also discusses policies with respect to risk assessment and risk management with our management team. Certain risks associated with the performance of our executive management fall within the authority of our nominating and corporate governance committee, which is responsible for evaluating potential conflicts of interest and independence of directors and Board candidates, monitoring and developing corporate governance principles and overseeing the process by which our Board, our CEO and our executive management are evaluated. Risks associated with retaining executive management fall principally within the scope of the authority of our compensation committee, which assists our Board in reviewing and administering compensation, benefits, incentive and equity-based compensation plans.

10	Noble Corporation – 2017 Proxy Statement

Risk Management

Responsibility for risk oversight that does not specifically fall within the scope of authority of our standing Board committees rests with our entire Board. Our Board also provides overall risk management oversight rather than a single committee. Our Board has the responsibility for confirming the risk tolerance of the Company and monitoring and assessing any potential material risks identified by its committees, or otherwise ensuring management has an effective and ongoing program in place for monitoring and assessing, and, to the extent appropriate, mitigating such risks to be within the risk tolerance of the Company. Risks falling within this area include but are not limited to general business and industry risks, operating risks, financial risks and compliance risks that we face. We have not concentrated within our executive management responsibility for all risk management in a single risk management officer within our executive management, but rather we rely on a management steering committee to administer an enterprise risk management (“ERM”) system that is designed to ensure that the most significant risks to the Company, on a consolidated basis, are being identified, managed and monitored appropriately, and that due care is exercised in considering such risks in the management of the Company.

Through the ERM system, the steering committee:

•	monitors the universe of risks that we face;

•	assesses processes and participants for identifying risk;

•	determines the Company’s risk tolerance and approves mitigation strategies and responsibilities;

•	attempts to ensure top risk areas are addressed and managed where possible;

•	works with any committee, Board member or their designees to assist in evaluation of risks that may be of concern to the Board or a committee of the Board; and

•	makes regular reports to our Board on management’s assessment of exposure to risk and steps management has taken to monitor and deal with such exposure.

Our Board monitors the ERM system and other risk management information provided to it at least quarterly and provides feedback to management from time to time that may be used to better align risk management practices, strategies and systems with the risk philosophy and risk tolerances of the Company.

Shareholder Communications with Directors

Our Board has approved the following process for shareholders and other security holders of the Company and interested parties to send communications to our Board. To contact all directors on our Board, all directors on a Board committee, an individual director or the non-management directors of our Board as a group, the shareholder, other security holder or interested party can:

•	mail: Noble Corporation plc, Attention: Corporate Secretary,

Devonshire House, 1 Mayfair Place, London W1J 8AJ, England;

•	e-mail: nobleboard@noblecorp.com; or

•	telephone: the NobleLine (anonymous and available 24 hours a day, seven days a week) at

1-877-285-4162 or +1-704-544-2879.

All communications received in the mail are opened by the office of the Company’s Secretary for the purpose of determining whether the contents represent a message to our Board. All communications received electronically are processed under the oversight of our Board by the Company’s general counsel or chief compliance officer. Complaints or concerns relating to the Company’s accounting, internal accounting controls or auditing matters are referred to the audit committee of our Board.

Complaints or concerns relating to other corporate matters, which are not addressed to a specific director, are referred to the appropriate functional manager within the Company for review and response. Complaints or concerns relating to corporate matters other than the specific items referred to the audit committee as described above, which are addressed to a specific director, committee of our Board, or group of directors, are promptly relayed to such persons.

Noble Corporation – 2017 Proxy Statement	11

Director Education

We provide our directors with information and materials that are designed to assist them in performing their duties as directors. We provide directors with periodic training on certain policies, standards and procedures of the Company, including guidance and advice on compliance therewith. We provide director manuals, periodic presentations on new developments in relevant areas, such as legal and accounting matters, as well as opportunities to attend director education programs at the Company’s expense. Our director manual contains important information about the Company and the responsibilities of our directors, including: our Articles of Association; guidelines for assignments regarding standing committees of our Board; the charter for each of our Board committees; a summary of laws and regulations regarding compliance with insider reporting and trading; corporate directors’ guidebooks published by such organizations as the American Bar Association Section of Business Law, National Association of Corporate Directors and American Society of Corporate Secretaries; a statement of the Company paradigms and code of business conduct and ethics that govern how we conduct our business; and our safety policy and quality policy and objectives.

Policies and Procedures Relating to Transactions with Related Persons

Transactions with related persons are reviewed, approved or ratified in accordance with the policies and procedures set forth in our code of business conduct and ethics and our administrative policy manual (and, in the case of the Board, the Company’s Articles of Association and the provisions of U.K. company law), the procedures described below for director and officer questionnaires and the other procedures described below.

Our code of business conduct and ethics provides that certain conflicts of interest are prohibited as a matter of Company policy. Under such code of business conduct and ethics, any employee, officer or director who becomes aware of a conflict, potential conflict or an uncertainty as to whether a conflict exists should bring the matter to the attention of a supervisor, manager or other appropriate personnel. Any waiver of the code may only be made by the Board or a committee of the Board. U.K. company law and our Articles of Association also contain specific provisions relating to the approval and authorisation of conflicts of interests by members of our Board, in addition to our code of business conduct and ethics. A conflict of interest exists when an individual’s personal interest is adverse to or otherwise in conflict with the interests of the Company.

Our code of business conduct and ethics sets forth several examples of how conflicts of interest may arise, including when:

•	an employee, officer or director or a member of his or her family receives improper personal benefits because of such employee’s, officer’s or director’s position in the Company;

•	a loan by the Company to, or a guarantee by the Company of an obligation of, an employee or his or her family member is made;

•	an employee works for or has any direct or indirect business connection with any of our competitors, customers or suppliers; or

•	Company assets and properties are used for personal gain or Company business opportunities are usurped for personal gain.

In addition, our administrative policy manual, which applies to all our employees, defines some additional examples of what the Company considers to be a conflict of interest, including when:

•	subject to certain limited exceptions, an employee or contractor or any member of his or her immediate family has an interest in any business entity that deals with the Company where there is an opportunity for preferential treatment to be given or received;

•	an employee or contractor serves as an officer, a director or in any management capacity of another business entity directly or indirectly related to the contract drilling or energy services industries;

•	an employee or contractor or any member of his or her immediate family buys, sells or leases any kind of property, facilities or equipment from or to the Company or any of its subsidiaries or to any business entity or individual who is or is seeking to become a contractor, supplier or customer of the Company; or

•	subject to certain limited exceptions, an employee or contractor or any member of his or her immediate family accepts gifts, payments, extravagant entertainment, services or loans in any form from anyone soliciting business, or who may already have established business relations, with the Company.

12	Noble Corporation – 2017 Proxy Statement

Each year we require all our directors, nominees for director and executive officers to complete and sign a questionnaire in connection with our annual general meeting of shareholders. The purpose of the questionnaire is to obtain information, including information regarding transactions with related persons, for inclusion in our proxy statement or annual report. In addition, we review SEC filings made by beneficial owners of more than five percent of any class of our voting securities to determine whether information relating to transactions with such persons needs to be included in our proxy statement or annual report.

Security Ownership of Certain Beneficial Owners and Management

As of March 1, 2017, we had 244,682,000 shares outstanding, excluding shares held in treasury. The following table sets forth, as of March 1, 2017, (1) the beneficial ownership of shares by each of our directors, each nominee for director, each “named executive officer” listed in the Summary Compensation Table appearing in this proxy statement, and all current directors and executive officers as a group, and (2) information about the only persons who were known to the Company to be the beneficial owners of more than five percent of the outstanding shares.

Shares Beneficially Owned (1)

Name	Number of Shares		Percent of Class (2)
Directors

Ashley Almanza	31,728		—
Michael A. Cawley	105,556		—
Julie H. Edwards	95,919		—
Gordon T. Hall	75,444		—
Scott D. Josey	35,682		—
Jon A. Marshall	83,001		—
Mary P. Ricciardello	122,663	(3)	—
David W. Williams	1,329,278	(4)	—
Named Executive Officers (excluding any Director listed above)

Julie J. Robertson	1,005,642	(4)	—
James A. MacLennan(5)	237,178	(4)	—
Bernie G. Wolford	200,345	(4)	—
William E. Turcotte	227,538	(4)	—
Dennis J. Lubojacky	56,238	(4)
All current directors and executive officers as a group (15 persons)	3,829,767	(6)	1.6%
BlackRock, Inc.	22,031,303	(7)	9.1%
The Vanguard Group	19,963,758	(8)	8.2%
Senator Investment Group LP	14,000,000	(9)	5.7%
State Street Corporation	13,735,183	(10)	5.6%
Dimensional Fund Advisors LP	13,110,441	(11)	5.4%

(1)

Unless otherwise indicated, the beneficial owner has sole voting and investment power over all shares listed. Unless otherwise indicated, the address of each beneficial owner is Devonshire House, 1 Mayfair Place, London, England W1J 8AJ.

(2)	The percent of class shown is less than one percent unless otherwise indicated.
(3)	Ms. Ricciardello has shared voting and dispositive power with respect to 511 shares.
(4)

Includes shares not outstanding but subject to options exercisable at March 1, 2017 or within 60 days thereafter, as follows: Mr. Williams – 483,730 shares; Ms. Robertson – 181,092 shares; Mr. MacLennan – 79,018 shares; Mr. Wolford – 25,160 shares; Mr. Turcotte – 61,581; and Mr. Lubojacky – 27,374.

(5)	Mr. MacLennan resigned February 26, 2016; these are the shares that he held at that time.
(6)	Includes 905,024 shares not outstanding but subject to options exercisable at March 1, 2017 or within 60 days thereafter.
(7)

Based solely on Amendment No. 3 to the Schedule 13G filed with the SEC on January 25, 2017 by BlackRock Inc. Such filing indicates that BlackRock Inc. has sole voting power with respect to 21,008,385 shares and sole dispositive power with respect to 22,031,303 shares. The address for BlackRock Inc. is 55 East 52nd Street, New York, NY 10055.

(8)

Based solely on Amendment No. 4 to the Schedule 13G filed with the SEC on February 10, 2017 by The Vanguard Group. Such filing indicates that The Vanguard Group has sole voting power with respect to 143,134 shares, shared voting power with respect to 26,858 shares, sole dispositive power with respect to 19,806,477 shares and shared dispositive power with respect to 157,281 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(9) Based solely on a Schedule 13G filed with the SEC on February 3,

2017 by Senator Investment Group LP. Such filing indicates that Senator Investment Group LP has shared voting power with respect to 14,000,000 shares and shared dispositive power with respect to 14,000,000 shares. These shares are beneficially owned by funds for which Senator Investment Group LP is an investment manager. Alexander Klabin and Douglas Silverman have control of a Delaware limited liability company that may be deemed to control Senator Investment Group LP. The address for Senator Investment Group LP is 510 Madison Avenue, 28th Floor, New York, NY 10022.

(10)

Based solely on a Schedule 13G filed with the SEC on February 8, 2017 by State Street Corporation. Such filing indicates that State Street Corporation, through its subsidiaries State Street Bank and Trust Company, SSGA Funds Management, Inc., State Street Global Advisors, Ltd., State Street Global Advisors, Australia, Limited and State Street Global Advisors (Asia) Limited (together, “State Street”), has shared voting power with respect to 13,735,183 shares and shared dispositive power with respect to 13,735,183 shares. The address for State Street is State Street Financial Center, One Lincoln Street, Boston, MA 02111.

(11)

Based solely on a Schedule 13G filed with the SEC on February 9, 2017 by Dimensional Fund Advisors LP. Such filing indicates that Dimensional Fund Advisors LP has sole voting power with respect to 12,912,543 shares and sole dispositive power with respect to 13,110,441 shares. The address for Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, TX 78746.

Noble Corporation – 2017 Proxy Statement	13

Compensation Discussion and Analysis

Overview of our Compensation Philosophy

We believe that strong corporate governance includes a compensation program that aligns pay and performance so that the interests of our executives align closely with the interests of our shareholders. The primary objectives of our compensation policy are to:

•	Motivate our executives to achieve key operating, safety and financial performance goals that enhance long-term shareholder value;

•	Provide a strong pay-for-performance link between the compensation provided to executives and the Company’s performance relative to pre-determined targets and industry peers;

•	Reward performance without subjecting the Company to excessive or unnecessary risk; and

•	Establish and maintain a competitive executive compensation program that enables the Company to attract, incentivize and retain experienced and highly capable executives who will contribute to the long-term success of the Company.

We strive each year to provide a total compensation package that reflects these objectives. In order to meet these objectives, we follow certain simple foundational rules and best practices and we strictly prohibit certain practices that do not meet our compensation standards.

Our Foundational Rules and Best Practices
•	We pay for performance — a meaningful portion of named executive officer pay is based on pre-determined performance outcomes
•	We mandate that 50% of all equity awards to our named executive officers are subject to achieving pre-determined performance outcomes compared to our industry peers
•	We benchmark the components of compensation to comparable peers
•	We require our directors and executives to own a significant amount of our stock to align their interests with our shareholders
•	We use an independent compensation consultant
•	We provide only de minimis perquisites to our executives
Our Prohibited Practices
•	Our named executive officers do not have guaranteed terms of employment
•	We never allow pledging or hedging of Company stock
•	We never allow repricing or buyout of underwater options
•

We do not provide dividends or dividend equivalents on performance-based stock awards issued under our long-term incentive plan until vesting and, beginning in May 2017, we will not provide dividends or dividend equivalents on time-based stock awards

•	We do not allow director or officer stock sales unless share ownership guidelines are met
•	We do not provide for excise tax gross-ups in any agreement with a named executive officer entered into since 2011
•	We do not provide single trigger cash severance benefits in the event of a change of control
•	We do not permit the recycling of share or option awards under our long-term incentive plan

When used in this Compensation Discussion and Analysis section, our named executive officers (or “NEOs”) are those persons listed in the Summary Compensation Table set forth on page 34.

14	Noble Corporation – 2017 Proxy Statement

The Current Environment

Challenging Market Conditions

The business environment for offshore drillers remained challenging during 2016. A rig supply imbalance has expanded throughout the year, due primarily to reduced offshore spending by customers, leaving a growing number of rigs without follow-on drilling programs as contracts expired. In addition, newbuild rigs ordered prior to the decline in industry activity continue to exit shipyards, adding to the supply imbalance. Our customers have adopted a cautious approach to offshore spending as crude oil prices declined from approximately $105 per barrel on August 1, 2014 to as low as $30 per barrel in January 2016, a decline of more than 70%, before improving to an average of $56 per barrel this year through March 1, 2017.

The Company’s business is highly correlated with, and dependent on, the overall demand for offshore contract drilling services, which is principally tied to the market price of oil. Reflecting these market factors, our share price since the middle of 2014 has closely tracked the decline in oil prices, falling from $27.00 on August 4, 2014 to $6.68 on February 28, 2017, a decline of 75%, reflecting the decline in the price of oil during this period.

Our Company is Well Positioned

In spite of the challenging economic environment in which we operate, we believe the Company is well positioned to weather current market challenges and give the Company a solid basis for success in the future. The Company’s significant 2017 contract backlog and ample liquidity (consisting of cash and cash equivalents and revolver availability) each of $3.3 billion at February 28, 2017, provide an advantage and mitigate the risk of the current downturn. Moreover, the Company has one of the most technically advanced and youngest fleets in the industry. We believe that our relatively young and technically sophisticated fleet provides us with a distinct market advantage compared to our industry peers, an advantage which will be crucial in meeting our customers’ current and future operational and technical expectations.

In addition, the recent completion of our fleet expansion program has placed the Company in an advantageous capital position compared to many peer companies who are still working through the process of modernizing their fleets. We believe this capital advantage, coupled with our strong backlog and liquidity position, puts the Company in a strong position in a highly capital intensive industry, giving the Company greater commercial and financial flexibility as compared to its offshore drilling competitors.

In short, we believe that the successful execution of our strategy over the last few years has made the Company a leader among offshore contract drillers and has positioned the Company to better withstand current market challenges and to take advantage of opportunities as the industry cycle turns positive.

Shareholder Outreach Effort

As in prior years, during the spring and fall of 2016, we conducted a significant shareholder outreach effort regarding executive compensation matters through a wide-ranging dialogue with numerous shareholders. This dialogue was interactive and involved personal phone discussions in which our lead director played an active part in many of the discussions. The outreach targeted our largest 35 shareholders, representing over 50% of the Company’s outstanding shares. Ultimately, we spoke to shareholders holding more than 40% of our outstanding shares. We also took into consideration the opinions of certain proxy advisory services regarding our compensation program.

While our shareholders are a diverse group holding many differing views, and while there was no clear consensus on each point raised by individual shareholders, they generally had a number of suggestions that we concluded were important to address. We have summarized many of those suggestions in the table below. We have also provided our views and considerations regarding the suggestions and, where relevant, a corresponding change to the Company’s compensation program.

At our 2016 annual general meeting, our shareholders approved, in an advisory vote, the compensation of our NEOs, with approximately 70% of votes cast being in favor of the proposal.

We are committed to continued engagement between shareholders and the Company to fully understand and consider shareholders’ input and suggestions.

Noble Corporation – 2017 Proxy Statement	15

Responses to Shareholder Suggestions

Suggestion: Make Additional STIP Disclosures
Considerations: Some shareholders told us that the description of our STIP methodology, particularly relating to the individual performance component, could be enhanced.
Program Changes:
• We enhanced our current disclosure to make it more understandable; and
•

We adopted changes in the STIP plan for 2017 which simplify the individual performance portion of STIP funding and streamline the factors that determine overall STIP funding, by focusing on EBITDA as the principal financial metric.

Where to Find Changes:

• See our revised disclosure regarding our STIP, beginning on page 24.

Suggestion: Improve Chief Executive Officer Pay-for-Performance Alignment

Considerations: As discussed above, the energy sector, including Noble, has been negatively affected by low commodity prices during the last few years. We understand that in this difficult economic environment, a CEO is faced with particularly difficult management and operational challenges. However, in these circumstances, skillful management performance does not necessarily translate into rising shareholder returns, which are driven more by external forces such as the price of oil and reduced spending by our customers. As a result, the compensation committee recognizes that CEO compensation will not necessarily directly correlate with shareholder returns, especially during challenging industry cycles. However, our compensation committee continues to believe there must be a strong link between pay and company performance and has taken concrete steps to reduce salary, bonus and stock awards for our CEO over the last few years.

Program Changes:
•	We have reduced all principal components of CEO compensation (salary, bonus, stock award and expatriate benefits) which has significantly reduced our CEO’s overall compensation;
•	Total reported 2016 compensation paid to our CEO fell by more than 15% from 2015 levels and nearly 32% from 2014 levels;
•	We held the base salary of our CEO at 2014 levels through 2016, and have reduced our CEO’s 2017 base salary by an additional 10%;
•

Our compensation committee determined that it would cut STIP funding from the level available for award by approximately 37% in 2016 and by 25% in 2015. As a result of this reduction and other factors, the STIP payout to our CEO for 2016 fell by nearly 18% from 2015 levels and by nearly 46% from 2014 levels; and

•

Beginning in 2017, we reduced the value of the aggregate long-term incentive plan (or “LTIP”) award to our CEO by 11% from 2016 award levels. Combined with the 10% reduction in value beginning in 2015, the value of our CEO LTIP grant has decreased by 20% from 2014 levels.

Where to Find Changes:
•	See “Recent Changes to our Compensation Program” beginning on page 18 and “Pay-For-Performance and CEO Compensation” beginning on page 20.

16	Noble Corporation – 2017 Proxy Statement

Suggestion: Raise Performance-based Compensation as a Percentage of Total LTIP Compensation

Considerations: Currently, 50% of all LTIP compensation awarded to our NEOs is performance-vested restricted stock units (or “PVRSUs”), which are earned based on the Company’s relative performance against a peer group of companies. In addition, NEO compensation is also tied to performance under our STIP plan, which is earned based on Company and individual performance criteria. Moreover, while time-vested restricted stock units (or “TVRSUs”) are not earned based on company performance, the ultimate value of the awards is linked directly to the performance of our stock over time. Overall, we believe the percentage of performance-based compensation paid to our CEO and other NEOs is appropriate and aligned with the percentage of performance-based compensation paid by peer companies.

Suggestion: Change LTIP Performance Metrics

Considerations: Relative total shareholder return (or “TSR”) has been the sole metric for our LTIP awards for many years. Some shareholders asked us to consider replacing or supplementing relative TSR as the key metric for these performance-based LTIP awards. While there was no consensus among those shareholders that desired a change, we concluded that there was merit to adding another performance metric in addition to relative TSR.

Program Changes:

•	We are adding an additional performance metric of contract drilling margin (less G&A) or what we call “Contract Drilling Margin,” beginning with our 2017 PVRSU awards. Beginning in 2017, the metrics for our performance-based LTIP awards will be relative TSR (50%) and Contract Drilling Margin (50%) relative to our driller peer group. This new performance measure is designed to drive management’s attention to our contract drilling margin, a key business driver for the Company.
Where to Find Changes:
•	See “Recent Changes to our Compensation Program” beginning on page 18.

Suggestion: Change the Basis of LTIP Grants

Considerations: Some shareholders commented on the high number of shares comprising our LTIP grants in the last few years. LTIP awards are based upon a fixed value determination, and we recognize that as our stock price falls, the number of shares awarded will rise if the value awarded remains the same. However, we would also note that the inverse is true, meaning that the number of shares falls as stock value rises, and we have historically taken a consistent approach through both up and down market cycles.

Program Changes:

•

In order to mitigate this “fixed value” issue during a prolonged down market cycle, we have reduced the value of the aggregate 2017 LTIP award to our CEO by 11% from 2016 award levels. Combined with the 10% reduction in value beginning in 2015, the value of our CEO LTIP grant has fallen by 20% from 2014 levels.

Where to Find Changes:

•	See “Recent Changes to our Compensation Program” beginning on page 18.

Noble Corporation – 2017 Proxy Statement	17

Suggestion: Reduce Reported Pay of CEO Compensation

    Considerations: Shareholders have told us that the reported (as opposed to actual) pay of our CEO compensation was too high. We believe that we have always paid appropriate compensation to our CEO, as reported in the actual earned amount of pay. We would also note that:

•    Our CEO has significant seniority and is the longest tenured CEO in the offshore drilling industry –  which we believe is a competitive advantage when navigating a historic downturn; and

•    Reported pay in this proxy statement does not equal the actual earned amount of pay.

We recognize, however, that some of our shareholders may focus on the reported level of compensation, especially in a very depressed market. As a result, we have taken significant steps to reduce the absolute level of compensation paid.

    Program Changes:

•    We have reduced all components of CEO compensation (salary, bonus, stock award and expatriate  benefits) which has significantly reduced our CEO’s overall compensation;

•    Total reported 2016 compensation paid to our CEO fell by more than 15% from 2015 levels and nearly  32% from 2014 levels;

•    We held the base salary of our CEO at 2014 levels through 2016, and have reduced our CEO’s 2017  base  salary by an additional 10%;

•    Our compensation committee determined to cut STIP funding from the level available for award by  approximately 37% in 2016 and by 25% in 2015. As a result of this reduction and other factors, the  STIP  payout to our CEO for 2016 fell by nearly 18% from 2015 levels and by nearly 46% from 2014  levels; and

•    Beginning in 2017, we reduced the value of the aggregate LTIP award to our CEO by 11% from 2016  award levels. Combined with the 10% reduction in value beginning in 2015, the value of our CEO LTIP  grant has decreased by 20% from 2014 levels.

Where to Find Changes:
• See “Recent Changes to our Compensation Program” below and “Pay-For-Performance and CEO Compensation” beginning on page 20.

Recent Changes to Our Compensation Program

Against this challenging market background, the compensation committee has taken a number of key actions over the past few years to respond to shareholder concerns, strengthen the Company’s commitment to pay-for-performance and good corporate governance and respond to current market conditions.

Reduced CEO Total Compensation

We have made changes in our compensation plan which have significantly reduced our CEO’s overall compensation. The changes, which are highlighted below, have reduced total reported 2016 compensation paid to our CEO by more than 15% from 2015 levels and more than 32% from 2014 levels.

Reduced Long-term Incentive Reward Values;

Addition of New LTIP Performance Goal

In 2017, we reduced the value of the aggregate LTIP award to our CEO by 11% from 2016 award levels. Combined with the 10% reduction in value beginning in 2015, our CEO LTIP grant value has decreased by 20% from 2014 levels.

18	Noble Corporation – 2017 Proxy Statement

Also in 2017, we introduced a new LTIP performance goal: Contract Drilling Margin. We believe this new LTIP performance goal, combined with the existing relative TSR performance goal, will drive performance on a key success metric for the Company.

Reduced STIP Funding

Our compensation committee voluntarily cut STIP funding from the level available for award by approximately 37% in 2016 and by 25% in 2015. As a result of this reduction and other factors, the STIP payout to our CEO for 2016 fell by nearly 18% from 2015 levels and by nearly 46% from 2014 levels.

Freezing or Reducing Base Salaries

We are continuing to hold the base salaries of all of our NEOs at 2014 levels through 2017, and have reduced our CEO’s 2017 base salary by an additional 10% from the 2016 level.

Termination of all Expatriate Benefits
In 2015, we terminated the payment of expatriate benefits to all of our NEOs. This termination has resulted in a reduction in compensation to our CEO of more than $1.0 million on an annualized basis.
Limit on Dividend Equivalent Payments
Under the Noble Incentive Plan we do not provide dividend equivalents on PVRSU awards until, and to the extent of, the vesting of the underlying award. In addition, we are asking our shareholders to approve an amendment to our Noble Incentive Plan at the Meeting, which includes adding a provision to limit the payment of dividend equivalents on new TVRSU awards until the underlying shares have vested.
Adoption of a Clawback Policy

In 2017, we adopted a new clawback policy that allows the Company to recoup previously paid cash and equity incentive compensation upon the occurrence of certain events.

See page 31 of this proxy statement for a more detailed description of the new clawback policy.

Reduced Director Fees and Retainers; Added Vesting Period for Director Awards

Beginning in the second quarter of 2017, we will reduce meeting fees paid to our directors as well as annual retainers paid to our lead director and committee chairpersons. Our compensation committee has also adopted a policy providing that all equity awards to directors will include a one-year vesting period.

See page 44 of this proxy statement for more information on director compensation.

Adoption of New Director Plan; Improvements to Existing Employee Plan

We are asking our shareholders at the Meeting to approve a new director stock plan which incorporates our current best practices. We are also asking shareholders to approve an amendment to the Noble Incentive Plan which includes adding a provision to limit the payment of dividend equivalents on new TVRSU awards until the underlying shares have vested.

See page 53 and 65 of this proxy statement for a more detailed description of the features and best practices of the Noble Incentive Plan and the 2017 Director Plan.

Noble Corporation – 2017 Proxy Statement	19

Pay-for-Performance and CEO Compensation

A substantial portion of the compensation granted to our CEO and reported in the Summary Compensation Table on page 34 of this proxy statement represents long-term incentives for future performance, not actual cash compensation. These long-term incentives are tied to pre-determined Company performance goals and/ or the market price of our ordinary shares. Long-term incentive pay may not be realized at all or for many years, and the value of this pay, if or when realized, may differ significantly from the amounts shown in the Summary Compensation Table (or from “target” amounts shown in the other compensation tables in this proxy statement) depending on how the Company and industry actually perform. Some components of this compensation, such as our PVRSUs, are subject to forfeiture if performance goals are not achieved. All or a substantial portion of these awards may be forfeited depending on Company performance. For example, in 2017, our NEOs forfeited nearly half of the PVRSUs awarded for the 2014-2016 performance cycle, because our relative TSR did not meet pre-determined performance metrics. The table below illustrates the difference between cash and equity compensation shown in the Summary Compensation Table and the actual cash and equity pay realized by our CEO for the years presented below:

CEO Cash & Equity Pay - Reported vs. Realized

(1)

Reported Pay includes Salary, Bonus, Stock Awards, and Non-Equity Incentive Plan Compensation and excludes Change in Pension Value and Nonqualified Deferred Compensation Earnings and All Other Compensation, in each case, with respect to the years presented based on the current reporting rules for the Summary Compensation Table.

(2)

Realized Pay is cash and equity compensation actually received by the CEO during the respective year, comprising salary, cash bonus attributable to the year, and market value at vesting of previously granted restricted stock units. PVRSUs that vest are included in the year during which the performance period ends. For example, Realized Pay for 2016 and 2015 includes PVRSUs that vested for the 2014-2016 and the 2013-2015 performance periods, respectively. Realized Pay in 2014 includes no amounts in respect of PVRSU awards for the corresponding three-year period, because all PVRSU awards that would have vested in such year were forfeited. Realized Pay excludes the value of new/unvested restricted stock unit grants, deferred compensation accruals, change in pension value, all other compensation and other amounts that will not actually be received until a later date.

In the past three years, our NEOs, including our CEO, have forfeited a substantial portion of PVRSUs, including in 2014, when the entire award was forfeited. The following table describes PVRSUs that have recently vested and been forfeited in the years below. The performance awards for these cycles were measured against the performance metrics in place at the time the awards were granted.

Performance Cycle	Vesting Date	Performance Measure	Percent Vested (2)	Percent Forfeited (2)
2012-2014	January 2015	TSR relative to Peer Group	0%	100%	(1)	Performance Measures for the 2013-2015 and the 2014-2016 performances cycles were different for the periods preceding and following the Spin-off of Paragon Offshore.
2013-2015	January 2016	TSR Relative to Peer Group/ Driller Peer Group (1)	56.33%	43.67%
2014-2016	February 2017	TSR Relative to Peer Group/ Driller Peer Group (1)	50.35%	49.65%	(2)	Represents percentage of maximum performance award available for the applicable performance cycle.

20	Noble Corporation – 2017 Proxy Statement

Details of Our Compensation Program

Compensation Philosophy

Our executive compensation program reflects the Company’s philosophy that executive compensation should be structured so as to closely align each executive’s interests with the interests of our shareholders, emphasizing equity-based incentives and performance-based pay. The primary objectives of the Company’s compensation program are to:

•	Motivate our executives to achieve key operating, safety and financial performance goals that enhance long-term shareholder value;

•	Provide a strong pay-for-performance link between the compensation provided to executives and the Company’s performance relative to pre-determined targets and industry peers;

•	Reward performance in achieving targets without subjecting the Company to excessive or unnecessary risk; and

•	Establish and maintain a competitive executive compensation program that enables the Company to attract, incentivize and retain experienced and highly capable executives who will contribute to the long-term success of the Company.

Consistent with this philosophy, we seek to provide a total compensation package for the NEOs that is competitive with our Peer Group (as defined below) for a given year. A substantial portion of total compensation is subject to Company and individual performance and relative total shareholder return and is at risk of forfeiture. In designing these compensation packages, the compensation committee annually reviews each compensation component and compares its use and level to various internal and external performance standards and market reference points.

The compensation program for our NEOs is designed to link pay with performance and consists of the following components:

•	Base pay. This fixed cash component of compensation provides executives with salary levels set to be competitive with our Peer Group.

•	Annual incentive compensation. This performance-based component of compensation is funded based on financial, safety and environmental performance relative to internal targets or the performance of our peers, and is paid as an annual cash bonus. The program encourages and rewards achievement of these goals as well as achievement of company, team and individual objectives.

•	Performance-based equity awards. This component of compensation consists of PVRSUs and is based on the Company’s cumulative total shareholder return and also, for 2017 awards, Contract Drilling Margin, in each case, relative to our Driller Peer Group over a three-year period.

•	Time-based equity awards. This component of compensation, consisting of TVRSUs, facilitates retention, aligns executives’ interest with the interests of our shareholders and allows executives to become stakeholders in the Company. All TVRSUs have a three-year vesting requirement.

•	Limited benefits. The retirement and other benefits are described below.

Board Process and Independent Review of Compensation Program

The compensation committee of our Board is responsible for determining the compensation of our directors and executive officers and for establishing, implementing and monitoring adherence to our executive compensation philosophy. The compensation committee provides oversight on behalf of our Board in reviewing and administering the compensation programs, benefits, incentive and equity-based compensation plans.

The compensation committee operates independently of management and receives compensation advice and data from outside independent advisors. The compensation committee charter authorizes the committee to retain and terminate, as the committee deems necessary, independent advisors to provide advice and evaluation of the compensation of directors and executive officers, or other matters relating to compensation, benefits, incentive and equity-based compensation plans and corporate performance. The compensation committee is further authorized to approve the fees and other engagement terms of any independent advisor that it retains. The compensation committee has engaged Mercer (US) Inc., an independent consulting firm (“Mercer”), to serve as the committee’s compensation consultant. In 2016, we paid Mercer approximately $150,811 in aggregate fees for determining or recommending the amount or form of executive and director compensation. We also paid Mercer affiliates approximately $912,180 in aggregate fees during 2016 for additional services, including salary

Noble Corporation – 2017 Proxy Statement	21

surveys and actuarial services for non-U.S. employees. The decision to engage Mercer affiliates to provide such additional services was made by management. The compensation committee was informed of the provision of these services by Mercer affiliates.

The compensation consultant reports to and acts at the direction of the compensation committee and is independent of management, provides comparative market data regarding executive and director compensation to assist in establishing reference points for the principal components of compensation and provides information regarding compensation trends in the general marketplace, best practices, compensation practices of the Peer Group described below, and regulatory and compliance developments. The compensation consultant regularly participates in the meetings of the compensation committee and meets privately with the committee at each meeting.

In determining compensation for our CEO, the compensation committee evaluates and assesses his performance related to leadership, financial and operating results, board relations, achievement of team and individual objectives and other considerations, such as the individual STIP criteria set forth on page 27 of this proxy statement. The compensation consultant provides market information and perspectives on market-based adjustments, which are included in the committee’s decision-making process. The compensation committee may incorporate these considerations, as well as compensation market information, into its adjustment decisions.

In determining compensation for executive officers other than our CEO, our CEO works with the compensation consultant and our Executive Vice President to review compensation market information and prior compensation decisions and to recommend compensation adjustments to the compensation committee. Our CEO and Executive Vice President may attend compensation committee meetings at the request of the committee, except when the compensation of such individuals is being discussed. The compensation committee reviews and approves all compensation for our NEOs.

The compensation committee regularly reviews the services provided by its outside consultants and believes that Mercer is independent in providing executive compensation consulting services. In making this determination, the compensation committee took into consideration that during 2016:

•	Mercer affiliates provided services to the Company other than consulting services; the provision of such services were known to the compensation committee;

•	Fees paid to Mercer by the Company during 2016 were less than 1% of Mercer total revenue;

•	Mercer maintains a conflicts policy, which was provided to the compensation committee with specific policy and procedures designed to prevent conflicts of interest;

•	None of the Mercer consultants working on Company matters had any business or personal relationship with compensation committee members;

•	None of the Mercer consultants working on Company matters had any business or personal relationship with any executive officer of the Company; and

•	None of the Mercer consultants working on Company matters own shares of the Company.

The compensation committee continues to monitor the independence of its compensation consultant on a regular basis and no less frequently than annually.

Frequency of Shareholder Advisory Votes

At the 2011 annual general meeting, our shareholders voted, in an advisory vote, to hold an advisory vote on the compensation of our NEOs every year. After considering the results of the shareholder advisory vote and other factors, our Board determined that the Company would hold an annual advisory vote on the compensation of our NEOs until (a) the next required vote on the frequency of shareholder votes on the compensation of our NEOs or (b) the Board otherwise determines that a different frequency for such advisory votes is in the best interests of our shareholders. Under SEC rules, the Company must hold a vote on the frequency of shareholder votes on the compensation of our NEOs at this year’s Meeting. Because the Company has previously adopted an advisory vote on the compensation of our NEOs every year, our Directors have elected to recommend to shareholders a vote in favor of a continued advisory vote every year.

22	Noble Corporation – 2017 Proxy Statement

Peer Groups and Benchmarking

We compete for talent with employers across many different sectors around the world, but our primary competitive market consists of offshore drilling companies and oilfield services companies. In making compensation decisions for our NEOs, each element of their total direct compensation is compared against published compensation data and data provided by the compensation consultant. Data from peer groups plays an important role in the process used by the compensation committee to determine the design, components and award levels in our executive pay program. The compensation committee conducts a review of the compensation program on an annual basis to ensure that our compensation program works as designed and intended and in light of current market conditions. The following peer groups have been used or are currently being used by the Company for the purposes indicated below:

Peer Group

Used as benchmark for comparing each component of compensation program in 2014, 2015 and 2016 and as benchmark for 2014 PVRSU awards for the period prior to the Paragon Spin-off:

Atwood Oceanics, Inc.	Cameron International Corp	Diamond Offshore Drilling, Inc.

Ensco plc	FMC Technologies Inc.	Helmerich & Payne, Inc.

National Oilwell Varco, Inc.	Oceaneering International, Inc.	Oil States International, Inc.

Patterson-UTI Energy, Inc.	Rowan Companies, Inc.	Superior Energy Services, Inc.

Transocean Ltd.	Weatherford International Ltd.

Driller Peer Group

Used as Benchmark for 2015 and 2016 PVRSU awards and for 2014 PVRSU awards for the period after the Paragon Spin-off:

Atwood Oceanics, Inc.	Diamond Offshore Drilling, Inc.	Ensco plc

Hercules Offshore, Inc.*	Paragon Offshore plc*	Rowan Companies plc

Seadrill Limited	Transocean Ltd.

*These entities were removed from the Driller Peer Group for 2016 PVRSU awards as a result of bankruptcy. The compensation committee considered whether other entities should be added to the Driller Peer Group in lieu of the bankrupt entities, but determined, based on advice of an independent consultant, that there were no other direct competitors in the offshore drilling industry that were appropriate to add to the Driller Peer Group considering comparable company and market conditions.

Peer Group

The compensation committee benchmarks compensation of the NEOs to the compensation of individuals in like positions in the companies included in the Peer Group. The compensation committee does not benchmark executive compensation to specific levels or percentiles of the Peer Group, but instead endeavors to be competitive with the Peer Group with respect to the various components and the aggregate level of compensation of officers in comparable positions. The compensation committee believes that this approach gives the committee the flexibility to respond to individual circumstances and offer competitive compensation packages to our executives.

Driller Peer Group

In 2014, we began to use the Driller Peer Group to measure our performance for the vesting of performance-based long-term equity incentives for all periods following the Spin-off of Paragon Offshore in August 2014 (the “Paragon Spin-off”), including in respect of PVRSUs for the period after the Paragon Spin-off in the 2014-2016 performance cycle. The compensation committee believes that the Driller Peer Group, which consists of the Company’s direct competitors in the offshore drilling industry, is an appropriate benchmark against which to measure the Company’s actual performance in the complex and cyclical offshore drilling industry. In making the change in peer groups, the compensation committee also considered that the Driller Peer Group better matches the reality of our industry, which the public markets recognize as a distinct subgroup within the broader oilfield services industry. At the same time, the compensation committee elected to continue to use the broader Peer Group, which consists of the type of companies we compete against to attract and retain executive talent, to benchmark each component of our compensation program since the market for executive talent is broader than just the offshore drilling industry and includes such closely related industries as oilfield services.

References to the “Peer Group” in this Proxy Statement mean the Peer Group and the Driller Peer Group, as the context requires.

Noble Corporation – 2017 Proxy Statement	23

How Compensation Components are Determined

Base Salary

Base salary levels of the NEOs were determined based on a combination of factors, including our compensation philosophy, market compensation data, competition for key executive talent, the NEO’s experience, leadership, prior contribution to the Company’s success, the Company’s overall annual budget for merit increases and the NEO’s individual performance in the prior year. The compensation committee conducts an annual review of the base salaries of NEOs by taking into account these factors. During 2015 and 2016, our compensation committee elected to freeze NEO salaries at 2014 levels.

In February 2017, the compensation committee reviewed base salaries for NEOs as part of the committee’s regularly scheduled review of salaries and decided to again hold NEO salaries constant at 2014 levels and to reduce our CEO’s 2017 base salary by an additional 10% from 2014 levels due to the continuing challenging market conditions and shareholder feedback.

For NEOs, base salary for 2016 averaged at the 52nd percentile of the market of like positions within the Peer Group.

Short-Term Incentive Plan (STIP)

The STIP gives participants, including NEOs, the opportunity to earn annual cash bonuses in relation to specified target award levels defined as a percentage of their base salaries. Plan award sizes were developed considering market data and internal equity. For each of the NEOs, the combination of base salary plus target award averaged at the 56th percentile of the market of like positions within the Peer Group.

The success of the Company is tied to the achievement of key performance goals that include annual company and business unit financial and operating objectives, as well as individual and team performance. The STIP is designed to reward executives for meeting these goals. Company performance determines STIP funding levels — if performance thresholds are not met, the STIP is not funded.

How STIP Works

STEP 1: Determine STIP Target Funding Factor through Company Achievement of Four Factors:

•  EBITDA performance relative to pre-determined target;

•  Company Contract Drilling Margin relative to our Driller Peer Group;

•  Safety performance measured by minimizing total recordable incidents relative to a pre-determined target;

•  Meeting certain requirements of our environmental compliance plan (“ECP”).

Step 2: Multiply STIP Target Funding Factor by Target Award (fixed % of Salary) to Determine Target Performance Bonus

Step 3: Determine Individual Performance Factor which will Determine Individual Adjustment to Performance Bonus, if any

24	Noble Corporation – 2017 Proxy Statement

STIP – Company Performance Component

The company performance component funding of the STIP is formulaic and is calculated based on the four factors discussed above, plus up to a 10% additional amount for a CEO merit performance pool that is to be used by our CEO to award other employees for their exemplary performance. Performance thresholds directly determine STIP funding.

For 2016, the STIP performance goals targeted financial, safety and environmental performance, all key drivers of the Company’s business.

•	Financial performance is measured by the Company’s ability to achieve EBITDA and Contract Drilling Margin goals, which, in turn, requires the Company to focus on the twin goals of cost-reduction and revenue generation during a severe industry slowdown; and
•	Safety and environmental achievement is measured by minimizing total recordable incidents and by satisfying key components of our environmental compliance plan given the increasing importance and visibility of environmental compliance.

Based on these pre-determined factors, the 2016 STIP achievement level was 145% of target funding, plus the additional 10% for the CEO merit performance pool. However, as a result of the challenging industry environment, the compensation committee determined that it would cut 2016 STIP funding and chose not to fund the CEO merit performance pool, leading to an achievement level of 100% of target, or 37% lower than the level available for awards. This funding resulted in a target funding factor for NEOs equal to 1.00 times their target performance bonus.

Accordingly, for any individual, including our NEOs, the target funding factor is multiplied by the applicable individual target award to calculate the preliminary performance bonus. Individual target awards are equal to a fixed percentage of base salary (110% for CEO; 40% to 80% for other NEOs).

The components of the performance bonus, weighting factors and threshold, target and maximum levels for corporate personnel, including NEOs, for the 2016 plan year is set forth in the following table:

Component of Performance Bonus	How Determined	Weighting of Component	2016 Target	Threshold/Target/Maximum or Ranking with Associated Bonus Pool Multiple*
EBITDA	EBITDA relative to actual Company budget	0.50	Consolidated EBITDA of $1.173 billion	Threshold: 75% of Target Target: 100% of Target Maximum: 115% of Target	Bonus Pool Multiple 0.50 1.00 2.00
Drilling Margin Less G&A	Drilling Margin less G&A relative to Driller Peer Group ranking	0.15	N/A	Driller Peer Group Ranking 1 or 2 of 7 Ranking 3 of 7 Ranking 4 of 7 Ranking 5 of 7 Ranking 6 or 7 of 7	Bonus Pool Multiple 2.00 1.50 1.00 0.50 0.00
Safety Results	TRIR relative to internal goal	0.25	TRIR of .60	Threshold: 0.70 or higher Target: 0.60 Maximum: 0.50 or lower	Bonus Pool Multiple .50 1.00 2.00
Environmental Compliance	Conduct assurance audits and achieve specified audit results	0.10	Meet threshold by completing US audit and achieving audit results the same as or better than prior audit findings

Threshold: No repeat audit findings

Target: Same as above with timely completion and no repeat audit findings over 2 years

Maximum: Same as above with no major non-conformity and DOJ support to exit probation

					Bonus Pool Multiple 0.50 1.00 2.00

Noble Corporation – 2017 Proxy Statement	25

The 2016 results and the calculation of the performance component for corporate personnel, including NEOs for the 2016 plan year, is set forth in the following table:

Components of Performance Bonus	Actual 2016 Results	Bonus Pool Multiple	Component Payout (Weighting Times Bonus Pool Multiple)	Actual 2015 Results	Significance of 2016 Results
EBITDA	Consolidated EBITDA of $1.308 billion	1.2	0.60	Consolidated EBITDA of $1.973 billion	2016 actual EBITDA exceeded 2016 budgeted EBITDA by more than 11% during historic industry downturn due to operating efficiency and cost reduction efforts undertaken by the Company. See below discussion of factors that went into setting of 2016 budgeted EBITDA
Drilling Margin Less G&A	Drilling Margin less G&A was 60%, or first among Driller Peer Group.	2.00	0.30	Drilling Margin less G&A was 58.9%	Performance was best among entire Driller Peer Group during 2016
Safety Results	TRIR of 0.47	2.00	0.50	First time use in 2016	First time use of TRIR measurement that is considered a more broad based measure than previously used LTIR, requiring Company to minimize all incidents
Environmental Compliance	Met threshold for completion of U.S. audit objectives with no repeat audit findings	0.50	0.05	Met threshold in 2015	ECP component represents key commitment our Company has made to U.S. officials regarding Company environmental compliance
	Goal Achievement		1.45
	Additional 10% Amount for CEO Merit Performance Discretionary		0.10
	Awards
	Total Level Available for Awards in 2016		1.55
	Amount Funded by Compensation Committee		1.00

Our target 2016 EBITDA ($1.173 billion) was lower than our actual 2015 EBITDA ($1.973 billion) as a result of a significant reduction in the scale of Company operations during 2016 due to the current industry downturn. As a result of the downturn:

•	The average number of the Company’s operating drilling rigs fell from 25 rigs during 2015 to 19 rigs during 2016;

•	The utilization of the Company’s rigs (a standard measure of how many days each rig works during a period) declined from 84% in 2015 to 66% in 2016; and

•	The average dayrate for the Company’s rigs (a standard measure of the amount that each rig earns under contract during a period) declined from $327,547 in 2015 to $260,962 in 2016.

These and other factors reduced the earning capacity of the Company in 2016 as compared to 2015 and, as a result, reduced our budgeted EBITDA, upon which the STIP target is based. Also in this regard, the compensation committee took note of the Company’s 2016 EBITDA performance, which exceeded budgeted EBITDA by more than 11% during an historic industry downturn. When funding the STIP at target level, the compensation committee wanted to recognize this performance.

For 2016, the Compensation Committee elected to use a different safety metric for the STIP. That metric, Total Recordable Incident Rate (or “TRIR”), is a well-recognized measure of safety in the offshore drilling industry, and provides a broader measure of safety than Lost Time Incident Ratio (or “LTIR”) the safety measure used by the Company for several years prior to 2016. TRIR measures the overall number of recordable incidents, including those incidents measured by LTIR. So, in order to minimize TRIR, the Company must minimize all rig incidents and not just those above a certain magnitude. The compensation committee chose the target and maximum metrics for TRIR based on a review of Company performance and competitor data, and believes the use of TRIR relative to goal is a rigorous measure of the Company’s safety performance, requiring the Company to maintain a very low rate of recordable incidents.

26	Noble Corporation – 2017 Proxy Statement

STIP – Individual Goals Component

To determine an individual’s STIP award, one-half of the preliminary performance bonus, calculated as set forth above (and which for these purposes is considered the “individual component”), is subject to adjustment based on the individual’s achievement of specific individual goals. If the individual achieves all of his pre-determined individual goals, the individual earns the full preliminary performance bonus. To the extent the individual does not achieve all of the applicable individual goals, there is a proportionate downward adjustment of the individual component. The compensation committee has determined that making 50% of the performance bonus subject to downward adjustment depending on the achievement of individual goals is an appropriate allocation between individual and company performance, and is designed to drive overall performance.

The 2016 goals for our CEO related to our financial results, operational execution and performance, strategic initiatives and safety results were considered when determining the goals component of his STIP. Among the chief accomplishments with respect to these goals were:

CEO 2016 Goals	Achieved/Not Achieved

Contract Drilling Revenue of $2.159 billion or more	✓	Contract Drilling Revenue of $2.24 billion
Contract Drilling Expenses of $1.077 billion or less	✓	Contract Drilling Expenses of $879 million
Lost Time Incident Ratio (“LTIR”) of .15 or lower	✓	LTIR of .09
TRIR of .6 or lower	✓	TRIR of .47
Manage Company Liquidity	✓	Company liquidity higher at end of 2016; execution of $1.0 billion offering
Execute ECP	✓	Achieved
Review and Update of Strategic Plan	✓	Achieved

The compensation committee found that our CEO met his 2016 goals, so he earned his preliminary performance bonus and there was no individual component adjustment. These factors led to Mr. Williams earning an aggregate 2016 performance bonus under the STIP of $1.155 million, a reduction of nearly 18% from the award in 2015, and a reduction of nearly 46% from 2014 levels. If the 2016 STIP pool had been funded at the actual achievement level of 145%, Mr. Williams would have earned an aggregate STIP performance bonus of $1.67 million, or 45% greater than his actual 2016 award.

The total STIP payout for our CEO was recommended by the compensation committee and approved by the full Board. The compensation committee also reviewed the STIP awards to the other NEOs, which are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

Long-Term Incentives

We think it is important to reward executive officers and key employees who showed superior performance in their current position, as well as the likelihood of high-level performance in the future, with equity compensation, in keeping with our overall compensation philosophy to align executives’ and employees’ interests with the interests of our shareholders. The amount of long-term incentive compensation is determined annually based on the analysis of competitive data.

The total value of long-term incentive awards is developed considering our objectives for this component of total compensation relative to the pay of the companies in the Peer Group and is set to be competitive with the Peer Group. Our CEO recommends for consideration and approval by the compensation committee the total value of awards for all positions other than his own. The compensation committee determines the total award value for our CEO and, based in part on the CEO’s recommendations, for the other positions. In 2015 and 2016, the compensation committee reduced the value of equity awards to our NEOs by 10% from 2014 levels. In 2017, we reduced the value of the aggregate LTIP award to our CEO by approximately 11% from 2016 levels. Combined with the 10% reduction in value at the beginning in 2015, the value of our CEO LTIP grant has decreased by 20% from 2014 levels. The reductions in the value of LTIP awards reflect our response to shareholder feedback, our pay-for-performance philosophy and our response to current market conditions.

Noble Corporation – 2017 Proxy Statement	27

Performance-Vested Restricted Stock Units (“PVRSUs”)

PVRSUs constitute 50% of the annual award value and vest based on the achievement of specified corporate performance criteria over a three-year performance cycle (for 2015-2017 and 2016-2018 cycles, cumulative total shareholder return or TSR relative to the applicable Peer Group). The number of PVRSUs awarded to a participant equals the number of units that would vest if the maximum level of performance for a given performance cycle is achieved. The number of such units that vest is determined after the end of the applicable performance period. Any PVRSUs that do not vest are forfeited. Upon satisfaction of the performance criteria and vesting, PVRSUs convert into unrestricted shares. Holders of PVRSUs issued under the Noble Corporation plc 2015 Omnibus Incentive Plan (the “Noble Incentive Plan”) are entitled to receive dividend equivalents only at the time and in the same percentage amount as the vested underlying stock award. The market price of our shares at the time of award, the difficulty in achieving the performance targets and the accounting valuation of the award are used to calculate the number of PVRSUs awarded.

In setting the target number of PVRSUs, the compensation committee takes into consideration market data, the award’s impact on total compensation, the performance of the executive during the last completed year and the potential for further contributions by the executive in the future.

The compensation committee approved the target award levels in the tables below because it believes that if the Company performs at or above the median relative to the companies in the applicable Peer Group, compensation levels should be commensurate with this performance. If the Company performs below this level, our compensation levels should be lower than the 50th percentile. The maximum number of PVRSUs that can be awarded is 200% of the target award level (which is 100% of the awarded units).

To determine the number of PVRSUs that will vest, the percentile ranking of TSR for our shares is computed relative to the companies in the applicable Peer Group at the end of the performance cycle. Then, the Peer Group percentile ranking is cross-referenced according to the tables below to determine the percentage of PVRSUs that will vest.

During 2014 and in connection with the Paragon Spin-off, we amended our outstanding PVRSUs for the 2014-2016 performance cycle to adopt the use of the Driller Peer Group for all periods following the Paragon Spin-off. In making this change, the compensation committee considered that the Driller Peer Group consists of the Company’s direct competitors in the offshore drilling industry, and that the Driller Peer Group better matches the reality of our industry, which the public markets recognize as a distinct industry group within the broader oilfield services industry.

As a result of this amendment, the PVRSUs covering the 2014-2016 performance cycle consisted of two performance periods, one for the period before the Paragon Spin-off and one for the period following the Paragon Spin-off, and performance results in the two performance periods were computed relative to two different performance thresholds and peer groups. For the period prior to the Paragon Spin-off, the Peer Group and its associated performance thresholds remained the benchmark used to measure Company performance, while for the period after the Paragon Spin-off, the Driller Peer Group and its associated performance thresholds were used to measure performance.

PVRSU Performance Thresholds

The performance thresholds in the table on the left were applicable for the portion of the 2014-2016 performance cycle that preceded the Paragon Spin-off. The performance thresholds in the table on the right were applicable for the portion of the 2014-2016 performance cycle that followed the Paragon Spin-off, and for the 2015-2017 and 2016-2018 performance cycles.

TSR Relative to the Peer Group	Percentage of Maximum PVRSUs Vesting (1)

90%ile and greater (maximum)	100%
75%ile (above target)	75%
51%ile (target)	50%
25%ile (threshold)	25%
Below 25%ile (below threshold)	0%

(1)

Values between those listed are interpolated on a linear basis. Each percentage represents a percentage of the total number of restricted stock units awarded for the maximum level of performance for the performance cycle.

Noble TSR Ranking Among Driller Peer Group	Vesting Percentage of the Post Spin Period Awarded Units

1st of 9 (Maximum Level)	100%
2nd of 9	87.5%
3rd of 9	75%
4th of 9	62.5%
5th of 9 (Target Level)	50%
6th of 9	37.5%
7th of 9	25%
8th of 9 (Threshold Level)	12.5%
9th of 9	0%

*

In 2016, two of the entities in our Driller Peer Group were removed due to bankruptcy. As a result, the maximum, target and threshold levels for our PVRSUs are now 1st out of 7, 4th out of 7 and 6 out of 7th, respectively.

28	Noble Corporation – 2017 Proxy Statement

PVRSU Earned Percentages

In the past three years, our NEOs have forfeited a substantial portion of PVRSUs, including in 2014, when the entire award was forfeited. The following table describes PVRSUs that have recently vested and been forfeited in the years below. The performance awards for these cycles were measured against the performance thresholds in place at the time the awards were granted.

Performance Cycle	Vesting Date	Performance Measure	Percent Vested (2)	Percent Forfeited (2)

2012-2014	January 2015	TSR relative to Peer Group	0%	100%	(1)

Performance Measures for the 2013-2015 performance cycle were different for the periods preceding and following the Spin-off of Paragon Offshore.

Represents percentage of maximum performance award available for the applicable performance cycle.

2013-20154	January 2016	TSR Relative to Peer Group Driller Peer Group (1)	56.33%	43.67%	(2)
2014-2016	February 2017	TSR Relative to Peer Group/ Driller Peer Group (1)	50.35%	49.65%

Time-Vested RSUs

TVRSUs constitute 50% of the annual award value and vest one-third per year over three years commencing one year from the award date. Upon vesting, these units convert automatically into unrestricted shares. Holders of TVRSUs are currently entitled to receive dividend equivalents on the restricted stock units. However, beginning with awards in May 2017, holders of TVRSUs will only be entitled to receive dividend equivalents at the time the shares underlying the stock award have vested. Our compensation committee believes that TVRSUs remain an important element of compensation as they promote retention, reward individual and team achievement and align executives with the interests of shareholders. Moreover, while TVRSUs are not earned based on performance criteria, the compensation committee believes that, because the ultimate value of the awards is linked directly to the performance of our stock over time, TVRSUs also act to support management performance.

Retirement Benefits

We offer retirement programs that are intended to supplement the personal savings and social security for covered officers and other employees. The programs include the Noble Drilling Services Inc. 401(k) Savings Plan, the Noble Drilling Services Inc. 401(k) Savings Restoration Plan, the Noble Drilling Services Inc. Salaried Employees’ Retirement Plan, the Noble Drilling Services Inc. Retirement Restoration Plan and the Noble Drilling Services Inc. Profit Sharing Plan. As of December 31, 2016, we amended the Salaried Employees’ Retirement Plan and the Retirement Restoration Plan to cease future benefit accruals. The Company believes that these retirement programs assist the Company in maintaining a competitive position in attracting and retaining officers and other employees. A description of these plans, including eligibility and limits, is set forth in the following table.

Plan	Description & Eligibility	Benefits & Vesting

401(k) Savings Plan	Qualified defined contribution plan that enables qualified employees, including NEOs, to save for retirement through a tax-advantaged combination of employee and Company contributions.	Matched at the rate of $0.70 to $1.00 per $1.00 (up to 6% of base pay) depending on years of service. Fully vested after three years of service or upon retirement, death or disability.
401(k) Savings Restoration Plan	Unfunded, nonqualified employee benefit plans under which specified employees may defer compensation in excess of 401(k) plan limits.	Vesting and, to the extent an employee is prohibited from participating in the 401(k) Savings Plan, matching provisions mirror 401(k) Savings Plan.
Profit Sharing Plan	Qualified defined contribution plan available to employees originally hired on or after August 1, 2004 who do not participate in the Salaried Employees’ Retirement Plan.	Company made annual discretionary contribution of 2.5% of base pay for 2016. Fully vested after three years of service or upon retirement, death or disability.
Salaried Employees’ Retirement Plan*	Qualified defined benefit pension plan available to participants originally hired on or before July 31, 2004.	Benefits are determined by years of service and average monthly compensation near retirement.
Retirement Restoration Plan*	Nonqualified defined benefit pension plan available to participants originally hired on or before July 31, 2004.	Eligible compensation in excess of U.S. Internal Revenue Service annual compensation limit for a given year is considered in the Retirement Restoration Plan.

*Plan amended effective December 31, 2016 to cease future benefit accruals.

For additional information regarding these plans, please see the description following the tables captioned “Nonqualified Deferred Compensation” and “Pension Benefits.”

Noble Corporation – 2017 Proxy Statement	29

Other Benefits and Perquisites

The Company provides healthcare, life and disability insurance, and other employee benefit programs to its employees, including NEOs, which the Company believes assists in maintaining a competitive position in terms of attracting and retaining officers and other employees. These employee benefits plans are provided on a non-discriminatory basis to all employees.

The Company provides only minimal perquisites and other personal benefits to NEOs. The Company and the compensation committee believe these are reasonable and consistent with its overall compensation program. Attributed costs of perquisites for NEOs for the year ended December 31, 2016 are included in the All Other Compensation column of the Summary Compensation Table.

Expatriate Benefits for Employees

In the third quarter of 2015, we ceased paying expatriate benefits to all of our NEOs. This change was prompted by a number of factors, including the fact that we relocated the NEOs eligible for such benefits from London, England to Sugar Land, Texas in the third quarter of 2015.

The discontinuation of expatriate benefits has resulted in a reduction in compensation to our CEO of more than $1.0 million on an annualized basis. No expatriate benefits were earned in 2016.

Previously, NEOs located in our London office received the following expatriate benefits:

•	a housing allowance;

•	a car allowance;

•	a foreign service premium based on a percentage of base pay;

•	a resident area allowance of based on a percentage of base pay;

•	reimbursement or payment of school fees for eligible dependents to age 19, or through high school equivalency;

•	an annual leave allowance equivalent to an advance purchase business class round-trip ticket for the employee, spouse and eligible dependents back to their point of origin; and

•	tax equalization.

The housing and car allowances, foreign service premium and resident area allowance were provided for up to five years from the date of such individual’s most recent relocation. We also provided tax equalization for NEOs so that their overall tax liability was equal to their “stay at home” U.S. tax liability with respect to their base salary, annual bonus, foreign service premium, resident area allowance and long-term incentive plan awards.

Share Ownership Policy and Holding Requirements

In early 2014, we adopted a share ownership policy that includes minimum share ownership requirements for all of our directors and officers, including NEOs. The Company’s share ownership guidelines for our executives and directors, which requires them to hold shares with an aggregate value in excess of a certain multiple of their base salary or annual retainer, are set forth below.

Position	Minimum Ownership Requirements	Holding Requirements
Chief Executive Officer	5.0 times Base Salary	NO SALES UNTIL OWNERSHIP GUIDELINES ARE FULLY MET
Executive Vice President and Senior Vice President	4.0 times Base Salary
Vice President	2.0 times Base Salary
Independent Director	6.0 times Annual Retainer

A director or officer is not allowed to sell shares until the holding requirements are met. Once a director or officer meets the applicable stock ownership requirements, the share ownership policy requirements are satisfied even if there is a subsequent drop in the stock price that would result in a shareholding value that is below the threshold, as long as no shares are sold. A director or officer may not sell or dispose of shares for cash thereafter until the threshold is met.

All of our directors and NEOs, have been in compliance with share ownership requirements, but due to the recent fall in the stock price of the Company’s shares, Mr. Almanza and Mr. Josey, the most recent directors to join our board, would not be able to sell shares at this time.

30	Noble Corporation – 2017 Proxy Statement

Securities Trading Policy and Timing of Equity-Based Awards

The Company’s policy on trading in Company stock prohibits hedging or short sale transactions or buy or sell puts or calls involving Company securities, and prohibits purchases of Company securities on margin.

The Company’s practice has been to award restricted shares or restricted stock units to new executives contemporaneously with their hire date and annually to current executives at regularly-scheduled meetings of the compensation committee following the public release of the immediately preceding quarter’s financial results and any other material nonpublic information.

Clawback Provisions

The Company has recently adopted a clawback policy which provides that at any time there is a material and negative restatement of the Company’s reported financial results, the cash and equity incentive compensation awarded or paid to any executive officer during the previous three years would be subject to recoupment, if the Board determines that the executive officer’s intentional misconduct or gross negligence materially contributed to such restatement. Base salary is not subject to clawback under this policy.

In addition, Section 304 of the Sarbanes-Oxley Act of 2002 generally requires U.S.-listed public company chief executive officers and chief financial officers to disgorge bonuses, other incentive-based or equity-based compensation and profits on sales of company stock that they receive within the 12-month period following the public release of financial information if there is a restatement because of material noncompliance, due to misconduct, with financial reporting requirements under the federal securities laws.

The Company will continue to monitor applicable rule-making actions of the SEC in order to meet any future clawback requirements.

Change of Control Arrangements

NEOs serving at December 31, 2016 are parties to change of control employment agreements which we have offered to certain senior executives since 1998. These agreements become effective only upon a change of control (within the meaning set forth in the agreement). If a defined change of control occurs and the employment of the NEO is terminated either by us (for reasons other than death, disability or cause) or by the officer (for good reason or upon the officer’s determination to leave without any reason during the 30-day period immediately following the first anniversary of the change of control), which requirements can be referred to as a “double trigger,” the executive officer will receive payments and benefits set forth in the agreement. The terms of the agreements are summarized in this proxy statement under the caption “Potential Payments on Termination or Change of Control—Change of Control Employment Agreements.” We believe a “double trigger” requirement, rather than a “single trigger” requirement (which would be satisfied simply if a change of control occurs), increases shareholder value because it prevents an immediate unintended windfall to the NEOs in the event of a friendly (non-hostile) change of control.

In October 2011, the Board approved a new form of change of control employment agreement for executive officers. The terms of the new form of employment agreement are substantially the same as the prior agreements described below, except the new form only provides benefits in the event of certain terminations by us following a change of control for reasons other than death, disability or “cause” or by the officer for “good reason” and does not provide for an Excise Tax Payment (as defined below). In February 2012, the Board approved further changes to the form of change of control agreement and the Noble Corporation 1991 Stock Option and Restricted Stock Plan, as amended (the “1991 Plan”) to revise the definition of change in control such that the percentage of our shares that must be acquired by an individual, entity or group to trigger a change in control was increased from 15% to 25%. Mr. Wolford and Mr. Lubojacky are parties to this new form of change of control employment agreement.

Our forms of equity award agreements for executive officers include a definition of change of control that is consistent with the definition of change of control in our incentive plans.

Noble Corporation – 2017 Proxy Statement	31

Impact of Accounting and Tax Treatments of Compensation

In recent years, the compensation committee has increased the proportion of annual long-term incentive compensation to our NEOs represented in the form of restricted stock units as compared to nonqualified stock options. This compensation committee action reflects, among other things, the changes in accounting standards modifying the accounting treatment of nonqualified stock options. The compensation committee intends to continually monitor these issues regarding tax and accounting regulations, the overall effectiveness of the programs and best practices.

The compensation committee considers the deductibility of compensation under IRC Section 162(m) when making decisions and generally attempts to structure elements of executive compensation to meet the requirements for deductibility. The compensation committee intends to retain the flexibility to design compensation programs, even where compensation payable under such programs may not be fully deductible, if such programs effectively recognize a full range of criteria important to the Company’s success and result in a gain to the Company that would outweigh the limited negative tax effect.

Conclusion

We believe our compensation program’s components and levels are appropriate for our industry and provide a direct link to enhancing shareholder value and advancing the core principles of our compensation philosophy and objectives to ensure the long-term success of our Company. We will continue to monitor current trends and issues in our industry, as well as the effectiveness of our program with respect to our NEOs, to properly consider whether to modify our program where and when appropriate.

This compensation committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules, except for the required disclosure herein or in the Annual Report on Form 10-K for the year ended December 31, 2016, or to the liabilities of Section 18 of the Exchange Act, and such information shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2016, our compensation committee was comprised of Michael A. Cawley, Chair, Julie H. Edwards, Gordon T. Hall and Scott D. Josey, all of whom were independent non-executive directors. None of the members of the compensation committee has served as an officer or employee of the Company, and none of our executive officers has served as a member of a compensation committee or board of directors of any other entity which has an executive officer serving as a member of our Board.

32	Noble Corporation – 2017 Proxy Statement

Compensation Committee Report

To the Shareholders of Noble Corporation plc:

The compensation committee of the Board has reviewed and discussed with management of the Company the Compensation Discussion and Analysis included in this proxy statement. Based on such review and discussion, the compensation committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE
Michael A. Cawley, Chair
Julie H. Edwards
Gordon T. Hall
Scott D. Josey
March 8, 2017

Noble Corporation – 2017 Proxy Statement	33

2016 Compensation Information

The following table sets forth the compensation of our named executive officers during 2016 pursuant to the applicable rules of the SEC.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards	Non-Equity Incentive Plan Compensation (1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3)	All Other Compensation (4)		Total

David W. Williams: Chairman, President and Chief Executive Officer
	2016	$1,050,000	—	$6,403,118	—	$1,155,000	$649,726	$371,802	(5)	$9,629,646
	2015	$1,050,000	—	$6,355,771	—	$1,397,550	$642,680	$1,905,435	(5)	$11,351,436
	2014	$1,050,000	—	$7,238,503	—	$2,113,650	$1,208,327	$2,460,156	(5)	$14,070,636
Julie J. Robertson: Executive Vice President and Corporate Secretary
	2016	$595,000	—	$2,517,463	—	$476,000	$444,352	$115,757	(6)	$4,148,572
	2015	$595,000	—	$2,346,765	—	$575,960	$162,067	$970,903	(6)	$4,650,695
	2014	$593,333	—	$2,672,675	—	$871,080	$1,556,207	$1,420,768	(6)	$7,114,063
James A. MacLennan: former Senior Vice President and Chief Financial Officer(11)
	2016	$112,128	—	$1,860,728	—	—	—	$478,688	(7)	$2,451,544
	2015	$460,384	—	$1,857,854	—	$350,000	$175,988	$835,064	(7)	$3,679,290
	2014	$472,083	—	$2,115,894	—	$608,475	$185,911	$1,526,259	(7)	$4,908,622
Bernie G. Wolford: Senior Vice President – Operations
	2016	$425,000	—	$1,751,279	—	$297,500	$490,965	$87,485	(8)	$3,052,229
	2015	$425,000	—	$1,662,276	—	$359,975	$540,089	$395,099	(8)	$3,382,439
	2014	$422,917	—	$1,893,153	—	$544,425	$610,098	$286,860	(8)	$3,757,453
William E. Turcotte: Senior Vice President and General Counsel
	2016	$460,000	—	$1,422,912	—	$299,000	—	$72,310	(9)	$2,254,222
	2015	$460,000	—	$1,271,154	—	$361,790	—	$309,766	(9)	$2,402,710
	2014	$457,917	—	$1,447,672	—	$547,170	—	$248,583	(9)	$2,701,342
Dennis J. Lubojacky: Vice President and Controller(11)
	2016	$278,000	—	$295,526	—	$111,200	—	38,385	(10)	$723,111

(1)	The cash performance bonuses awarded under the STIP are disclosed in the Non-Equity Incentive Plan Compensation column.
(2)

Represents the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718. A description of the assumptions made in our valuation of restricted stock units and stock option awards is set forth in Note 9 to our audited consolidated financial statements in the 2016 Form 10-K. The maximum value of the PVRSUs, calculated as the maximum number of shares that may be issued multiplied by the market price of the shares on the grant date is as follows: Mr. Williams – $6,982,006; Ms. Robertson – $2,745,056; Mr. MacLennan – $2,028,952; Mr. Wolford – $1,909,609; Mr. Turcotte – $1,551,550; and Mr. Lubojacky – $322,241.

(3)

The amounts in this column represent the aggregate change in the actuarial present value of each named executive officer’s accumulated benefit under the Noble Drilling Services Inc. Salaried Employees’ Retirement Plan and the Noble Drilling Services Inc. Retirement Restoration Plan for the year. There are no deferred compensation earnings reported in this column, as the Company’s nonqualified deferred compensation plans do not provide above-market or preferential earnings on deferred compensation.

(4)

The amount in All Other Compensation includes the foreign service employment benefits set forth below paid in connection with expatriate assignments of named executive officers. Beginning in the third quarter of 2015, the Company ceased paying expatriate benefits to named executive officers.

Name	Year	Relocation Allowance	Housing /Auto Allowance	Foreign Service Premium	Resident Area Allowance	Reimbursement of School Fees	Moving Expenses	Foreign Tax Payment*

David W. Williams
	2016	—	—	—	—	—	—	$114,473
	2015	—	$235,564	$120,400	$66,500	—	$26,448	—
	2014	—	$388,966	$168,000	$96,250	—	—	$645,021
Julie J. Robertson
	2016	—	$1,045	—	—	—	—	—
	2015	—	$222,757	$70,078	$38,840	—	$17,892	$62,967
	2014	—	$369,681	$94,933	$54,375	—	$35,049	$414,154
James A. MacLennan
	2016	—	—	—	—	—	—	$70,256
	2015	—	$204,734	$52,356	$28,764	—	$14,270	$86,070
	2014	—	$331,111	$75,533	$43,542	—	$3,907	$709,766

*

Under the tax equalization policy, the executive is responsible for funding the theoretical U.S. tax liability, which is effected through regular payroll deductions we generally refer to as “Hypothetical Tax Deductions.” Hypothetical Tax Deductions are based on an estimate of the executive’s anticipated U.S. theoretical tax liability. When an executive’s actual U.S. tax return is prepared, the corresponding tax equalization calculation reconciles the amount of Hypothetical Tax Deductions withheld during the year to the executive’s final theoretical U.S. liability. If the Hypothetical Tax Deductions are not sufficient to satisfy the tax liability, any difference is paid by the executive to the Company. Any Hypothetical Tax Deductions in excess of the actual tax liability are refunded to the executive. Foreign Tax Payments above represent actual U.K. and Swiss taxes remitted, less the executive’s Hypothetical Tax Deductions for such year.

34	Noble Corporation – 2017 Proxy Statement

(5)

In addition to the foreign service employment benefits described above, the amount in All Other Compensation includes Company contributions to the Noble Drilling Services Inc. 401(k) Savings Plan ($15,900 for 2016, $15,900 for 2015 and $15,600 for 2014), dividends and returns of capital paid by the Company on restricted stock units ($221,524 for 2016, $1,413,186 for 2015 and $1,117,995 for 2014), an annual home leave allowance (2014 and 2015), and premiums paid by the Company for life, AD&D and business travel and accident insurance and for tax preparation services.

(6)

In addition to the foreign service employment benefits described above, the amount in All Other Compensation includes Company contributions to the Noble Drilling Services Inc. 401(k) Savings Plan ($15,900 for 2016, $15,900 for 2015 and $15,600 for 2014), dividends and returns of capital paid by the Company on restricted stock units ($83,538 for 2016, $517,417 for 2015 and $411,107 for 2014), an annual home leave allowance (2014 and 2015), and premiums paid by the Company for life, AD&D and business travel and accident insurance and for tax preparation services.

(7)

In addition to the foreign service employment benefits described above, the amount in All Other Compensation includes a severance payment ($337,500 for 2016), Company contributions to the Noble Drilling Services Inc. 401(k) Savings Plan and the Noble Drilling Services Inc. Retirement Restoration Plan ($4,078 for 2016, $11,130 for 2015 and $10,920 for 2014), dividends and returns of capital paid by the Company on restricted stock units ($54,787 for 2016, $404,334 for 2015 and $327,593 for 2014), an annual home leave allowance (2014 and 2015), and premiums paid by the Company for life and AD&D and business travel and accident insurance, and for tax preparation services.

(8)

The amount in All Other Compensation includes Company contributions to the Noble Drilling Services Inc. 401(k) Savings Plan and the Noble Drilling Services Inc. Retirement Restoration Plan ($15,900 for 2016, $13,184 for 2015 and $10,920 for 2014), dividends and returns of capital paid by the Company on restricted stock units ($58,809 for 2016, $369,605 for 2015 and $271,899 for 2014) and premiums paid by the Company for life, AD&D and business travel and accident insurance and for tax preparation services.

(9)

The amount in All Other Compensation includes Company contributions to the Noble Drilling Services Inc. 401(k) Savings Plan ($11,100 for 2016, $11,100 for 2015 and $10,683 for 2014), a contribution to the Noble Drilling Services Inc. Profit Sharing Plan, dividends and returns of capital paid by the Company on restricted stock units ($45,924 for 2016, $282,636 for 2015 and $227,965 for 2014) and premiums paid by the Company for life, AD&D and business travel and accident insurance and for tax preparation services.

(10)

The amount in All Other Compensation includes Company contributions to the Noble Drilling Services Inc. 401(k) Savings Plan and the Noble Drilling Services Inc. Retirement Restoration Plan ($15,900 for 2016), a contribution to the Noble Drilling Services Inc. Profit Sharing Plan, dividends and returns of capital paid by the Company on restricted stock units ($10,224) and premiums paid by the Company for life, AD&D and business travel and accident insurance.

(11)

Mr. MacLennan resigned as the Company’s Senior Vice President, Chief Financial Officer and Treasurer effective February 26, 2016, and Mr. Lubojacky was appointed as Chief Financial Officer on an interim basis until a permanent replacement could be found. On January 23, 2017, Adam C. Peakes was appointed as the Company’s Senior Vice President, Chief Financial Officer and Treasurer.

The following table sets forth certain information about grants of plan-based awards during the year ended December 31, 2016 to each of the named executive officers.

Grants of Plan–Based Awards

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (4)

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

David W. Williams	29-Jan-16	$577,500	$1,155,000	$2,310,000	224,070	448,139	896,278	383,607	—	—	$6,403,118
Julie J. Robertson	29-Jan-16	$238,000	$476,000	$952,000	88,096	176,191	352,382	150,820	—	—	$2,517,463
James A. MacLennan(5)	29-Jan-16	$166,250	$332,500	$665,000	65,114	130,228	260,456	111,475	—	—	$1,860,728
Bernie G. Wolford	29-Jan-16	$148,750	$297,500	$595,000	61,284	122,568	245,136	104,918	—	—	$1,751,279
William E. Turcotte	29-Jan-16	$149,500	$299,000	$598,000	49,793	99,586	199,172	85,246	—	—	$1,422,912
Dennis J. Lubojacky	29-Jan-16	$55,600	$111,200	$222,400	10,342	20,683	41,366	17,705	—	—	$295,526

(1)

Represents the dollar value of the applicable range (threshold, target and maximum amounts) of Performance Bonuses awarded under the STIP. The Performance Bonus awarded to the named executive officers under the STIP is set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)

Represents PVRSUs awarded during the year ended December 31, 2016 under the 2015 Plan. PVRSUs vest, if at all, over a three-year performance cycle. Any PVRSUs that do not vest in such performance cycle are forfeited.

(3)	Represents TVRSUs awarded during the year ended December 31, 2016 under the 2015 Plan. TVRSUs vest over three years, with one-third vesting per year on the anniversary of the grant date.
(4)	Represents the aggregate grant date fair value of the award computed in accordance with FASB ASC Topic 718 based on the maximum future payouts under the equity incentive plan awards.
(5)	Mr. MacLennan resigned as the Company’s Senior Vice President, Chief Financial Officer and Treasurer effective February 26, 2016.

For a description of the material terms of the awards reported in the Grants of Plan-Based Awards table, including performance-based conditions and vesting schedules applicable to such awards, see “Compensation Discussion and Analysis — How Compensation Components are Determined.”

Noble Corporation – 2017 Proxy Statement	35

The following table sets forth certain information about outstanding equity awards at December 31, 2016 held by the named executive officers.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards (1)				Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)

David W. Williams	107,502	—	$30.59	3-Feb-22	548,494 (5)	$3,247,084	756,849 (11)	$4,480,546
	109,023	—	$31.33	4-Feb-21
	83,603	—	$32.78	6-Feb-20
	121,695	—	$20.49	25-Feb-19
	61,907	—	$35.73	7-Feb-18
	33,056	—	$29.74	13-Feb-17
Julie J. Robertson	41,210	—	$30.59	3-Feb-22	211,702 (6)	$1,253,276	290,176 (12)	$1,717,842
	41,792	—	$31.33	4-Feb-21
	24,934	—	$32.78	6-Feb-20
	47,018	—	$20.49	25-Feb-19
	26,138	—	$35.73	7-Feb-18
	27,548	—	$29.74	13-Feb-17
James A. MacLennan	25,084	—	$30.59	26-Feb-21	— (7)	—	54,289 (13)	$321,391
	53,934	—	$25.41	26-Feb-21
Bernie G. Wolford	19,709	—	$30.59	3-Feb-22	148,043 (8)	$876,415	203,307 (14)	$1,203,577
	5,451	—	$31.33	4-Feb-21
William E. Turcotte	23,292	—	$30.59	3-Feb-22	118,224 (9)	$699,886	161,327 (15)	$955,056
	23,622	—	$31.33	4-Feb-21
	14,667	—	$32.78	6-Feb-20
Dennis J. Lubojacky	5,375	—	$30.59	3-Feb-22	25,316 (10)	$149,871	34,931 (16)	$206,792
	5,451	—	$31.33	4-Feb-21
	4,400	—	$32.78	6-Feb-20
	8,021	—	$20.49	25-Feb-19
	4,127	—	$35.73	7-Feb-18

(1)	For each named executive officer, represents nonqualified stock options awarded under the 1991 Plan.
(2)	Except as otherwise noted, the numbers in this column represent TVRSUs awarded under the 1991 and 2015 Plans.
(3)	The market value was computed by multiplying the closing market price of the shares at December 31, 2016 ($5.92 per share) by the number of units that have not vested.
(4)	The numbers in this column represent PVRSUs and are calculated based on the assumption that the applicable target performance goal is achieved.
(5)	Of these units, 230,772 vested on January 29, 2017, 189,853 will vest on January 29, 2018, and 127,869 will vest on January 29, 2019.
(6)	Of these units, 88,268 vested on January 29, 2017, 73,160 will vest on January 29, 2018, and 50,274 will vest on January 29, 2019.
(7)	On February 26, 2016, all units were forfeited due to Mr. MacLennan’s resignation.
(8)	Of these units, 61,886 vested on January 29, 2017, 51,184 will vest on January 29, 2018, and 34,973 will vest on January 29, 2019.
(9)	Of these units, 48,996 vested on January 29, 2017, 40,812 will vest on January 29, 2018, and 28,416 will vest on January 29, 2019.
(10)	Of these units, 10,651 vested on January 29, 2017, 8,763 will vest on January 29, 2018, and 5,902 will vest on January 29, 2019.
(11)	Includes 448,139, 185,950 and 122,760 PVRSUs that will vest based on the applicable performance measures over the 2016-2018, 2015-2017 and 2014-2016 performance cycles, respectively.
(12)	Includes 176,191, 68,659 and 45,326 PVRSUs that will vest based on the applicable performance measures over the 2016-2018, 2015-2017 and 2014-2016 performance cycles, respectively.
(13)	Includes 7,235, 21,138 and 25,916 PVRSUs that will vest based on the applicable performance measures over the 2016-2018, 2015-2017and 2014-2016 performance cycles, respectively. Excludes 122,993, 33,217 and 9,968 PVRSUs that were forfeited due to Mr. MacLennan’s resignation over the 2016-2018, 2015-2017 and 2014-2016 performance cycles, respectively.
(14)	Includes 122,568, 48,633 and 32,106 PVRSUs that will vest based on the applicable performance measures over the 2016-2018, 2015-2017 and 2014-2016 performance cycles, respectively.
(15)	Includes 99,586. 37,190 and 24,551 PVRSUs that will vest based on the applicable performance measures over the 2016-2018, 2015-2017 and 2014-2016 performance cycles, respectively.
(16)	Includes 20,683, 8,582 and 5,666 PVRSUs that will vest based on the applicable performance measures over the 2016-2018, 2015-2017 and 2014-2016 performance cycles, respectively.

36	Noble Corporation – 2017 Proxy Statement

Option Exercises and Stock Vested

The following table sets forth certain information about the amounts received upon the exercise of options or the vesting of restricted stock units during the year ended December 31, 2016 for each of the named executive officers on an aggregated basis.

	Option Awards (1)		Stock Awards (2)

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (3)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (4)

David W. Williams	—	—	242,538	$1,855,489
Julie J. Robertson	—	—	87,405	$668,634
James A. MacLennan (5)	—	—	66,599	$509,422
Bernie G. Wolford	—	—	63,433	$485,281
William E. Turcotte	—	—	48,507	$371,093
Dennis J. Lubojacky	—	—	11,194	$85,637

(1)	Represents nonqualified stock option grants under the 1991 Plan for each named executive officer.
(2)	Represents restricted stock unit awards under the 1991 Plan and the Noble Incentive Plan for each named executive officer.
(3)	The value is based on the difference in the market price of the shares at the time of exercise and the exercise price of the options.
(4)	The value is based on the average of the high and low stock price on the vesting date multiplied by the aggregate number of shares that vested on such date.
(5)	Mr. MacLennan resigned as the Company’s Senior Vice President, Chief Financial Officer and Treasurer effective February 26, 2016.

Pension Benefits

The following table sets forth certain information about retirement payments and benefits under Noble’s defined benefit plans for each of the named executive officers.

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (1)(2)	Payments During Last Fiscal Year ($)

David W. Williams	Salaried Employees’ Retirement Plan	10.281	$397,118	—

(1)   Computed as of December 31, 2016, which is the same pension plan measurement date used for financial statement reporting purposes for our audited consolidated financial statements and notes thereto included in the 2016 Form 10-K.

(2)   For purposes of calculating the amounts in this column, retirement age was assumed to be the normal retirement age of 65, as defined in the Noble Drilling Services Inc. Salaried Employees’ Retirement Plan. A description of the valuation method and all material assumptions applied in quantifying the present value of accumulated benefit is set forth in Note 15 to our audited consolidated financial statements in the 2016 Form 10-K.

(3)   At the time of his resignation, Mr. MacLennan had not completed the minimum five years of service required to qualify for a pension benefit.

(4)   Not a participant in the Noble Drilling Services Inc. Salaried Employees’ Retirement Plan or the Noble Drilling Services Inc. Retirement Restoration Plan during 2016.

	Retirement Restoration Plan	10.281	$4,177,806	—
Julie J. Robertson	Salaried Employees’ Retirement Plan	28	$1,130,884	—
	Retirement Restoration Plan	28	$4,998,967	—
James A. MacLennan (3)	Salaried Employees’ Retirement Plan	4.134	—	—
	Retirement Restoration Plan	4.134	—	—
Bernie G. Wolford	Salaried Employees’ Retirement Plan	18.752	$641,372	—
	Retirement Restoration Plan	18.752	$1,531,789	—
William E. Turcotte (4)	Salaried Employees’ Retirement Plan	—	—	—
	Retirement Restoration Plan	—	—	—
Dennis J. Lubojacky (4)	Salaried Employees’ Retirement Plan	—	—	—
	Retirement Restoration Plan	—	—	—

Noble Retirement Plans

Under the Noble Drilling Services Inc. Salaried Employees’ Retirement Plan, the normal retirement date is the date that the participant attains the age of 65. The plan covers salaried employees, but excludes certain categories of salaried employees including any employees hired after July 31, 2004. A participant’s date of hire is the date such participant first performs an hour of service for the Company or its subsidiaries, regardless of any subsequent periods of employment or periods of separation from employment with the Company or its subsidiaries. David W. Williams was employed by a subsidiary of the Company from May to December 1994. Under the plan, Mr. Williams became a participant of the plan effective January 1, 2008, upon completion of a requisite period of employment. Mr. MacLennan was, prior to his resignation, and Mr. Wolford is also eligible to participate in the plan as a result of their prior service with the Company.

A participant who is employed by the Company or any of its affiliated companies on or after his or her normal retirement date (the date that the participant attains the age of 65) is eligible for a normal retirement pension upon the earlier of his or her required beginning date or the date of termination of his or her employment for any reason other than death or transfer to the employment of another of the Company’s affiliated companies. Required beginning date is defined in the plan generally to mean the April 1 of the calendar year following the later of the calendar year in which a participant attains the age of 70 1/2 years or the calendar year in which the participant commences a period of severance, which (with certain exceptions) commences with the date a participant ceases to be employed by the Company or any of its affiliated companies for reasons of retirement, death, being discharged or voluntarily ceasing employment, or with the first anniversary of the date of his or her absence for any other reason.

Noble Corporation – 2017 Proxy Statement	37

The normal retirement pension accrued under the plan is in the form of an annuity which provides for a payment of a level monthly retirement income to the participant for life, and in the event the participant dies prior to receiving 120 monthly payments, the same monthly amount will continue to be paid to the participant’s designated beneficiary until the total number of monthly payments equals 120. In lieu of the normal form of payment, the participant may elect to receive one of the other optional forms of payment provided in the plan, each such option being the actuarial equivalent of the normal form. These optional forms of payment include a single lump-sum (if the present value of the participant’s vested accrued benefit under the plan does not exceed $10,000), a single life annuity and several forms of joint and survivor elections.

The benefit under the plan is equal to:

•	one percent of the participant’s average monthly compensation multiplied times the number of years of benefit service (maximum 30 years), plus six-tenths of one percent of the participant’s average monthly compensation in excess of one-twelfth of his or her average amount of earnings which may be considered wages under section 3121(a) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), in effect for each calendar year during the 35-year period ending with the last day of the calendar year in which a participant attains (or will attain) social security retirement age, multiplied by the number of years of benefit service (maximum 30 years).

The average monthly compensation is defined in the plan generally to mean the participant’s average monthly rate of compensation from the Company for the 60 consecutive calendar months that give the highest average monthly rate of compensation for the participant. In the plan, compensation is defined (with certain exceptions) to mean the total taxable income of a participant during a given calendar month, including basic compensation, bonuses, commissions and overtime pay, but excluding extraordinary payments and special payments (such as moving expenses, benefits provided under any employee benefit program and stock options and SARs). Compensation includes salary reduction contributions by the participant under any plan maintained by the Company or any of its affiliated companies. Compensation may not exceed the annual compensation limit as specified by the U.S. Internal Revenue Service (the “IRS”) for the given plan year. Any compensation in excess of this limit is taken into account in computing the benefits payable under the Noble Drilling Services Inc. Retirement Restoration Plan. The Company has not granted extra years of credited service under the restoration plan to any of the named executive officers.

Early retirement can be elected at the time after which the participant has attained the age of 55 and has completed at least five years of service (or for a participant on or before January 1, 1986, when he or she has completed 20 years of covered employment). A participant will be eligible to commence early retirement benefits upon the termination of his or her employment with the Company or its subsidiaries prior to the date that the participant attains the age of 65 for any reason other than death or transfer to employment with another of the Company’s subsidiaries. The formula used in determining an early retirement benefit reduces the accrued monthly retirement income by multiplying the amount of the accrued monthly retirement income by a percentage applicable to the participant’s age as of the date such income commences being paid.

If a participant’s employment terminates for any reason other than retirement, death or transfer to the employment of another of the Company’s subsidiaries and the participant has completed at least five years of service, the participant is eligible for a deferred vested pension. The deferred vested pension for the participant is the monthly retirement income commencing on the first day of the month coinciding with or next following his or her normal retirement date. If the participant has attained the age of 55 and has completed at least five years of service or if the actuarial present value of the participant’s accrued benefit is more than $5,000 but less than $10,000, the participant may elect to receive a monthly retirement income that is computed in the same manner as the monthly retirement income for a participant eligible for an early retirement pension. If the participant dies before benefits are payable under the plan, the surviving spouse or, if the participant is not survived by a spouse, the beneficiary designated by the participant, is eligible to receive a monthly retirement income for life, commencing on the first day of the month next following the date of the participant’s death. The monthly income payable to the surviving spouse or the designated beneficiary shall be the monthly income for life that is the actuarial equivalent of the participant’s accrued benefit under the plan.

The Noble Drilling Services Inc. Retirement Restoration Plan is an unfunded, nonqualified plan that provides the benefits under the Noble Drilling Services Inc. Salaried Employees’ Retirement Plan’s benefit formula that cannot be provided by the Noble Drilling Services Inc. Salaried Employees’ Retirement Plan because of the annual compensation and annual benefit limitations applicable to the Noble Drilling Services Inc. Salaried Employees’ Retirement Plan under the Code. A participant’s benefit under the Noble Drilling Services Inc. Retirement Restoration Plan that was accrued and vested on December 31, 2004 will be paid to such participant (or, in the event of his or her death, to his or her designated beneficiary) at the time benefits commence being paid to or with respect to such participant under the Noble Drilling Services Inc. Salaried Employees’ Retirement Plan, and will be paid in a single lump sum payment, in installments over a period of up

38	Noble Corporation – 2017 Proxy Statement

to five years or in a form of payment provided for under the Noble Drilling Services Inc. Salaried Employees’ Retirement Plan (such form of distribution to be determined by the committee appointed to administer the plan). A participant’s benefit under the Noble Drilling Services Inc. Retirement Restoration Plan that accrued or became vested after December 31, 2004 will be paid to such participant (or in the event of his or her death, to his or her designated beneficiary) in a single lump sum payment following such participant’s separation from service with the Company and its subsidiaries. Messrs. Williams, and Wolford and Ms. Robertson participate in the Noble Drilling Services Inc. Retirement Restoration Plan, while Mr. MacLennan participated prior to his resignation.

During the fourth quarter of 2016, Noble approved amendments, effective as of December 31, 2016, to the defined benefit plans. With these amendments, employees and alternate payees will accrue no future benefits under the plans after December 31, 2016. However, these amendments will not affect any benefits earned through that date. Benefits for the affected plans are primarily based on years of service and employees’ compensation near December 31, 2016.

The following table sets forth for the named executive officers certain information as of December 31, 2016 and for the year then ended about the Noble Drilling Services Inc. 401(k) Savings Restoration Plan.

Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($) (1)	Company Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

David W. Williams (3)	—	—	$10,927	—	$243,752
Julie J. Robertson (3)	—	—	$102,164	—	$2,301,330
James A. MacLennan	$107,286	$7,090	$30,407	($749,550)	—
Bernie G. Wolford	$185,074	—	$39,544	—	$806,694
William E. Turcotte (3)	—	—	—	—	—
Dennis J. Lubojacky	$27,569	$2,327	$3,182	—	$107,138

(1)	The Executive Contributions reported in this column are also included in the Salary column of the Summary Compensation Table.
(2)	The Company Contributions reported in this column are also included in the All Other Compensation column of the Summary Compensation Table.
(3)	Not a participant in the Noble Drilling Services Inc. 401(k) Savings Restoration Plan in 2016.

The Noble Drilling Services Inc. 401(k) Savings Restoration Plan (which applies to compensation deferred by a participant that was vested prior to January 1, 2005) and the Noble Drilling Services Inc. 2009 401(k) Savings Restoration Plan (which applies to employer matching contributions and to compensation that was either deferred by a participant or became vested on or after January 1, 2005) are nonqualified, unfunded employee benefit plans under which certain specified employees of the Company and its subsidiaries may elect to defer compensation in excess of amounts deferrable under the Noble Drilling Services Inc. 401(k) Savings Plan and, subject to certain limitations specified in the plan, receive employer matching contributions in cash. The employer matching amount is determined in the same manner as are employer matching contributions under the Noble Drilling Services Inc. 401(k) Savings Plan.

Compensation considered for deferral under these nonqualified plans consists of cash compensation payable by an employer, defined in the plan to mean certain subsidiaries of the Company, to a participant in the plan for personal services rendered to such employer prior to reduction for any pre-tax contributions made by such employer and prior to reduction for any compensation reduction amounts elected by the participant for benefits, but excluding allowances, commissions, deferred compensation payments and any other extraordinary compensation. For each plan year, participants are able to defer up to 19 percent of their basic compensation for the plan year, all or any portion of any bonus otherwise payable by an employer for the plan year, and for plan years commencing prior to January 1, 2009, the applicable 401(k) amount. The applicable 401(k) amount is defined to mean, for a participant for a plan year, an amount equal to the participant’s basic compensation for such plan year, multiplied by the contribution percentage that is in effect for such participant under the Noble Drilling Services Inc. 401(k) Savings Plan for the plan year, reduced by the lesser of (i) the applicable dollar amount set forth in Section 402(g)(1)(B) of the Code for such year or (ii) the dollar amount of any Noble Drilling Services Inc. 401(k) Savings Plan contribution limitation for such year imposed by the compensation committee.

A participant’s benefit under these nonqualified plans normally will be distributed to such participant (or in the event of his or her death, to his or her designated beneficiary) in a single lump sum payment or in approximately equal annual installments over a period of five years following such participant’s separation from service with the Company and its subsidiaries. Mr. MacLennan was, prior to his resignation, a participant, and Mr. Williams, Mr. Wolford, Ms. Robertson and Mr. Lubojacky are participants in the Noble Drilling Services Inc. 401(k) Savings Restoration Plan and in the Noble Drilling Services Inc. 2009 401(k) Savings Restoration Plan.

Noble Corporation – 2017 Proxy Statement	39

Potential Payments on Termination or Change of Control

Change of Control Employment Agreements

The Company has guaranteed the performance of a change of control employment agreement entered into by a subsidiary of the Company with each executive officer as of November 20, 2013 (when the original agreements were restated). These change of control employment agreements become effective upon a change of control of the Company (as described below) or a termination of employment in connection with or in anticipation of such a change of control, and remain effective for three years thereafter.

The agreement provides that if the officer’s employment is terminated within three years after a change of control or prior to but in anticipation of a change of control, either (1) by us for reasons other than death, disability or “cause” (as defined in the agreement) or (2) by the officer for “good reason” (which term includes a material diminution of responsibilities or compensation and which allows us a cure period following notice of the good reason) or upon the officer’s determination to leave without any reason during the 30-day period immediately following the first anniversary of the change of control, the officer will receive or be entitled to the following benefits:

•	a lump sum amount equal to the sum of (i) the prorated portion of the officer’s highest bonus paid in the last three years before the change of control (the “Highest Bonus”), (ii) an amount equal to 18 times the highest monthly COBRA premium (within the meaning of Section 4980B of the Code) during the 12-month period preceding the termination of the officer’s employment and (iii) any accrued vacation pay, in each case to the extent not theretofore paid (collectively, the “Accrued Obligations”);

•	a lump sum amount equal to one, two, or three times the sum of the officer’s annual base salary (as defined in the agreement, based on the highest monthly salary paid in the 12 months prior to the change of control) and the officer’s Highest Bonus (the “Severance Amount”);

•	welfare benefits for an 18-month period to the officer and the officer’s family at least equal to those that would have been provided had the officer’s employment been continued. If, however, the officer becomes reemployed with another employer and is eligible to receive welfare benefits under another employer provided plan, the welfare benefits provided by the Company and its affiliates would be secondary to those provided by the new employer (“Welfare Benefit Continuation”);

•	a lump sum amount equal to the excess of (i) the actuarial equivalent of the benefit under the qualified and nonqualified defined benefit retirement plans of the Company and its affiliated companies in which the officer would have been eligible to participate had the officer’s employment continued for three years after termination over (ii) the actuarial equivalent of the officer’s actual benefit under such plans (the “Supplemental Retirement Amount”); in certain circumstances, an additional payment in an amount such that after the payment of all income and excise taxes, the officer will be in the same after-tax position as if no excise tax under Section 4999 of the Code (the so-called Parachute Payment excise tax), if any, had been imposed (the “Excise Tax Payment”), although the Excise Tax Payment has been eliminated for all future executive officers; provided, however, that the total payment due to the officer will be reduced such that no portion of the payment would be subject to excise tax if the making of the Excise Tax Payment would not result in a better after-tax position to the officer of at least $50,000 as compared to the making of such reduction;

•	outplacement services for six months (not to exceed $50,000); and

•	the 100 percent vesting of all benefits under the 1991 and 2015 Plans and any other similar plan to the extent such vesting is permitted under the Code.

A “change of control” is defined in the agreement to mean:

•	the acquisition by any individual, entity or group of 15 percent or more of the Company’s outstanding shares, but excluding any acquisition directly from the Company or by the Company, or any acquisition by any corporation under a reorganization, merger, amalgamation or consolidation if the conditions described below in the third bullet point of this definition are satisfied;

•	individuals who constitute the incumbent board of directors (as defined in the agreement) of the Company cease for any reason to constitute a majority of the board of directors;

•	consummation of a reorganization, merger, amalgamation or consolidation of the Company, unless following such a reorganization, merger, amalgamation or consolidation (i) more than 50 percent of the then outstanding shares of common stock (or equivalent security) of the company resulting from such transaction and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors are then beneficially owned by all or substantially

40	Noble Corporation – 2017 Proxy Statement

all of the persons who were the beneficial owners of the outstanding shares immediately prior to such transaction, (ii) no person, other than the Company or any person beneficially owning immediately prior to such transaction 15 percent or more of the outstanding shares, beneficially owns 15 percent or more of the then outstanding shares of common stock (or equivalent security) of the company resulting from such transaction or the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors, and (iii) a majority of the members of the board of directors of the company resulting from such transaction were members of the incumbent board of directors of the Company at the time of the execution of the initial agreement providing for such transaction;

•	consummation of a sale or other disposition of all or substantially all of the assets of the Company, other than to a company, for which following such sale or other disposition, (i) more than 50 percent of the then outstanding shares of common stock (or equivalent security) of such company and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors are then beneficially owned by all or substantially all of the persons who were the beneficial owners of the outstanding shares immediately prior to such sale or other disposition of assets, (ii) no person, other than the Company or any person beneficially owning immediately prior to such transaction 15 percent or more of the outstanding shares, beneficially owns 15 percent or more of the then outstanding shares of common stock (or equivalent security) of such company or the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors, and (iii) a majority of the members of the board of directors of such company were members of the incumbent board of directors of the Company at the time of the execution of the initial agreement providing for such sale or other disposition of assets; or

•	approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

However, a “change of control” will not occur as a result of a transaction if (i) the Company becomes a direct or indirect wholly owned subsidiary of a holding company and (ii) either (A) the shareholdings for such holding company immediately following such transaction are the same as the shareholdings immediately prior to such transaction or (B) the shares of the Company’s voting securities outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the outstanding voting securities of such holding company immediately after giving effect to such transaction.

Under the agreement, “cause” means (i) the willful and continued failure by the officer to substantially perform his duties or (ii) the willful engaging by the officer in illegal conduct or gross misconduct that is materially detrimental to the Company or its affiliates.

Payments to “specified employees” under Section 409A of the Code may be delayed until six months after the termination of the officer’s employment.

The agreement contains a confidentiality provision obligating the officer to hold in strict confidence and not to disclose or reveal, directly or indirectly, to any person, or use for the officer’s own personal benefit or for the benefit of anyone else, any trade secrets, confidential dealings or other confidential or proprietary information belonging to or concerning the Company or any of its affiliated companies, with certain exceptions set forth expressly in the provision. Any term or condition of the agreement may be waived at any time by the party entitled to have the benefit thereof (whether the subsidiary of the Company party to the agreement or the officer) if evidenced by a writing signed by such party.

The agreement provides that payments thereunder do not reduce any amounts otherwise payable to the officer, or in any way diminish the officer’s rights as an employee, under any employee benefit plan, program or arrangement or other contract or agreement of the Company or any of its affiliated companies providing benefits to the officer.

Assuming a change of control had taken place on December 31, 2016 and the employment of the named executive officer was terminated either (1) by us for reasons other than death, disability or cause or (2) by the officer for good reason, the following table sets forth the estimated amounts of payments and benefits under the agreement for each of the indicated named executive officers.

Noble Corporation – 2017 Proxy Statement	41

OUTPLACEMENT BENEFITS

Payment or Benefit	David W. Williams	Julie J. Robertson	Bernie G. Wolford	William E. Turcotte	Dennis J. Lubojacky
Accrued Obligations	$2,137,743	$878,639	$579,715	$582,460	$211,055
Severance Amount	$9,490,950	$4,398,240	$2,908,275	$3,021,510	$481,496
Welfare Benefit Continuation	$45,995	$22,275	$47,244	$47,905	$16,115
Supplemental Retirement Amount (1)	—	—	—	—	—
Excise Tax Payment	—	—	—	—	—
Outplacement Services (2)	$50,000	$50,000	$50,000	$50,000	$50,000
Accelerated Vesting of Options and Restricted Stock Units (3)	$7,727,630	$2,971,118	$2,079,992	$1,654,942	$356,663

(1)	The Plan was amended effective December 31, 2016 to cease future benefit accruals.
(2)	Represents an estimate of the costs to the Company of outplacement services for six months.
(3)

The total number of restricted stock units held at December 31, 2016 (the last trading day of 2016), and the aggregate value of accelerated vesting thereof at December 31, 2016 (computed by multiplying $5.92, the closing market price of the shares at December 31, 2016, by the total number of restricted stock units held), were as follows: Mr. Williams – 1,305,343 units valued at $7,727,630; Ms. Robertson – 501,878 units valued at $2,971,118; Mr. Wolford – 351,350 units valued at $2,079,992; Mr. Turcotte – 279,551 units valued at $1,654,942; and Mr. Lubojacky – 60,247 units valued at $356,663.

The agreement provides that if the officer’s employment is terminated within three years after a change of control by reason of disability or death, the agreement will terminate without further obligation to the officer or the officer’s estate, other than for the payment of Accrued Obligations, the Severance Amount, the Supplemental Retirement Amount and the timely provision of the Welfare Benefit Continuation. If the officer’s employment is terminated for cause within the three years after a change of control, the agreement will terminate without further obligation to the officer other than for payment of the officer’s base salary through the date of termination, to the extent unpaid, and the timely payment when otherwise due of any compensation previously deferred by the officer. If the officer voluntarily terminates the officer’s employment within the three years after a change of control (other than during the 30-day period following the first anniversary of a change of control), excluding a termination for good reason, the agreement will terminate without further obligation to the officer other than for payment of the officer’s base salary through the date of termination, to the extent unpaid, the payment of the Accrued Obligations, and the timely payment when otherwise due of any compensation previously deferred by the officer.

In October 2011, the compensation committee approved a new form of change of control employment agreement for executive officers. The terms of the new form of employment agreement are substantially the same as the agreements described above, except the new form only provides benefits in the event of certain terminations by us for reasons other than death, disability or “cause” or by the officer for “good reason” and does not provide for an Excise Tax Payment. In February 2012, the form of change of control employment agreement was further amended to revise the definition of change in control such that the percentage of our outstanding registered shares or combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors that must be acquired by an individual, entity or group to trigger a change in control was increased from 15% to 25%. Mr. Wolford and Mr. Lubojacky are parties to a change of control employment agreement in the form approved in February 2012. None of the other named executive officers are party to these new forms of employment agreement.

The 1991 Plan

The 1991 Plan was amended in 2009, among other things, to allow for the award of restricted stock units and incorporate the definition of change of control in the change of control employment agreements to which our named executive officers are party which are described above under “Change of Control Employment Agreements.” We awarded TVRSUs and PVRSUs under the 1991 Plan to our named executive officers, and the change in control provisions therein are discussed below. The 1991 Plan also provided that the compensation committee may accelerate the vesting of any such TVRSU or PVRSU upon a change in control.

The Noble Incentive Plan

In 2015, we adopted the Noble Incentive Plan as a new incentive plan. Pursuant to the Noble Incentive Plan, upon a change in control, the compensation committee has the discretion to take any one or more of the following actions: (i) provide for the substitution of a new award or other arrangement for an award or the assumption of the award, (ii) provide for acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the award and, if the transaction is a cash merger, provide for the termination of any portion of the award that remains unexercised at the time of such transaction, or (iii) cancel any such awards and deliver to the participants cash in an amount equal to the fair market value of such awards on the date of such event.

The Noble Incentive Plan defines “change in control” in a manner that is consistent with the definition in the 1991 Plan.

42	Noble Corporation – 2017 Proxy Statement

Restricted Stock Units

We granted TVRSUs and PVRSUs in 2014, 2015 and 2016, some of which continue to be subject to vesting restrictions.

Assuming that either the named executive officer’s employment terminated on December 31, 2016 due to disability, death or retirement or, in the event of the restricted stock units, a change of control had taken place on that date, the table on the left below sets forth certain information about TVRSUs subject to accelerated vesting for the indicated named executive officers.

Our PVRSU agreements provide for the vesting of 50 percent of the awards for each of the 2014-2016, 2015-2017 and 2016-2018 cycles upon the occurrence of a change of control of the Company (whether with or without termination of employment of the officer by the Company or an affiliate). The agreements also provide for pro rata vesting upon the occurrence of the death, disability or retirement of the officer, based on months of service completed in the performance period; however, such vesting is also subject to the actual performance achieved and may not result in an award. The agreements define a change of control as set out in the 1991 Plan and Noble Incentive Plan, provided the change of control also satisfies the requirements of Section 409A of the Code. Assuming that a change of control had taken place on December 31, 2016, the following table sets forth certain information about restricted stock units subject to accelerated vesting for the indicated named executive officers. The amounts in the table on the right below include the restricted stock units that were awarded with respect to the 2014-2016 cycle.

Time-Vested Restricted Stock Units

Name	Number of TVRSUs Subject to Acceleration of Vesting	Aggregate Value of Acceleration of Vesting

David W. Williams	548,494	$3,247,084
Julie J. Robertson	211,702	$1,253,276
Bernie G. Wolford	148,043	$876,415
William E. Turcotte	118,224	$699,886
Dennis J. Lubojacky	25,316	$149,871

Performance-Vested Restricted Stock Units

Name	Number of PVRSUs Subject to Acceleration of Vesting	Aggregate Value of Acceleration of Vesting (1)

David W. Williams	756,849	$4,480,546
Julie J. Robertson	290,176	$1,717,842
Bernie G. Wolford	203,307	$1,203,577
William E. Turcotte	161,327	$955,056
Dennis J. Lubojacky	34,931	$206,792

(1)

The table includes amounts associated with restricted stock units awarded for the 2014- 2016 cycle. Excluding this award, the number of PVRSUs and the aggregate values would be: Mr. Williams – 634,089 units valued at $3,753,807; Ms. Robertson – 244,850 units valued at $1,449,512; Mr. Wolford – 171,201 units valued at $1,013,510; Mr. Turcotte – 136,776 units valued at $809,714; and Mr. Lubojacky – 29,265 units valued at $173,249.

Noble Corporation – 2017 Proxy Statement	43

Director Compensation

The compensation committee of our Board sets the compensation of our directors. In determining the appropriate level of compensation for our directors, the compensation committee considers the commitment required from our directors in performing their duties on behalf of the Company, as well as comparative information the committee obtains from compensation consulting firms and from other sources. Set forth below is a description of the compensation of our directors.

We compete with many companies to attract, motivate and retain experienced and highly capable individuals to serve as our directors, some of which are much larger than we are. Moreover, the offshore drilling industry is a very complex, technical and international business in the energy sector, which we believe requires directors who understand and have experience in these particular areas. Although the difficult economic environment of the last few years has reduced our size (measured by market cap) relative to those we compete with for director talent, primarily oilfield service companies, our business is no less complex, technical or international, and we must attract and retain individuals of high ability to serve as directors.

Our directors are subject to a share ownership policy that includes minimum share ownership requirements. See page 30 of this proxy statement for more information.

Annual Retainers and Other Fees and Expenses

We pay our non-employee directors an annual retainer of $50,000, in four quarterly installments. Under the Noble Corporation Equity Compensation Plan for Non-Employee Directors (the “Retainer Plan”), non-employee directors may elect to receive up to all of the retainer in shares. In addition, during 2016 we paid our non-employee directors a Board meeting fee and a committee meeting fee of $2,500 per meeting. The lead director and the chair of the audit committee and of the compensation committee each received an annual retainer of $25,000, and the chair of each other standing Board committee received an annual retainer of $15,000.

Our Board has recently taken action to reduce director compensation. Accordingly, beginning in the second quarter, the meeting fee will fall to $2,000 per meeting, the annual retainer paid to our lead director will fall to $22,500, the annual retainer paid to our audit and compensation committee chairpersons will fall to $20,000 and the annual retainer for all other committee chairpersons will fall to $10,000. The Board also has elected to reduce the equity component of director compensation to $200,000 in 2017 from $225,000 in 2016 and $250,000 in 2015.

We also reimburse directors for travel, lodging and related expenses they may incur in attending Board and committee meetings, and related activities in connection with their duties as director. Our directors do not receive any additional compensation from the Company in the form of retirement or deferred compensation plans or otherwise.

Annual Equity Grants

We typically make our annual equity grant to our non-employee directors in the first quarter of each fiscal year pursuant to the Noble Corporation 1992 Nonqualified Stock Option and Restricted Share Plan for Non-employee Directors (the “1992 Plan”). As mentioned above, our Board has reduced the equity component of director compensation in the last few years to $200,000 in 2017 from $225,000 in 2016 and $250,000 in 2015.

We are proposing that shareholders approve a new director plan to replace the 1992 Plan and the Retainer Plan at this Meeting. Our compensation committee has adopted a policy providing that all equity awards to directors under the new director plan (other than shares issued to pay the quarterly retainer) will include a one-year vesting period. See resolution 17 on page 65 of this proxy statement for more information on the new director plan.

Director Compensation for 2016

The following table shows the compensation of our outside directors for the year ended December 31, 2016.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	All Other Compensation (3)	Total(4)

Ashley Almanza	$95,000	$316,674	$415	$412,089
Michael A. Cawley	$115,000	$227,995	$299	$343,294
Julie H. Edwards	$97,500	$227,995	$299	$325,794
Gordon T. Hall	$136,250	$227,995	$299	$364,544
Scott D. Josey	$87,500	$227,995	$299	$315,794
Jon A. Marshall	$110,000	$227,995	$299	$338,294
Mary P. Ricciardello	$115,000	$227,995	$299	$343,294

(1)	Includes the portion of the $50,000 annual retainer paid to our directors in shares under the Noble Corporation Equity Compensation Plan for Non-Employee Directors.
(2)	The value is based on the average of the high and low stock price on the vesting date multiplied by the aggregate number of shares that vested on that date.
(3)	Represents the payment of a nominal amount required by UK law related to the issuance of shares which is equal to $0.01 times the number of ordinary shares granted for the year.
(4)

Director total compensation varies based upon the number of board and committee meetings attended and whether such director is a chairperson of a committee or the lead director. See page 8 of the proxy statement for more information on committee memberships and meetings.

44	Noble Corporation – 2017 Proxy Statement

Equity Compensation Plan Information

The following table sets forth as of December 31, 2016 information regarding securities authorized for issuance under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1) (a)	Weighted-average exercise price of outstanding options, warrants and rights (1) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (1)

Equity compensation plans approved by security holders	1,420,175	$29.52	11,790,554
Equity compensation plans not approved by security holders	N/A	N/A	39,216 (2)
Total	1,420,175	$29.52	11,829,770

(1)

In connection with the Spin-off of Paragon Offshore, we made certain adjustments to the exercise price and number of stock options and our share based compensation awards to preserve the economic value of the grants immediately prior to the Spin-off.

(2)	Consists of shares issuable under the Noble Corporation Equity Compensation Plan for Non-Employee Directors.

Section 16(a)

Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than 10 percent of the shares, to file with the SEC initial reports of ownership and reports of changes in ownership of such shares. Directors, officers and beneficial owners of more than 10 percent of the shares are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations from our directors and officers that no other reports were required, during the year ended December 31, 2016, our directors, officers and beneficial owners of more than 10 percent of the shares complied with all applicable Section 16(a) filing requirements.

Noble Corporation – 2017 Proxy Statement	45

Report of the Audit Committee

To the Shareholders of Noble Corporation plc:

The board of directors (the “Board”) of Noble Corporation plc (the “Company”) maintains an audit committee composed of three non-management directors. The Board has determined that the audit committee’s current membership satisfies the rules of the U.S. Securities and Exchange Commission (“SEC”) and New York Stock Exchange (“NYSE”) that govern audit committees, including the requirements for audit committee member independence set out in Section 303A.02 of the NYSE’s corporate governance standards and Rule 10A-3 under the United States Securities Exchange Act of 1934.

The audit committee oversees the Company’s financial reporting process on behalf of the entire Board. Management has the primary responsibility for the Company’s financial statements and the reporting process, including the systems of internal controls. The primary responsibilities of the audit committee are to select and retain the Company’s auditors (including review and approval of the terms of engagement and fees), to review with the auditors the Company’s financial reports (and other financial information) provided to the SEC and the investing public, to prepare and publish this report, and to assist the Board with oversight of the following:

•	integrity of the Company’s financial statements;

•	compliance by the Company with standards of business ethics and legal and regulatory requirements;

•	qualifications and independence of the Company’s independent auditors; and

•	performance of the Company’s independent auditors and internal auditors.

In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements with management of the Company.

The audit committee reviewed and discussed with the independent auditors all communications required by generally accepted auditing standards, including those described in Public Company Accounting Oversight Board AS 16. In addition, the audit committee has also discussed with the Company’s independent auditors the auditors’ independence from management and the Company. The matters discussed with the independent auditors include the matters in the written disclosures below and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regulating the independent auditor’s communications with the audit committee concerning independence.

The audit committee discussed with the independent auditors the overall scope and plans for their audit. The audit committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting. The audit committee held five meetings during 2016 and met again on February 2, 2017 and February 23, 2017.

Summary

In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC. The audit committee also determined that the provision of services other than audit services rendered by PricewaterhouseCoopers LLP was compatible with maintaining PricewaterhouseCoopers LLP’s independence.

February 23, 2017

AUDIT COMMITTEE

Mary P. Ricciardello, Chair

Ashley Almanza

Jon A. Marshall

46	Noble Corporation – 2017 Proxy Statement

Auditors

Fees Paid to Independent Registered Public Accounting Firm

The following table sets forth the fees paid to PricewaterhouseCoopers LLP for services rendered during each of the two years in the period ended December 31, 2016 (in thousands):

	2016	2015

Audit Fees (1)	$4,397	$4,280
Audit-Related Fees (2)	$124	$136
Tax Compliance Fees	$252	$306
Tax Consulting Fees	$236	$157
All Other Fees(3)	$362	$577
Total	$5,371	$5,456

(1)

Represents fees for professional services rendered for the audit of the Company’s annual financial statements for 2016 and 2015 and the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for each of those years.

(2)	Represents fees for professional services rendered for benefit plan audits for 2016 and 2015.
(3)

Fees for 2016 includes $0.3 million for services rendered in connection with our December 2016 bond offering. Fees for 2015 primarily include $0.3 million for services rendered in connection with our March 2015 bond offering and $0.2 million for advisory services rendered in connection with our preparation for future conversion to International Financial Reporting Standards for our United Kingdom reporting requirements.

Pre-Approval Policies and Procedures

In January 2004, the audit committee adopted a pre-approval policy framework for audit and non-audit services, which established that the audit committee may adopt a pre-approval policy framework each year under which specified audit services, audit-related services, tax services and other services may be performed without further specific engagement pre-approval. On February 2, 2017 and January 29, 2016, the audit committee readopted such policy framework for 2017 and 2016, respectively. Under the policy framework, all tax services provided by the independent auditor must be separately pre-approved by the audit committee. Requests or applications to provide services that do require further, separate approval by the audit committee are required to be submitted to the audit committee by both the independent auditors and the chief accounting officer, chief financial officer or controller of the Company, and must include a joint statement that, in their view, the nature or type of service is not a prohibited non-audit service under the SEC’s rules on auditor independence.

Noble Corporation – 2017 Proxy Statement	47

Resolutions 9, 10 & 11

Ratification of Appointment of PricewaterhouseCoopers LLP (US) as Independent Registered Public Accounting Firm

Appointment of PricewaterhouseCoopers LLP (UK) as UK

Statutory Auditor

Authorization of Audit Committee to Determine UK Statutory

Auditor’s Compensation

The audit committee of our Board has voted unanimously to appoint the U.S. firm of PricewaterhouseCoopers LLP as independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2017, and to re-appoint the U.K. firm of PricewaterhouseCoopers LLP as U.K. statutory auditors to the Company under the UK Companies Act 2006 (the “UK Companies Act”) (to hold office from the conclusion of the Meeting until the conclusion of the next annual general meeting at which accounts are laid before the Company). You are being asked to ratify that appointment as independent registered public accounting firm and to approve their re-appointment as U.K. statutory auditors. You are also being asked to authorize the audit committee of our Board to determine the compensation of PricewaterhouseCoopers LLP as U.K. statutory auditors of the Company. PricewaterhouseCoopers LLP has audited our financial statements since 1994.

Representatives of the U.S. firm of PricewaterhouseCoopers LLP and the U.K. firm of PricewaterhouseCoopers LLP are expected to be present at the Meeting to respond to appropriate questions from shareholders, and they will be given the opportunity to make a statement should they desire to do so.

Approval of each of the resolutions requires the affirmative vote of at least a simple majority of the votes cast on each resolution at the Meeting in person or by proxy.

 Recommendation

Our Board unanimously recommends that you vote FOR:

(a) the ratification of the appointment of PricewaterhouseCoopers LLP (US) as the Company’s independent registered public accounting firm for fiscal year 2017;

(b) the re-appointment of PricewaterhouseCoopers LLP (UK) as the Company’s U.K. statutory auditor (to hold office from the conclusion of the Meeting until the conclusion of the next annual general meeting at which accounts are laid before the Company); and

(c)  the authorization of the audit committee to determine the U.K. statutory auditors’ compensation.

48	Noble Corporation – 2017 Proxy Statement

Resolution 12

Approval by Advisory Vote

of the Company’s Executive Compensation

Our Board recognizes the interest the Company’s shareholders have in the compensation of the Company’s named executive officers. In recognition of that interest and in accordance with the requirements of SEC rules, including Section 14A of the Exchange Act, and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, this resolution, commonly known as a “say on pay” proposal, provides the Company’s shareholders with the opportunity to cast an advisory vote on the compensation of the Company’s named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, including the discussion of the Company’s compensation program and philosophy beginning on page 21 of this proxy statement and the compensation tables beginning on page 34 of this proxy statement. This advisory vote is intended to give the Company’s shareholders an opportunity to provide an overall assessment of the compensation of the Company’s named executive officers rather than focus on any specific item of compensation. As described in the Compensation Discussion and Analysis included in this proxy statement, the Company has adopted an executive compensation program that reflects the Company’s philosophy that executive compensation should be structured so as to align each executive’s interests with the interests of the Company’s shareholders. For more information on the purpose, goals and best practices of our compensation program, see Compensation Discussion and Analysis beginning on page 14 of this proxy statement.

As an advisory vote, the shareholders’ vote on this resolution is not binding on our Board or the Company and our Board could, if it concluded it was in the Company’s best interests to do so, choose not to follow or implement the outcome of the advisory vote. However, the Company expects that the compensation committee of our Board will review voting results on this resolution and give consideration to the outcome when making future executive compensation decisions for the Company’s named executive officers.

Approval of the resolution, on an advisory basis, requires the affirmative vote of at least a simple majority of the votes cast on the resolution at the Meeting in person or by proxy.

 Recommendation

Our Board unanimously recommends that you approve, on an advisory basis, the compensation of the Company’s named executive officers by voting FOR the approval of the following resolution:

RESOLVED, that the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement relating to the Meeting pursuant to the executive compensation disclosure rules promulgated by the SEC, is hereby approved on a non-binding advisory basis.

Noble Corporation – 2017 Proxy Statement	49

Resolution 13

Advisory Vote on Frequency

of Executive Compensation Advisory Vote

This proposal provides the Company’s shareholders with the opportunity to cast an advisory vote on the ongoing frequency of the shareholder advisory vote on the compensation of the Company’s named executive officers (such as Proposal (12)). In this regard, shareholders are being asked to choose whether to hold the advisory vote every year, every two years or every three years. Our Board recommends that the Company hold a shareholder advisory vote on executive compensation every year.

At our 2011 annual general meeting, our shareholders voted, in an advisory vote, to hold an advisory vote on the compensation of our named executive officers every year. After considering the results of the shareholder advisory vote and other factors, our Board determined that the Company would hold an advisory vote on the compensation of our named executive officers every year until (a) the next required vote on the frequency of shareholder votes on the compensation of our named executive officers or (b) the Board otherwise determines that a different frequency for such advisory votes is in the best interests of our shareholders. Under SEC rules, the Company must hold a vote on the frequency of the advisory vote on the compensation of our named executive officers at this year’s Meeting. Because the Company has previously adopted an annual advisory vote on the compensation of our named executive officers, our Directors have elected to recommend to shareholders at this Meeting a vote in favor of an advisory vote every year.

As an advisory vote, this proposal is not binding on our Board or the Company and our Board could, if it concluded it was in the Company’s best interests to do so, choose not to follow or implement the outcome of the advisory vote. However, in setting the agenda for future shareholder meetings, the Company expects that our Board will review voting results on this proposal and give significant consideration to the outcome.

Approval of the proposal, on an advisory basis, requires the affirmative vote of holders of at least a simple majority of the votes cast on the resolution at the Meeting in person or by proxy. If none of the alternatives in the proposal (one year, two years or three years) receive a majority vote, our Board will consider the frequency that receives the highest number of votes cast by shareholders to be the frequency that has been selected by shareholders.

Recommendation Our Board unanimously recommends that shareholders vote, on an advisory basis, to hold an advisory vote on the compensation of the Company’s named executive officers EVERY YEAR.

50	Noble Corporation – 2017 Proxy Statement

Resolution 14

Approval by Advisory Vote

of the Directors’ Compensation Report

In accordance with the provisions of the UK Companies Act, the directors’ compensation report in the Annual Report and Accounts contains:

•	a statement by Michael A. Cawley, chairperson of the Company’s compensation committee;

•	the directors’ compensation policy in relation to future payments to the Company’s directors and former directors (the “Compensation Policy”); and

•	the annual report on compensation, which sets out director compensation for the financial year ending December 31, 2016.

The directors’ compensation report is set out in full in the Annual Report and Accounts.

An annual advisory shareholder vote by ordinary resolution is required on the statement by the compensation committee chairperson and the annual report on compensation. A vote will also be necessary at the Meeting regarding the Compensation Policy as shareholders last approved the directors’ compensation policy at our 2014 annual general meeting and the directors’ compensation policy must be submitted to shareholders every three years. See resolution 15 beginning on page 52 of this proxy statement.

As an advisory vote, the shareholders’ vote on this resolution is not binding on our Board or the Company and our Board could, if it concluded it was in the Company’s best interests to do so, choose not to follow or implement the outcome of the advisory vote. However, the Company expects that the compensation committee of our Board will review voting results on this resolution and give consideration to the outcome when making future compensation decisions for the Company’s directors.

Approval of the resolution, on an advisory basis, requires the affirmative vote of holders of at least a simple majority of the votes cast on the resolution at the Meeting in person or by proxy.

 Recommendation

Our Board unanimously recommends that you approve, on an advisory basis, the Company’s directors’ compensation report (other than the part containing the Compensation Policy which is subject to a vote under resolution 15) for the year ended December 31, 2016 by voting FOR the resolution.

Noble Corporation – 2017 Proxy Statement	51

Resolution 15

Approval of the Directors’ Compensation Policy

U.K. quoted companies are required to submit their directors’ compensation policy to a binding shareholders’ vote at least once every three years.

The current directors’ compensation policy was approved by shareholders at our 2014 annual general meeting. The new directors’ compensation policy (the “Compensation Policy”) is set out in the directors’ compensation report in the Annual Report and Accounts. The Company’s compensation committee considers that the Company’s current remuneration framework continues to be effective in supporting the delivery of our business strategy and the creation of shareholder value. Therefore, the compensation committee has decided to make only minor changes to the current compensation policy. In summary, these changes do not alter the Company’s overall compensation program for our executive directors (which, at the date of this proxy statement, includes only our Chairman, President and Chief Executive Officer) or our non-executive directors and instead are meant to update the policy to reflect the Company’s updated policies on such items as clawbacks, expatriate benefits, etc. A marked version of the Compensation Policy showing these changes may be found on the Company’s website: www.noblecorp.com in the Investor Relations section under Shareholder Meetings.

If approved, the Compensation Policy will take effect from the conclusion of the Meeting. Payments will continue to be made to our executive director in line with existing contractual arrangements until this date.

Once the Compensation Policy is approved, all compensation payments and payments for loss of office to directors must be made in accordance with the Compensation Policy or must be separately approved by shareholders.

If the Compensation Policy is approved, it will be valid for three financial years without a new shareholder approval (i.e., until December 31, 2020, being the latest date by which the Company will be required to pass a further resolution to approve its Compensation Policy).

If the Compensation Policy is not approved, the Company will, if and to the extent permitted by the UK Companies Act, continue to make payments to our executive director and non-executive directors in accordance with existing contractual arrangements and will seek shareholder approval for a revised policy at the 2018 annual general meeting. The Company believes that it will be able to continue to make payments to its executive director and non-executive directors in line with existing contractual arrangements whether or not the Compensation Policy is approved by shareholders.

Approval of the resolution requires the affirmative vote of at least a simple majority of the votes cast on the resolution at the Meeting in person or by proxy.

Recommendation

Our Board unanimously recommends that you vote FOR the ordinary resolution to approve the Compensation Policy to take effect from the conclusion of the Meeting.

52	Noble Corporation – 2017 Proxy Statement

Resolution 16

Approval of an Amendment Primarily to Increase the Number

of Ordinary Shares Available for Issuance under the Noble

Corporation plc 2015 Omnibus Incentive Plan

We are asking shareholders to approve an amendment to the Noble Corporation plc 2015 Omnibus Incentive Plan (the “Noble Incentive Plan”), which would restate the plan document primarily to increase the number of ordinary shares available for issuance as long-term incentive compensation under the Noble Incentive Plan by 3,700,000 shares, representing approximately 1.5% of our outstanding ordinary shares as of the record date. Our Board, based on the recommendation of the compensation committee, has approved the amendment to the Noble Incentive Plan. The Noble Incentive Plan became effective as of May 1, 2015, when approved at the 2015 annual general meeting by our shareholders, and replaced our previous incentive compensation plan. Our shareholders approved the addition of 9,500,000 ordinary shares to the Noble Incentive Plan that could be issued as long-term incentive compensation to our employees at our 2016 annual general meeting.

Why Should You Vote to Approve the Proposed Amendment?

•    We must attract, motivate and retain individuals of high ability. The ability to issue equity is fundamental to our compensation strategy. Our success is dependent, in large part, on our ability to use equity compensation to attract, motivate and retain experienced and highly capable people.

•    We have a disciplined annual share granting practice. Our burn rate has averaged 1.66% and 1.27% over the past three and five years, respectively. For comparison purposes, our average burn rate over the past three and five years are both well below the Institutional Shareholders Services Inc. (“ISS”) cap of 3.07% for Russell 3000 constituents in the energy industry.

•    We are making additional best practice changes. With this amendment, among other changes, we would limit the payment of dividend equivalent rights on all time-based restricted stock units awarded so that they are only paid at the time, and to the extent, the underlying award vests. See “Description of the Plan, as Amended” below.

•    Without equity compensation, we could lose employees or be forced to pay more compensation in cash. If equity compensation is not available, we could face the choice of losing our most valuable employees or using cash-based long-term incentives to compensate employees, which would not be the best use of our liquidity during this difficult market period and could result in a misalignment of the interests of our employees and shareholders.

•    We use equity compensation to align employee and shareholder interests. Equity compensation is a critical means of aligning the interests of our employees with those of our shareholders and provides a strong pay-for-performance link between the compensation provided to executives and the Company’s performance.

•    We grant shares that must be earned by our executives. Half of the shares we awarded in 2016 to our named executive officers are subject to achieving a pre-determined level of shareholder returns compared to our industry peer group.

•    We have equity ownership requirements. We apply meaningful ownership requirements to our executives to ensure a significant ownership stake in our Company. This further aligns the interests of our executives with those of our shareholders. See page 30 of this proxy statement.

Recommendation
Our Board recommends that shareholders vote FOR the amendment to the Noble Incentive Plan.

Because each of our executive officers will be eligible to receive awards under the Noble Incentive Plan, each of our executive officers has an interest in, and may benefit from, the adoption of the Noble Incentive Plan.

Noble Corporation – 2017 Proxy Statement	53

Discussion of Proposed Amendment

We believe in the value of long-term equity compensation to align the interests of our employees and shareholders, and we strive to maintain a consistent long-term incentive program with awards of similar value over time, much of it at risk. However, we are in a cyclical business and our share price is closely correlated to the market price of oil, which is a volatile commodity. Consequently, the number of shares awarded as long-term compensation normally varies from year to year, depending on the then-current phase of the business cycle.

As the price of oil has dropped precipitously (a fall from approximately $105 per barrel on August 1, 2014 to as low as $30 per barrel in January 2016, a decline of more than 70%, before improving to an average of $56 per barrel this year through March 1, 2017), so has the price of the Company’s shares (a decline of 75% in the same period). Because of the fall in share price, the number of shares that we have awarded in the last three years has increased, rising from 2.4 million shares in 2014 to 3.2 million shares in 2015 and 6.5 million shares in 2016, before falling in 2017 (to date) to 5.3 million. So, although the aggregate value of our annual restricted stock awards was reduced by approximately 10% between 2014 and 2015, was reduced again, modestly, between 2015 and 2016, and was reduced by a full 18.6% between 2016 and 2017, we have awarded a relatively high number of shares in each of these years. In addition, because of the continued depressed price of our shares, our request for additional shares in 2016, which was successful, did not provide enough shares to cover equity awards for 2017 and 2018 as we had expected, leaving us potentially facing a shortfall of shares for awards in 2018. Currently, the Noble Incentive Plan has 6,005,983 shares available to be issued as long-term incentive compensation to our employees, which may not be enough shares to grant to our employees the full number of equity awards we believe are necessary in the next annual granting cycle. See page 15 in this proxy statement for more information about current market conditions and our share price.

We believe we have demonstrated a strong commitment to sound equity compensation practices. Management and our Board are cognizant of the expense attributable to compensatory stock awards, as well as dilution, and strive to maintain both at appropriate levels. As of March 1, 2017, the 3,700,000 ordinary shares to be added to the Noble Incentive Plan would represent approximately 1.5% of our outstanding ordinary shares. The three-year (2014-2016) and five-year (2012-2016) average annual percentage of the Company’s outstanding ordinary shares that were issued under the Company’s various equity incentive plans, or the Company’s “burn rate” (for ISS purposes), was 1.66% and 1.27%, respectively, which are both well below the ISS cap of 3.07% for Russell 3000 constituents in the energy industry.

As a result of our disciplined approach to share grants, coupled with our share repurchases, our shareholders have not experienced dilution. Since our spin-off of Paragon Offshore, plc on August 1, 2014, we have had negative dilution of 3.8%.

We are asking to increase the number of ordinary shares available for awards by 3,700,000 shares. At the share price as of the record date, the requested amount of shares would likely be sufficient to allow us to make equity awards in the amounts we believe are necessary for the next two years. If an increase in the number of shares in the Noble Incentive Plan is not approved by shareholders, we may be unable to provide equity compensation to our employees in the next annual granting cycle in 2018 and beyond.

Three and Five-Year Burn Rate (1)

(1)

The three-year and five-year burn rate is calculated by (a) applying a factor of one and one-half to granted time-based awards and vested performance-based awards and a factor of one to stock option awards granted during the calendar year , which factors are determined based on the burn rate policies of ISS and (b) dividing the resulting number by the weighted average number of shares of the Company’s ordinary stock outstanding during such year.

(2)	ISS cap for energy companies in the Russell 3000 Index.

54	Noble Corporation – 2017 Proxy Statement

If equity compensation is not available, we could face the choice of losing our most valuable employees or using cash-based long-term incentives to compensate employees. We believe that using cash-based long-term incentives would not be the best use of our liquidity during this difficult market period and could result in a misalignment of the interests of our employees and shareholders.

If an increase in the number of ordinary shares in the Noble Incentive Plan is approved by shareholders, it will become immediately effective as of May 1, 2017, with approximately 9.7 million shares available for awards. This excludes any shares that may become available again under the Noble Incentive Plan in connection with terminated, forfeited or canceled awards.

The table below shows information, as of March 1, 2017, regarding all of our stock-settled equity plans:

Total Stock Options Outstanding (1)	1,313,155
Total Restricted Stock Unit Awards Outstanding (1)	11,348,024
Total Ordinary Shares Outstanding	244,682,000
Weighted-Average Exercise Price of Stock Options Outstanding(1)	$29.51
Weighted-Average Remaining Duration of Stock Options Outstanding(1)	3.0 years
Total Shares Available for Grant under the Noble Incentive Plan	6,005,983
Total Shares Available for Grant under the Noble 1992 Nonqualified Stock Option and Restricted Share Plan for Non-Employee Directors(2)	348,267
Total Shares Available for Grant under the Noble Equity Compensation Plan for Non-Employee Directors(2)	154,796

(1)	Includes shares issued under our prior incentive plan.
(2)

We are proposing that these two director plans be terminated and replaced by a single new director plan with a total of 900,000 shares. See resolution 17 at page 65 in this proxy statement. If our shareholders approve resolution 17, no additional shares will be issued under the two prior director plans.

Purpose of the Noble Incentive Plan

In order to effectively execute our business strategy, it is essential for us to manage our talent in an industry where there is intense competition for qualified individuals. We need to (i) attract highly qualified new industry professionals and (ii) reward and retain our experienced professionals. We believe that the issuance of equity-based incentive compensation is a key component of our comprehensive human resource strategy, and that equity-based incentives promote and sustain the progress, growth and profitability of the Company by:

•	attracting, motivating and retaining individuals of high ability;

•	reinforcing a pay-for-performance culture;

•	aligning the interests of our employees’ with that of the Company; and

•	providing incentives and rewards to employees who are in a position to contribute to the success and long-term objectives of the Company.

The Company typically makes annual awards of restricted stock units to identified employees. On February 3, 2017, 284 eligible employees received grants under the

Noble Incentive Plan, 57% less than the prior year. The competition for highly qualified talent has increased the importance of equity-based compensation as a key component for employee recruitment and retention and the need for available shares under an equity compensation plan.

We believe that share-based compensation and employee and director stock ownership have greatly contributed to the Company’s growth and success to date and should continue to contribute to its success in the future. In 2017, equity compensation awards to employees consisted of restricted stock units representing 5,341,899 shares. If an increase in the number of shares in the Noble Incentive Plan is not approved by shareholders, we may be unable to provide equity compensation to our employees in the next annual granting cycle in 2018 and beyond.

The Noble Incentive Plan is designed to enable our employees to increase their ownership of our common stock through the grant of restricted stock units, restricted stock, stock options and other awards, and to reward employees for the creation of shareholder value through the grant of stock-based and performance-based awards, including “at-risk” awards.

Noble Corporation – 2017 Proxy Statement	55

Description of the Plan, as Amended

The Company believes that the Noble Incentive Plan incorporates state-of-the-art governance best practices. A summary description of the material features of the Noble Incentive Plan is set forth below. The Noble Incentive Plan document is attached to this proxy statement as Appendix A and is incorporated by reference into this proposal. As further described below, the Noble Incentive Plan has been amended to provide for:

•	an increase of 3,700,000 ordinary shares available for issuance as long-term incentive awards;

•	a requirement that the existing one-year minimum vesting requirement be extended to all equity awards, including options and SARs;

•	a prohibition on the payment of dividend equivalent rights on all time-based restricted stock units awarded so that they are only paid at the time, and to the extent, the underlying award vests (a prohibition on such payments in respect of performance-based restricted stock awards already existed); and

•	certain clarifying amendments to ease administration, eliminate potential ambiguities in plan interpretation and reflect recent changes in law.

Key Features and Best Practices under the Noble Incentive Plan
No Acceleration
The Noble Incentive Plan does not permit the compensation committee to accelerate awards outside of instances of death, disability and change of control.
Minimum Vesting Periods Required

All stock options, SARs, stock awards and cash awards issued under the Noble Incentive Plan are subject to a minimum one-year vesting requirement (except for a 5% pool that may be awarded at grant date without a vesting period at the discretion of the compensation committee). The Company’s current policy requires a three-year vesting period for all awards.

No Repricing of Stock Options or SARs
The Noble Incentive Plan prohibits the direct or indirect repricing of stock options or SARs without shareholder approval.
Definition of Change in Control
The Noble Incentive Plan defines “change in control” such that a change of control would not be deemed to occur until the actual consummation of the event that results in the change of control.
No Liberal Share Counting
The Noble Incentive Plan does not permit the recycling of any awards, including the reuse of shares withheld or delivered to satisfy the exercise price of, or to satisfy tax withholding requirements.
Limitations on the Payment of Dividends and Dividend Equivalent Rights

Dividend equivalent rights on all performance-based restricted stock units awarded (and dividend equivalent rights on all time-based restricted stock units and dividends on all restricted stock awarded after the 2017 amendments of the Noble Incentive Plan become effective) are only paid at the time, and to the extent, the underlying award vests. To the extent such underlying award (or portion thereof) is forfeited or otherwise cancelled, no dividend equivalent rights or dividends that are subject to the preceding restrictions will be paid.

No Discounted Stock Options or SARs
All stock options and SARs must have an exercise price or base price equal to or greater than the fair market value of the underlying common stock (or nominal value, if greater) on the date of grant.
Administered by an Independent Committee

The compensation committee, which is made up entirely of independent directors, will have ultimate administrative authority for the Noble Incentive Plan. See page 8 in this proxy statement for more information about the compensation committee.

56	Noble Corporation – 2017 Proxy Statement

Shares Available for Awards and Share Usage

Subject to the approval of the shareholders, the aggregate number of ordinary shares which would be available for awards under the Noble Incentive Plan will not exceed 20,500,000 shares (which amount includes the 16,800,000 shares previously approved by shareholders, most of which have already been awarded), subject to any adjustment due to recapitalization or reorganization permitted under the Noble Incentive Plan. Each share or share-based award under the Noble Incentive Plan will reduce the shares available for grant under the Noble Incentive Plan by one share.

General

The description of the Noble Incentive Plan set forth below is a summary of the material features of the Noble Incentive Plan as proposed. This summary does not purport to be a complete description of all the provisions of the Noble Incentive Plan and is qualified in all respects by the copy of the Noble Incentive Plan included as Appendix A to this proxy statement.

The Noble Incentive Plan achieves the purpose described above by permitting grants of any options, SARs, stock or stock unit awards or cash awards, any of which may be structured as a performance award, as described in more detail below, pursuant to such applicable terms, conditions and limitations as the compensation committee may establish in accordance with the objectives of the Noble Incentive Plan. For additional information, please see “Securities to be Offered” below.

The Noble Incentive Plan is composed of two parts, which are to be treated as separate sub-plans. Part A sets out the terms and conditions of the sub-plan intended to qualify as an employees’ share scheme for the purposes of Section 1166 of the UK Companies Act. Part B is not intended to constitute an employees’ share scheme for the purposes of Section 1166 of the UK Companies Act. Part B constitutes a sub-plan for the provision of awards to employees of certain subsidiaries that are not treated as such for purposes of the UK Companies Act. The limitations on awards described below will apply to the aggregate number of awards made under both Parts A and B of the Noble Incentive Plan.

The Noble Incentive Plan, in part, is intended to qualify under the provisions of the Code, relating to incentive stock options. The Noble Incentive Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

Administration

Except as otherwise provided in the Noble Incentive Plan with respect to actions or determinations by our Board, the Noble Incentive Plan will be administered by the compensation committee; provided, however, that (i) any and all members of the compensation committee will satisfy any independence requirements prescribed by any applicable stock exchange; (ii) awards may be granted to individuals who are subject to Section 16(b) of the Exchange Act only if the compensation committee is comprised solely of two or more “non-employee directors” as defined for purposes of the Exchange Act; and (iii) any award intended to qualify for the “performance-based compensation” exception under Section 162(m) of the Code will be granted only if the compensation committee is comprised solely of two or more “outside directors” within the meaning of Section 162(m) and regulations pursuant thereto. Subject to the provisions of the Noble Incentive Plan, the compensation committee will have the power and authority to administer the Noble Incentive Plan and to take all actions that are specifically contemplated by the Noble Incentive Plan or are necessary or appropriate in connection with the administration of the Noble Incentive Plan. The compensation committee will also have the power to interpret the Noble Incentive Plan and the award agreements thereunder, to correct any defect or supply any omission or reconcile any inconsistency in the Noble Incentive Plan or in any award agreement, and to adopt such rules, regulations and guidelines for carrying out the Noble Incentive Plan as it may deem necessary or proper.

The compensation committee may, in its discretion, prescribe additional terms, conditions, restrictions and limitations applicable to the award, including without limitation rules pertaining to the termination of employment or service by reason of death or disability. In addition, the compensation committee may prescribe such additional terms, conditions, restrictions, limitations and rules with respect to a termination of employment or service by reason of retirement; provided, however, in no event will the vesting or exercisability of an award be accelerated upon any such termination of employment or service by reason of retirement. Subject to the restrictions on repricing described below, the compensation committee may, in its discretion, (x) provide for the extension of the exercisability of an award, or (y) in the event of a change in control, death or termination of employment or service by reason of disability, accelerate the vesting or exercisability of an award, eliminate or make less restrictive any restrictions contained in an

Noble Corporation – 2017 Proxy Statement	57

award, waive any restriction or other provision of the Noble Incentive Plan or an award or otherwise amend or modify an award in any manner that is, in either case, (i) not materially adverse to the participant to whom such award was granted, (ii) consented to by such participant or (iii) authorized by the Noble Incentive Plan in the case of changes in capital structure, as described below; provided, however, that no such action will permit the term of any option to be greater than 10 years from the date such award was granted pursuant to the Noble

Incentive Plan (the “Award Date”). For the avoidance of doubt, the compensation committee may not carry out any of the foregoing actions described in clause (y) except in the event of death or termination of employment or service by reason of disability, or in the event of a change in control.

Our Board will have the same powers as the compensation committee to the extent our Board administers the Noble Incentive Plan or a portion thereof.

Eligibility

All employees of the Company or its subsidiaries are eligible for awards under Part A or Part B of the Noble Incentive Plan, as applicable. The compensation committee or the Board, as applicable, will determine the type or types of awards to be made under the Noble Incentive Plan and will designate from time to time the employees who are to be granted awards under the Noble Incentive Plan. If the compensation committee makes an award to an individual whom it expects to become employed following the Award Date, such award will be subject to (among other terms and conditions) the individual actually becoming employed by the Company or its subsidiary. Neither consultants nor non-employee directors are eligible for awards under the Noble Incentive Plan.

Available Shares

No award may be granted pursuant to the Noble Incentive Plan to the extent the award relates to a number of ordinary shares which, together with the number of shares issuable in settlement of or relating to all other outstanding awards under the Noble Incentive Plan, exceeds the Maximum Share Limit (defined below) on shares issuable pursuant to the Noble Incentive Plan. In addition:

(i) No employee may be granted during any calendar year awards consisting of options or SARs that are exercisable for more than 2,000,000 shares; and

(ii) No employee may be granted during any calendar year other stock-based awards covering or relating to more than 2,000,000 shares.

Securities to be Offered

The maximum aggregate number of ordinary shares that may be granted for any and all awards under the Noble Incentive Plan will not exceed 20,500,000 shares (which amount includes the 16,800,000 shares previously approved by shareholders, most of which have already been awarded), subject to any adjustment due to recapitalization or reorganization permitted under the Noble Incentive Plan (the “Maximum Share Limit”), all of which will be available for incentive stock options under the Noble Incentive Plan. Each share subject to an award granted under the Noble Incentive Plan will be counted against the Maximum Share Limit as one share. Shares available under the Noble Incentive Plan may be unissued shares from the Company’s authorized or conditional share capital, shares held in treasury by the Company or one or more its subsidiaries or shares that may be held pursuant to a special trust arrangement that may be established pursuant to the Noble Incentive Plan, under which the shares held in trust may be allotted, issued, transferred or delivered to participants in connection with their awards.

If an award expires or is terminated, cancelled or forfeited, the shares associated with the expired, terminated, cancelled or forfeited award will again be available for awards under the Noble Incentive Plan, and the Maximum Share Limit will be increased by the same amount as such shares were counted against the Maximum Share Limit, it being understood that no increase or decrease will be made to the Maximum Share Limit with respect to an award that can only be settled in cash. The following shares will not become available again for allotment and issuance, transfer or delivery under the Noble Incentive Plan:

(i) Shares that are withheld or delivered, or to which the right to require the Company to allot and issue, transfer or deliver shares is forfeited or surrendered, to satisfy applicable tax withholding (for net exercise or net settlement purposes) or nominal value obligations;

(ii) Shares cancelled upon the exercise of a tandem SAR grant;

(iii)  Shares purchased on the open market with the proceeds of an exercise price payment with respect to an option;

58	Noble Corporation – 2017 Proxy Statement

(iv) Shares underlying a free-standing SAR grant, to the extent the number of such shares exceeds the number of shares actually allotted and issued, transferred or delivered upon exercise or settlement of such SAR; and

(v) Shares that are tendered or surrendered, or to which the right to require the Company to allot and issue,

transfer or deliver shares is forfeited or surrendered, in payment of the exercise price of an option.

No account will be taken of any rights to subscribe for shares that may be held in the special trust arrangement described above to the extent that the rights are granted solely to enable the trustee to satisfy grants or awards that have already been taken into account (i.e., so as to avoid double counting).

Awards

Restricted Stock Unit Awards. An award may be in the form of restricted stock units. These awards of restricted stock units are rights that entitle the grantee to receive ordinary shares of the Company upon the vesting of such restricted stock units. The terms, conditions and limitations applicable to a restricted stock unit award, including, but not limited to, the restriction period and the right, if any, to dividend equivalents (subject to any mandatory reinvestment or other requirements imposed by the compensation committee) will be determined by the compensation committee; provided that, dividend equivalents on all performance-based restricted stock units awarded (and dividend equivalents on all time-based restricted stock units awarded after the 2017 amendments of the Noble Incentive Plan become effective) are only paid at the time, and to the extent, the underlying award vests. Thus, to the extent such underlying award (or portion thereof) is forfeited or otherwise cancelled, no dividend equivalents that are subject to the preceding restrictions will be paid. Dividend equivalents are amounts equal to dividends and other distributions (or the economic equivalent thereof (excluding, unless the compensation committee determines otherwise special dividends)) that are payable to shareholders of record in respect of the relevant record dates that occur during the restriction period or performance period, as applicable, on a like number of shares that are subject to the restricted stock unit award. Subject to the terms of the Noble Incentive Plan, the compensation committee, in its discretion, may settle restricted stock units in the form of cash or by the allotment and issuance, transfer or delivery of shares (or in a combination thereof) equal to the value of the vested restricted stock units, subject to the guidelines below on the restriction period.

Restricted Stock Awards. An award may be in the form of restricted stock. These awards of restricted stock are grants of stock that are subject to a substantial risk of forfeiture, restrictions on transferability and other restrictions. The terms, conditions and limitations applicable to any restricted stock award, including, but not limited to, vesting or other restrictions, will be determined by the compensation committee, subject to the guidelines below on the restriction period. To the extent otherwise required by, and subject to any provision of, any applicable law or regulation of any governmental authority or any national securities exchange, there will not be any purchase price charged for any restricted stock award under the Noble Incentive Plan.

To the extent provided under the terms of the award agreement, the holder of a restricted stock award may have rights as a shareholder, including the right to vote the ordinary shares subject to the restricted stock award or to receive dividends on the ordinary shares subject to the restricted stock award (subject to any mandatory reinvestment or other requirements imposed by the compensation committee); provided that, dividends on all performance-based restricted stock (and dividends on all time-based restricted stock awarded after the 2017 amendments of the Noble Incentive Plan become effective) are only paid at the time, and to the extent, the underlying award vests. Thus, to the extent such underlying award (or portion thereof) is forfeited or otherwise cancelled, no dividends that are subject to the preceding restrictions will be paid.

Options.  An award may be in the form of an option, which may consist of either an incentive stock option or a nonqualified stock option. Options are rights to purchase a specified number of ordinary shares of the Company at a specified price. The exercise price of an option will be not less than the greater of the nominal value or the fair market value of the shares on the Award Date. The term of an option generally will not exceed 10 years from the Award Date, but may be extended by the compensation committee if the last day of such period occurs at a time when the Company has imposed a prohibition on the trading of the Company’s securities in order to avoid violations of applicable federal, state, local or foreign law. Any such extension must end no more than 30 days after the date on which such prohibition on trading is terminated. Options may not include provisions that “reload” the option upon exercise. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any option, including, but not limited to, the term of any option and the date or dates upon which the option becomes vested and exercisable, will be determined by the compensation committee. Any award of incentive stock options will be granted in a manner intended to satisfy the requirements of Section 422 of the

Noble Corporation – 2017 Proxy Statement	59

Code. All rights to exercise a nonqualified stock option and any SARs that relate to such option will terminate six months after the date of the participant’s termination of employment or service (or the remaining term of the option if shorter), unless the award agreement or other written agreement provides otherwise in connection with any termination of employment or service by reason of death or disability. Notwithstanding the foregoing, in the event of the termination of employment or service of the participant on account of fraud, dishonesty or other acts detrimental to the interests of the Company or an affiliate, the option and any SARs that relate to such option will thereafter be null and void for all purposes.

SARs. An award may be in the form of a SAR. A SAR is a right to receive an amount equal to the excess of the fair market value of one ordinary share of the Company on the date of exercise over the exercise price of the SAR. The exercise price of a SAR will not be less than the greater of the nominal value or the fair market value of the shares on the Award Date. The holder of a tandem SAR may elect to exercise either the option or the SAR, but not both. The exercise period of a SAR will extend no more than 10 years after the Award Date. SARs may not include provisions that “reload” the SAR upon exercise. Subject to the foregoing provisions, the terms, conditions, and limitations applicable to any SAR, including, but not limited to, the term of any SAR and the date or dates upon which the SAR becomes vested and exercisable, will be determined by the compensation committee.

Stock Awards. The foregoing awards of restricted stock and restricted stock units are described in the Noble Incentive Plan as stock awards.

Performance Awards.  An award may be in the form of a qualified or nonqualified performance award. Performance awards represent a participant’s right to receive an amount of cash, ordinary shares, or a combination of both, contingent upon the annual attainment of specified performance measures within a specified period (i.e., the performance period). The terms, conditions and limitations applicable to an award that is a performance award will be determined by the compensation committee, subject to the guidelines below on the performance period. The compensation committee will set performance goals and performance criteria (as applicable) in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of performance awards that will be paid out to the participant and/or the portion of an award that may be exercised.

(i) Qualified Performance Awards. Performance awards that are intended to qualify as qualified performance-based compensation under Section 162(m) of the Code will be paid, vested or otherwise deliverable solely on account of the attainment of one or more objective performance goals established by the compensation committee prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the performance goal relates (i.e., performance period) and (y) the lapse of 25% of such period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A performance goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. One or more of such goals may apply to the employee, one or more business units, divisions or sectors of the Company, or the Company as a whole, and if so desired by the compensation committee, by comparison with a peer group of companies. A performance goal will include one or more of the measures specified in the Noble Incentive Plan, relating to financial or operational performance of the Company and/or its subsidiaries. These measures generally relate to:

•	return on equity, assets or capital;

•	revenue or income measures;

•	expense measures;

•	operating measures (which include various productivity, total costs, operating income, cash flow, working capital, margin, sales, etc.);

•	cash flow measures;

•	liquidity measures;

•	leverage measures;

•	market measures (which include various market share, stock price, growth measure, total shareholder return and market capitalization measures);

•	corporate value measures (which include various compliance, safety, environmental and personnel measures, including management succession); and

•	other measures such as those relating to mergers, acquisitions, dispositions or similar transactions, to strategic accomplishments, or to customer satisfaction.

A performance goal need not be based upon an increase or positive result under a particular business criterion, but could include, for example, maintaining the status quo or limiting economic losses. Prior to the payment of any compensation based on the achievement of performance goals applicable to qualified performance awards, the compensation committee must certify in writing that applicable performance goals and any of the material terms thereof were, in fact, satisfied. The compensation committee may provide in any performance award that any evaluation of performance may include or exclude the effects of specified extraordinary events that occur during a performance period.

60	Noble Corporation – 2017 Proxy Statement

(ii) Nonqualified Performance Awards. The compensation committee may determine that it is in the Company’s best interest to use performance awards that are not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code. Such awards will be based on achievement of such performance criteria and be subject to such terms, conditions and restrictions as the compensation committee will determine.

(iii) Adjustment of Performance Awards.  Awards that are intended to qualify as performance awards may not be adjusted upward (such that the amount that would otherwise be payable or delivered would be increased). The compensation committee may retain the discretion to adjust such performance awards downward (such that the amount that would otherwise be payable or delivered would be decreased), either on a formula or discretionary basis or any combination, as the compensation committee determines.

Cash Awards. An award may be in the form of a cash award. The terms, conditions and limitations applicable to a cash award, including, but not limited to, vesting or other restrictions, will be determined by the compensation committee in accordance with the Noble Incentive Plan. No employee may be granted during any calendar year (x) cash awards or (y) other awards that may be settled solely in cash having a value determined on the Award Date in excess of $10,000,000.

Vesting of Awards.   As a general rule, the vesting of options, SARs, stock awards and cash awards will be subject to a minimum restriction period or performance period, as applicable, of one year from the date of grant; provided, however, that the compensation committee may provide for earlier vesting upon a participant’s termination of employment or service by reason of death or disability, or in the event of a change in control. Notwithstanding the preceding descriptions of options, SARs and stock awards, 5% of the total number of shares available for allotment and issuance, transfer, or delivery under the Noble Incentive Plan will not be subject to the minimum restriction period or performance period, as applicable, it being understood that the compensation committee may, in its discretion and at the time an award is granted, designate any shares that are subject to such award as excepted from the described minimum restriction period or performance period (“Excepted Shares”); provided that, in no event will the compensation committee designate any shares as Excepted Shares after the time such award is granted. For the avoidance of doubt, the compensation committee may not accelerate the vesting or exercisability of an award except in the event of death or termination of employment or service by reason of disability, or in the event a change in control.

Other Provisions

Repricing. Except for adjustments reflecting the effects of stock splits, stock dividends, other recapitalizations, or a change in control, liquidation or reorganization of the Company, (i) no outstanding awards granted under the Noble Incentive Plan can be directly or indirectly repriced without approval by the Company’s shareholders; and (ii) no option or SAR may be issued in exchange for the cancellation of an option or SAR with a higher exercise price nor may the exercise price of any option or SAR be reduced, or any other action deemed to be a direct or indirect repricing under generally accepted accounting principles.

Change in Control. Upon a change in control, the compensation committee, acting in its discretion, will effect one or more of the following alternatives, which may vary among individual participants and which may vary among awards held by any individual participant: (i) provide for the substitution of a new award or other arrangement (which, if applicable, may be exercisable for such property or stock as the compensation committee determines) for an award or the assumption of the award, (ii) provide for acceleration of the vesting and exercisability of, or lapse of restrictions, in whole or in part, with respect to, the award and, if the transaction is a cash merger, provide for the termination of any portion of the award that remains unexercised at the time of such transaction, or (iii) cancel any such awards and deliver to the participants cash in an amount that the compensation committee will determine in its discretion is equal to the fair market value of such awards on the date of such event, which in the case of options or SARs will be the excess of the fair market value of shares on such date over the exercise price of such award.

Repayment/Forfeiture of Awards. Any award will be subject to recovery or clawback by the Company under any clawback policy adopted by the Company whether before or after the date of grant of the award.

Merger, Recapitalization, Etc. If there is any increase or decrease in the number of allotted and issued and outstanding shares of the Company, through the declaration of a dividend in shares or through any recapitalization, amalgamation, merger, demerger or conversion or otherwise in which the Company is the surviving corporation, resulting in a split-up, combination or exchange of shares of the Company, then and in each such event:

(i) Appropriate adjustments will be made in the Maximum Share Limit and the individual limitations on options and other stock-based awards, to the end that such limitations will apply to the same proportion of the Company’s allotted and issued and outstanding shares; and

Noble Corporation – 2017 Proxy Statement	61

(iii)  Appropriate adjustments will be made (x) in the number of shares and the exercise price per share thereof then subject to purchase pursuant to each option or SAR previously granted and then outstanding, to the end that the same proportion of the Company’s allotted and issued and outstanding shares in each such instance will remain subject to purchase at the same aggregate exercise price; and (y) in the number of shares then subject to each restricted stock award or restricted stock unit award previously awarded and then outstanding, to the end that the same proportion of the Company’s allotted and issued and outstanding shares in each such instance will remain subject to allotment and issuance, transfer or delivery in settlement of such award.

Transferability of Awards. Unless otherwise determined by the compensation committee and expressly provided for in an award agreement or except as provided below, no award and no shares subject to awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by (a) will or the laws of descent and distribution or (b) pursuant to a domestic relations order issued by a court of competent jurisdiction that is not contrary to the terms and conditions of the Noble Incentive Plan or applicable award and in a form acceptable to the compensation committee. Notwithstanding the foregoing, a participant may assign or transfer an award with the consent of the compensation committee (i) for charitable donations or (ii) to specified family members or family trusts or partnerships; provided that any such transferee will be bound by and subject to all of the terms and conditions of the Noble Incentive Plan and the award agreement relating to the transferred award; and

provided further that such participant will remain bound by the terms and conditions of the Noble Incentive Plan.

Tax Withholding.    A participant’s tax withholding under applicable tax withholding laws and regulations with respect to an award may, at the discretion of the compensation committee and subject to conditions that the compensation committee may impose, be satisfied by, among other things, withholding from any payment related to an award or by the withholding of ordinary shares issuable pursuant to the award based on the fair market value of the shares.

Amendment. Our Board may amend, modify, suspend or terminate the Noble Incentive Plan (and the compensation committee may amend an award agreement) for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that: (a) no amendment or alteration that would materially adversely affect the rights of any participant under any award previously granted to such participant will be made without the consent of such participant; and (b) no amendment or alteration will be effective prior to its approval by the shareholders of the Company to the extent shareholder approval is otherwise required by applicable legal requirements or the requirements of the securities exchange on which the Company’s ordinary shares are listed, including any amendment that expands the types of awards available under the Noble Incentive Plan, materially increases the number of shares available for awards under the Noble Incentive Plan, materially expands the classes of persons eligible for awards under the Noble Incentive Plan, materially extends the term of the Noble Incentive Plan, materially changes the method of determining the exercise price of options or SARs, deletes or limits any provisions of the Noble Incentive Plan that prohibit the repricing of options or SARs or decreases any minimum vesting requirements for any stock award.

Tax Consequences

U.S. Federal Income Tax Consequences. The following summary is based on an analysis of the Code, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the following is only a summary of U.S. federal income tax consequences and, when applicable, such consequences may be either more or less favorable than those described below depending on a participant’s particular circumstances.

To ensure compliance with Treasury Department Circular 230, participants are hereby notified that (i) the discussion of U.S. federal tax issues in this proxy statement is not intended or written to be used, and cannot be used, for the purpose of avoiding penalties that may be imposed under the Code, and (ii) participants should seek advice based on their particular circumstances from an independent tax advisor.

The Noble Incentive Plan is not qualified under Section 401(a) of the Code.

Nonqualified Stock Options. An optionee will not recognize any income for U.S. federal income tax purposes upon the grant of a nonqualified stock option (i.e., an option that is not intended to comply with Section 422 of the Code). Upon exercise of a nonqualified stock option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the ordinary shares on the date of exercise over the amount paid for such ordinary shares. Income recognized upon the exercise of nonqualified stock options will be considered compensation subject to withholding at the time the income is recognized, and therefore, the Company must make the necessary arrangements with the optionee to ensure that the amount of the tax required to be withheld is available for payment.

62	Noble Corporation – 2017 Proxy Statement

The basis of ordinary shares transferred to an optionee upon the exercise of a nonqualified stock option is the price paid for such ordinary shares plus an amount equal to any income recognized by the optionee as a result of the exercise of the option. If an optionee thereafter sells ordinary shares acquired upon exercise of a nonqualified stock option, any amount realized over the basis of the ordinary shares will constitute capital gain to the optionee for U.S. federal income tax purposes.

Incentive Stock Options. No income will be recognized by an optionee for U.S. federal income tax purposes upon the grant or exercise of an incentive stock option (i.e., an option that is intended to comply with Section 422 of the Code). The basis of ordinary shares transferred to an optionee upon exercise of an incentive stock option is the price paid for the ordinary shares. If the optionee holds the ordinary shares for at least one year after the transfer of the ordinary shares to the optionee and two years after the grant of the incentive stock option, the optionee will recognize capital gain or loss upon sale of the ordinary shares received upon exercise equal to the difference between the amount realized on the sale and the basis of the ordinary shares. Generally, if the ordinary shares are not held for that period, the optionee will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the ordinary shares on the date of exercise over the amount paid for the ordinary shares, or, if less (and if the disposition is a transaction in which loss, if any, will be recognized), the gain on disposition. The optionee’s additional gain or any loss realized upon disposition will be a capital gain or loss. The excess of the fair market value of ordinary shares received upon the exercise of an incentive stock option over the option price for the ordinary shares is an item of adjustment for the optionee for purposes of the alternative minimum tax. Therefore, although no income is recognized upon exercise of an incentive stock option, an optionee may be subject to alternative minimum tax as a result of the exercise.

SARs. The recipient will not be subject to any U.S. federal income tax consequences upon the grant of SARs. Generally, the recipient will recognize ordinary income subject to withholding upon the exercise of SARs in an amount equal to the amount of cash received and/or the fair market value of any ordinary shares acquired pursuant to the exercise.

Restricted Stock. If the restrictions on an award of ordinary shares of restricted stock are of a nature that the ordinary shares are both subject to a substantial risk of forfeiture and are not freely transferable (within the meaning of Section 83 of the Code), the recipient will not recognize income for U.S. federal income tax purposes at the time of the award unless the recipient affirmatively elects within 30 days after the date the restricted stock is granted to include the fair market value of the ordinary shares of restricted stock on the date of the award, less any amount paid for the shares, in gross income for the year of the award pursuant to Section 83(b) of the Code. In the absence of this election, the recipient will be required to include in income for U.S. federal income tax purposes on the date the ordinary shares either become freely transferable or are no longer subject to a substantial risk of forfeiture (within the meaning of Section 83 of the Code), the fair market value of the ordinary shares of restricted stock on such date, less any amount paid for the shares. If a Section 83(b) election is made, no additional income will be recognized by the recipient upon the lapse of restrictions on the restricted stock, but, if the restricted stock is subsequently forfeited, the recipient may not deduct the income that was recognized pursuant to the Section 83(b) election at the time of the receipt of the restricted stock.

Dividends paid to a recipient on ordinary shares of restricted stock before the expiration of the restriction period (i.e., for awards of restricted stock that were made before the 2017 amendments to the Noble Incentive Plan became effective) will be additional compensation taxable as ordinary income to the recipient, unless the recipient made an election under Section 83(b). Similarly, dividends that are accrued on ordinary shares of restricted stock before the expiration of the restriction period and paid to a recipient at the close of the restriction period (i.e., for awards of restricted stock that were made after the 2017 amendments to the Noble Incentive Plan became effective) will be additional compensation taxable as ordinary income to the recipient, unless the recipient made an election under Section 83(b). If the recipient has made a Section 83(b) election, the dividends will be dividend income, rather than additional compensation, to the recipient.

If the restrictions on an award of restricted stock are not of a nature that the ordinary shares are both subject to a substantial risk of forfeiture and not freely transferable, within the meaning of Section 83 of the Code, the recipient will recognize ordinary income for U.S. federal income tax purposes at the time of the transfer of the ordinary shares in an amount equal to the fair market value of the ordinary shares of restricted stock on the date of the transfer, less any amount paid therefor.

Restricted Stock Units. There are no U.S. federal income tax consequences to the recipient upon the award of restricted stock units. Generally, the recipient will recognize ordinary income upon the transfer of ordinary shares in satisfaction of an award of restricted stock units in an amount equal to the fair market value of the ordinary shares so transferred.

Generally, a recipient will recognize ordinary income subject to withholding upon the payment of any cash

Noble Corporation – 2017 Proxy Statement	63

dividend equivalents or other cash distributions paid in relation to an award of restricted stock units in an amount equal to the cash received.

Cash Awards. Generally, the amount paid to a recipient in cash pursuant to a cash award will be ordinary income to the recipient at the time of payment.

Application of Code Section 409A. Section 409A of the Code imposes an additional “20 percent plus interest” tax on an individual receiving nonqualified deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Section 409A of the Code, “nonqualified deferred compensation” includes equity-based incentive programs, including certain stock options, SARs and restricted stock unit programs. Generally, Section 409A of the Code does not apply to incentive stock options, to nonqualified stock options or SARs granted at fair market value if no deferral is provided beyond exercise, or to shares of restricted stock.

The benefits payable under the Noble Incentive Plan are intended to be exempt from or compliant with the requirements of Section 409A of the Code. However, if the Noble Incentive Plan or a grant or award made under the Noble Incentive Plan fails to comply in form or operation with any applicable requirement of Section 409A of the Code, a participant may become subject to the taxes imposed by Section 409A of the Code.

Tax Consequences to the Company. Since the Company does not expect to have United States sourced income, the Company does not expect that the grant or exercise of options or SARs or the award of restricted stock, restricted stock units or cash awards will have any effect upon it for United States tax purposes.

Tax Code Limitations on Deductibility. The ability of the Company (or a subsidiary) to obtain a deduction for future payments under the Noble Incentive Plan could also be limited by the golden parachute payment rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Finally, the ability of the Company (or a subsidiary) to obtain a deduction for amounts paid under the Noble Incentive Plan could be limited by Section 162(m) of the Code, which limits the deductibility, for federal income tax purposes, of compensation paid to certain executive officers of a publicly traded corporation to $1,000,000 with respect to any such officer during any taxable year of the corporation. However, an exception applies to this limitation in the case of certain performance- based compensation. In order to exempt performance- based compensation from the $1,000,000 deductibility limitation, the grant or vesting of the award relating to the compensation must be based on the satisfaction of one or more performance goals as selected by the compensation committee. Performance-based awards intended to comply with Section 162(m) of the Code may not be granted in a given period if such awards that relate to ordinary shares exceed a specified limitation or, alternatively, the performance-based awards may not result in compensation, for a participant, in a given period which exceeds a specified limitation. Although the Noble Incentive Plan has been drafted in a manner that would enable the requirements for the performance- based compensation exception to be satisfied, the compensation committee may determine that it is in the Company’s best interests not to satisfy the requirements for the exception. See “Awards — Performance Awards.”

Awards of equity based compensation to the Company’s non-employee directors and to named executive officers are disclosed in the Summary Compensation Table under the Compensation Discussion and Analysis section included in this proxy statement.

64	Noble Corporation – 2017 Proxy Statement

Resolution 17

Approval of the Noble Corporation plc

2017 Director Omnibus Plan

We are asking shareholders to vote to approve our Noble Corporation plc 2017 Director Omnibus Plan (the “2017 Director Plan”). Our Board, based on the recommendation of the compensation committee, adopted the 2017 Director Plan on February 3, 2017, to replace our two current director plans, the Noble Corporation 1992 Nonqualified Stock Option and Restricted Share Plan for Non-Employee Directors (the “1992 Plan”) and the Noble Equity Compensation Plan for Non-Employee Directors (the “Retainer Plan” and, together with the 1992 Plan, the “Prior Directors Plans”). The 2017 Director Plan will become effective as of May 1, 2017, only if approved by our shareholders. If approved, the 2017 Director Plan will provide up to 900,000 ordinary shares that may be issued as compensation to our non-employee directors, an increase of approximately 400,000 ordinary shares above the aggregate number of shares available for awards under the Prior Directors Plans as of the record date, which is less than 0.16% of our total outstanding ordinary shares at the same date. If the 2017 Director Plan is approved by shareholders, each of the Prior Directors Plans will be terminated and equity awards to our non-employee directors will thereafter only be made from the 2017 Director Plan.

Summary of Proposed Amendment

Approve the adoption of the Noble Corporation plc 2017 Director Omnibus Plan

Why Should You Vote to Approve the Proposed Directors Plan?

•	We must attract, motivate and retain individuals of high ability. The ability to issue equity is fundamental to our ability to attract, motivate and retain experienced and highly capable people to serve as non-employee directors.

•	We have a disciplined annual share granting practice. Our burn rate has averaged 1.66% and 1.27% over the past three and five years, respectively. For comparison purposes, our average burn rate over the past three and five years are both well below the ISS cap of 3.07% for Russell 3000 constituents in the energy industry.

•	We require a minimum vesting period. Our compensation committee has adopted a policy providing that all equity awards to directors under the 2017 Director Plan (other than shares issued to pay the quarterly retainer) will include a one-year vesting period.

•	Without equity compensation, we could be forced to pay more compensation in cash. If equity compensation is not available, we could face the prospect of using cash-based awards to compensate our non-employee directors, which would not be the best use of our liquidity during this difficult market period and could result in a misalignment of the interests of our non-employee directors and shareholders.

•	We use equity compensation to align director and shareholder interests. Equity compensation is a critical means of aligning the interests of our non-employee directors with those of our shareholders.

•

We have equity ownership requirements. We apply meaningful ownership requirements to our non-employee directors to ensure a significant ownership stake in our Company. This further aligns the interests of our non-employee directors with those of our shareholders. See page 30 of this proxy statement.

Recommendation

Our Board recommends that shareholders vote FOR the adoption of the 2017 Director Plan.

Because each of our non-employee directors will be eligible to receive awards under the 2017 Director Plan, each of our non-employee directors has an interest in, and may benefit from, the adoption of the 2017 Director Plan.

Noble Corporation – 2017 Proxy Statement	65

Purpose and Background of 2017 Director Plan

The 2017 Director Plan authorizes the Board to provide equity-based compensation. We utilize equity-based awards primarily to encourage our non-employee directors to own our shares, align our non-employee directors’ interests with those of our shareholders, provide our non-employee directors with a meaningful interest in the attainment of our financial and other goals, and provide financial incentives that will help attract and retain the most qualified non-employee directors. Some of the key features of the 2017 Director Plan are set forth below.

We believe our future success depends in part on our ability to attract, motivate and retain highly qualified non-employee directors. The ability to provide equity-based awards under the 2017 Director Plan is a critical component to achieving this success. We would be at a distinct competitive disadvantage if we could not use equity-based awards that are aligned with our peer group companies to recruit, motivate and retain non-employee directors. We also believe that equity compensation motivates non-employee directors to appropriately focus on actions that enhance shareholder value because they will share in that value enhancement through improved share price performance.

Currently, seven of our eight director nominees are non-employee directors eligible to participate in the 2017 Director Plan. Other than the two Prior Directors Plans, both of which will terminate if our stockholders approve the 2017 Director Plan, non-employee directors are not eligible to receive equity awards under the Noble Incentive Plan, which is our only other equity compensation plan.

Our Board has recently taken action to reduce director compensation. Accordingly, beginning in the second quarter, the meeting fee will fall to $2,000 per meeting, the annual retainer paid to our lead director will fall to $22,500, the annual retainer paid to our audit and compensation committee chairpersons will fall to $20,000 and the annual retainer for all other committee chairpersons will fall to $10,000. The Board also has elected to reduce the equity component of director compensation to $200,000 in 2017 from $225,000 in 2016 and $250,000 in 2015. Our directors do not receive any additional compensation from the Company in the form of retirement or deferred compensation plan or otherwise. For more information on our director compensation policies, see page 44 of this proxy statement.

The Company typically makes annual share awards to our non-employee directors in the first quarter of each fiscal year. On February 3, 2017, our non-employee directors were contingently awarded 197,316 shares in the aggregate or $200,000 in equity compensation per non-employee director by value. These contingently awarded shares will be in the form of restricted stock awards with a one-year vesting period and their issuance is contingent on the approval of the 2017 Director Plan by shareholders. Accordingly, if the 2017 Director Plan is not approved by shareholders, these contingently awarded shares will not become effective and the shares will not be issued to our non-employee directors. Other than these contingently awarded shares, which are set forth in the table below, the future benefits or amounts that would be received by the non-employee directors under the 2017 Director Plan are not determinable at this time. See the section entitled “Discussion of Proposed Amendment” on page 54 of this proxy statement for additional information regarding our historical equity compensation practices and our burn rates.

Director	Shares to be Awarded Contingent on Shareholder Approval
Ashley Almanza	28,188
Michael Cawley	28,188
Julie Edwards	28,188
Gordon Hall	28,188
Scott Josey	28,188
Jon Marshall	28,188
Mary Riciaradello	28,188
Total	197,316

If approved, the 2017 Director Plan will provide up to 900,000 ordinary shares that may be issued as compensation to our non-employee directors, an increase of approximately 400,000 ordinary shares above the aggregate available for awards under the Prior Directors Plans as of the record date, which is less than 0.16% of our total outstanding ordinary shares at the same date.

At the share price as of the record date, the requested amount of shares would likely be sufficient to allow us to make equity awards to our non-employee directors in the amount we believe is necessary for the next two to three years. If the 2017 Director Plan is not approved by shareholders, we will be unable to provide the full amount of equity compensation to our non-employee directors in the next annual granting cycle in 2018 and beyond. If equity compensation is not available, we could face the prospect of using cash-based long-term incentives to compensate our non-employee directors. We believe that using cash-based awards would not be the best use of our liquidity during this difficult market period and could result in a misalignment of the interests of our non-employee directors and shareholders.

If the 2017 Director Plan is approved by shareholders, it will become immediately effective as of May 1, 2017. If the 2017 Director Plan is approved by shareholders, each of the Prior Directors Plans will be terminated and equity awards to our non-employee directors will thereafter only be made from the 2017 Director Plan.

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Description of the Plan

The Company believes that the 2017 Director Plan incorporates state-of-the-art governance best practices. A summary description of the material features of the 2017 Director Plan is set forth below. The 2017 Director Plan document is attached to this proxy statement as Appendix B and is incorporated by reference into this proposal.

Key Features and Best Practices under the Director Plan

No Acceleration

The 2017 Director Plan does not permit the Board to accelerate the one-year vesting period for awards that have vesting features (i.e., awards that do not relate to the payment of the annual retainer) except in instances of retirement, death, disability and change of control.

No Repricing of Options

The 2017 Director Plan prohibits the direct or indirect repricing of options without shareholder approval.

Minimum Vesting Periods Required

All equity awards issued under the 2017 Director Plan (other than shares issued to pay the quarterly retainer) will be subject to the Company’s new policy requiring a one-year vesting period for such awards.

Definition of Change in Control

The 2017 Director Plan defines “change in control” such that a change of control would not be deemed to occur until the actual consummation of the event that results in the change of control.

No Liberal Share Counting

The 2017 Director Plan does not permit the recycling of any awards, including the reuse of shares withheld or delivered to satisfy the exercise price of, or to satisfy tax withholding requirements.

Limitations on the Payment of Dividends and Dividend Equivalent Rights

Dividends and dividend equivalent rights on all restricted stock and restricted stock units awarded are only paid at the time, and to the extent, the underlying shares vest. If such underlying shares are forfeited or otherwise cancelled, no dividends or dividend equivalent rights will be paid.

No Discounted Options

All options must have an exercise price or base price equal to or greater than the fair market value of the underlying common stock (or nominal value, if greater) on the date of grant.

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Shares Available for Awards and Share Usage

Subject to the approval of the shareholders, the aggregate number of ordinary shares which would be available for awards under the Director Plan will not exceed 900,000 shares, subject to any adjustment due to recapitalization or reorganization permitted under the Director Plan. Each share or share-based award under the Director Plan will reduce the shares available for grant under the Director Plan by one share.

General

The description of the Director Plan set forth below is a summary of the material features of the Director Plan as proposed. This summary does not purport to be a complete description of all the provisions of the Director Plan and is qualified in all respects by the copy of the Director Plan included as Appendix B to this proxy statement.

The Director Plan achieves the purpose described above by permitting grants of any options, stock or stock unit awards or cash awards, as described in more detail below, pursuant to such applicable terms, conditions and limitations as the Board may establish in accordance with the objectives of the Director Plan. For additional information, please see “Securities to be Offered” below.

Administration

Except as otherwise provided in the Director Plan, the Director Plan is administered by the Board. For purposes of the Director Plan and subject to the terms and conditions of the Director Plan, the Board has the authority to (i) interpret the terms of the Director Plan, (ii) adopt rules, regulations and guidelines for carrying out the Director Plan, (iii) amend or modify awards, including extending the exercisability of awards, (iv) accelerating vesting of awards that have vesting features (i.e., Restricted Stock, Restricted Stock Units and Options) except in instances of retirement, death, disability and change of control, (iv) determine the time or times of receipt of awards, (v)

determine the Directors (as defined below) to whom awards will be granted, types of awards to be granted, and the number of shares of our common stock that is to be covered by awards, and (vi) establish the terms, conditions, restrictions, and other provisions of awards.

The Board may delegate any of its authority to administer the Director Plan to the compensation committee and the Board or the compensation committee, as applicable, may delegate any of its duties under the Director Plan (other than the granting or amending authority) to the Chief Executive Officer or other senior officers of the Company.

Eligibility

All individuals who are serving as non-employee directors of the Company (“Directors”) and any individual who has agreed to become a Director are eligible to receive awards under the Director Plan and thereby become a

“participant” in the Director Plan. In the case of an award to an individual who has agreed to become a Director, an award may only be effective if the individual actually becomes a Director.

Available Shares

No award may be granted pursuant to the Director Plan to the extent the award relates to a number of ordinary shares which, together with the number of shares issuable in settlement of or relating to all other outstanding awards under the Director Plan, exceeds the Maximum Share Limit (defined below) on shares issuable pursuant to the Director Plan. In addition, the maximum aggregate fair market value of the shares subject to awards during any year that may be granted to any Director pursuant to the Director Plan may in no event exceed $350,000 taking into account the date of grant value of the shares subject to such awards.

Securities to be Offered

The maximum aggregate number of ordinary shares that may be granted for any and all awards under the Director Plan will not exceed 900,000 shares, subject to any adjustment due to recapitalization or reorganization permitted under the Director Plan (the “Maximum Share Limit”). Each share subject to an award granted under the Director Plan will be counted against the Maximum Share Limit as one share. Shares available under the Director Plan may be unissued shares from the Company’s authorized or conditional share capital, shares held in treasury by the Company or one or more its subsidiaries.

If an award expires or is terminated, cancelled or forfeited, the shares associated with the expired, terminated, cancelled or forfeited award will again be available for awards under the Director Plan, and the Maximum Share Limit will be increased

68	Noble Corporation – 2017 Proxy Statement

by the same amount as such shares were counted against the Maximum Share Limit, it being understood that no increase or decrease will be made to the Maximum Share Limit with respect to an award that can only be settled in cash. The following shares will not become available again for allotment and issuance, transfer or delivery under the Director Plan:

(i)	Shares that are tendered or surrendered, or to which the right to require the Company to allot and issue, transfer or deliver shares is forfeited or surrendered, in payment of the exercise price of an option;

(ii)	Shares that are withheld or delivered, or to which the right to require the Company to allot and issue, transfer or deliver shares is forfeited or surrendered, to satisfy applicable tax withholding (for net exercise or net settlement purposes) or nominal value obligations; and

(iii)	Shares purchased on the open market with the proceeds of an exercise price payment with respect to an option.

The Board may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustment if the number of shares actually delivered differs from the number of shares previously counted in connection with an award.

Awards

Restricted Stock Unit Awards. An award may be in the form of restricted stock units. These awards of restricted stock units are rights that entitle the grantee to receive ordinary shares of the Company upon the vesting of such restricted stock units. The terms, conditions and limitations applicable to a restricted stock unit award, including, but not limited to, the vesting period and the right, if any, to dividend equivalents (subject to any mandatory reinvestment or other requirements imposed by the Board) will be determined by the Board; provided that, dividend equivalents will only be paid at the time, and to the extent, that the underlying award vests. Thus, to the extent such underlying award (or portion thereof) is forfeited or otherwise cancelled, no dividend equivalents will be paid. Dividend equivalents are amounts equal to dividends and other distributions (or the economic equivalent thereof (excluding, unless the Board determines otherwise, special dividends)) that are payable to shareholders of record in respect of the relevant record dates that occur during the restriction period on a like number of shares that are subject to the restricted stock unit award. Subject to the terms of the Director Plan, the Board, in its discretion, may settle restricted stock units in the form of cash or by the allotment and issuance, transfer or delivery of shares (or in a combination thereof) equal to the value of the vested restricted stock units, subject to the guidelines below on the restriction period.

Restricted Stock Awards. An award may be in the form of restricted stock. These awards of restricted stock are grants of stock that are subject to a substantial risk of forfeiture, restrictions on transferability and other restrictions. The terms, conditions and limitations applicable to any restricted stock award, including, but not limited to, vesting or other restrictions, will be determined by the Board, subject to the below guidelines on the restriction period. To the extent otherwise required by, and subject to any provision of, any applicable law or regulation of any governmental authority or any national securities exchange, there will not be any purchase price charged for any restricted stock award under the Director Plan.

To the extent provided under the terms of the award agreement, the holder of a restricted stock award may have rights as a shareholder, including the right to vote the ordinary shares subject to the restricted stock award or to receive dividends on the ordinary shares subject to the restricted stock award (subject to any mandatory reinvestment or other requirements imposed by the Board); provided that, dividends will only be paid at the time, and to the extent, that the underlying award vests. Thus, to the extent such underlying award (or portion thereof) is forfeited or otherwise cancelled, no dividends will be paid.

Options. An award may be in the form of an option. Options are rights to purchase a specified number of ordinary shares of the Company at a specified price. For the avoidance of doubt, all options granted under the Director Plan are nonqualified stock options (which is an option that is not intended to satisfy the requirements of Section 422 of the Code). The exercise price of an option will be not less than the greater of the fair market value or nominal value of the shares subject thereto on the grant date. The term of an option generally will not exceed 10 years from the grant date; provided that the period during which an option may be exercised may be extended by the Board if the last day of such period occurs at a time when the Company has imposed a prohibition on the trading of the Company’s securities in order to avoid violations of applicable federal, state, local or foreign law. Options may not include provisions that “reload” an option upon exercise. Subject to the terms and conditions of the Director Plan, the terms, conditions and limitations applicable to any option, including, but not limited to, the term of any option and the date or dates upon which the option becomes vested and exercisable, will be determined by the Board. Unless provided by the Board in the award agreement, all rights to exercise

Noble Corporation – 2017 Proxy Statement	69

an option will terminate five years after the date the participant ceases to be a Director (or the remaining term of the option if shorter). In the event of the termination of service as a Director on account of fraud, dishonesty or other acts detrimental to the interests of us or any of our affiliates, any options will thereafter be null and void for all purposes.

Vesting of Restricted Stock Units, Restricted Stock and Option Awards. The foregoing awards of restricted stock and restricted stock units are described in the Director Plan as stock awards. The terms, conditions and limitations applicable to any stock award, including, but not limited to, vesting or other restrictions, will be determined by the Board, subject to the terms and conditions of the Director Plan; provided, however, that (i) the Board may provide for earlier vesting upon a participant’s termination of employment or service by reason of retirement, death or disability, or a change in control and (ii) pursuant to our Board’s policies with respect to the 2017 Director Plan, each such award will have a minimum vesting period of one year except to the extent the earlier vesting occurs pursuant to the foregoing upon a participant’s termination of employment or service by reason of retirement, death, disability or a change in control.

Director Compensation; Cash Awards

The amount of the annual retainer (that is, the compensation to which a Director is entitled as a retainer for services as a member of the Board) to be paid to each Director for each calendar year may, in the discretion of the Board, be payable pursuant to cash awards granted under the Director Plan. To the extent the annual retainer is payable to a Director in the form of a cash award, the Board may permit the Director to elect to have up to 100% of the amount of such cash award to be applied to the purchase of unrestricted shares of our common stock in accordance with procedures established by the Board. The amount to be applied to the purchase of shares will be designated by the Director as a percentage of his or her annual retainer (or applicable payment thereof) in integral multiples of 5%.

Directors may be entitled, for their service as Directors, to compensation other than the annual retainer in the discretion of the Board and to the reimbursement of certain expenses in accordance with the policies, practices and procedures of the Company from time to time in effect. Expenses may be reimbursed in the discretion of the Board in the form of cash awards under the Director Plan that provide for an immediate payment.

Other Provisions

Repricing. Except for adjustments reflecting the effects of stock splits, stock dividends or other recapitalizations of the Company, the terms of outstanding award agreements may not be amended without the approval of the Company’s shareholders so as to (i) reduce the exercise price of any outstanding options or (ii) cancel any outstanding options in exchange for cash or other awards, or options with an exercise price that is less than the exercise price of the original options.

Repayment/Forfeiture of Awards. Any award will be subject to recovery or clawback by the Company under any clawback policy adopted by the Company whether before or after the date of grant of the award.

Merger, Recapitalization, Etc. If there is any increase or decrease in the number of allotted and issued and outstanding shares of the Company, through the declaration of a dividend in shares or through any recapitalization, amalgamation, merger, demerger or conversion or otherwise in which the Company is the surviving corporation, resulting in a split-up, combination or exchange of shares of the Company, then and in each such event:

(i) Appropriate adjustments will be made in the Maximum Share Limit on options and other stock-based awards, to the end that such limitations will apply to the same proportion of the Company’s allotted and issued and outstanding shares; and

(iii) Appropriate adjustments will be made (x) in the number of shares and the exercise price per share thereof then subject to purchase pursuant to each option previously granted and then outstanding, to the end that the same proportion of the Company’s allotted and issued and outstanding shares in each such instance will remain subject to purchase at the same aggregate exercise price; and (y) in the number of shares then subject to each restricted stock award or restricted stock unit award previously awarded and then outstanding, to the end that the same proportion of the Company’s allotted and issued and outstanding shares in each such instance will remain subject to allotment and issuance, transfer or delivery in settlement of such award.

In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board may make such adjustments to awards or other provisions for the disposition of awards as it deems equitable, and will be authorized, in its discretion, including providing for substitution of awards, acceleration of vesting, exercisability and lapse of restrictions on awards and cash out of awards.

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Transferability of Awards. Unless otherwise determined by the Board and expressly provided for in an award agreement, no award or any other benefit under the Director Plan will be assignable or otherwise transferable except (a) by will or the laws of descent and distribution or (b) pursuant to a domestic relations order issued by a court of competent jurisdiction that is not contrary to the terms and conditions of the Director Plan or applicable award and in a form acceptable to the Board. The Board may prescribe and include in applicable award agreements other restrictions on transfer.

Tax Withholding. A participant’s tax withholding under applicable tax withholding laws and regulations with respect to an award may, at the discretion of the Board and subject to conditions that the Board may impose, be satisfied by, among other things, withholding from any payment related to an award or by the withholding of ordinary shares issuable pursuant to the award based on the fair market value of the shares.

Amendment. The Board may amend, modify, suspend or terminate the Director Plan (and the Board may amend an award agreement) for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that: (a) no amendment or alteration that would materially adversely affect the rights of any participant under any award previously granted to such participant will be made without the consent of such participant; and (b) no amendment or alteration will be effective prior to its approval by the shareholders of the Company to the extent shareholder approval is otherwise required by applicable legal requirements or the requirements of the securities exchange on which the Company’s ordinary shares are listed, including any amendment that expands the types of awards available under the Director Plan, materially increases the number of shares available for awards under the Director Plan, materially expands the classes of persons eligible for awards under the Director Plan, materially extends the term of the Director Plan, materially changes the method of determining the exercise price of options, deletes or limits any provisions of the Director Plan that prohibit the repricing of options or decreases any minimum vesting requirements for any stock award.

Tax Consequences

U.S. Federal Income Tax Consequences. The following summary is based on an analysis of the Code, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the following is only a summary of U.S. federal income tax consequences and, when applicable, such consequences may be either more or less favorable than those described below depending on a participant’s particular circumstances.

To ensure compliance with Treasury Department Circular 230, participants are hereby notified that (i) the discussion of U.S. federal tax issues in this proxy statement is not intended or written to be used, and cannot be used, for the purpose of avoiding penalties that may be imposed under the Code, and (ii) participants should seek advice based on their particular circumstances from an independent tax advisor.

The Director Plan is not qualified under Section 401(a) of the Code.

Nonqualified Stock Options. An optionee will not recognize any income for U.S. federal income tax purposes upon the grant of a nonqualified stock option (i.e., an option that is not intended to comply with Section 422 of the Code). Upon exercise of a nonqualified stock option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the ordinary shares on the date of exercise over the amount paid for such ordinary shares. Income recognized upon the exercise of nonqualified stock options will be considered compensation subject to withholding at the time the income is recognized, and therefore, the Company must make the necessary arrangements with the optionee to ensure that the amount of the tax required to be withheld is available for payment.

The basis of ordinary shares transferred to an optionee upon the exercise of a nonqualified stock option is the price paid for such ordinary shares plus an amount equal to any income recognized by the optionee as a result of the exercise of the option. If an optionee thereafter sells ordinary shares acquired upon exercise of a nonqualified stock option, any amount realized over the basis of the ordinary shares will constitute capital gain to the optionee for U.S. federal income tax purposes.

Restricted Stock. If the restrictions on an award of ordinary shares of restricted stock are of a nature that the ordinary shares are both subject to a substantial risk of forfeiture and are not freely transferable (within the meaning of Section 83 of the Code), the recipient will not recognize income for U.S. federal income tax purposes at the time of the award unless the recipient affirmatively elects within 30 days after the date the restricted stock is granted to include the fair market value of the ordinary shares of restricted stock on the date of the award, less any amount paid for the shares, in gross income for the year of the award pursuant to Section 83(b) of the Code. In the absence of this election, the recipient will be required to include in income for U.S. federal income tax purposes on the date the ordinary shares either become freely transferable or are no longer subject to a substantial

Noble Corporation – 2017 Proxy Statement	71

risk of forfeiture (within the meaning of Section 83 of the Code), the fair market value of the ordinary shares of restricted stock on such date, less any amount paid for the shares. If a Section 83(b) election is made, no additional income will be recognized by the recipient upon the lapse of restrictions on the restricted stock, but, if the restricted stock is subsequently forfeited, the recipient may not deduct the income that was recognized pursuant to the Section 83(b) election at the time of the receipt of the restricted stock.

Dividends that are accrued on ordinary shares of restricted stock before the expiration of the restriction period and paid to a recipient at the close of the restriction period will be additional compensation taxable as ordinary income to the recipient, unless the recipient made an election under Section 83(b). If the recipient has made a Section 83(b) election, the dividends will be dividend income, rather than additional compensation, to the recipient.

If the restrictions on an award of restricted stock are not of a nature that the ordinary shares are both subject to a substantial risk of forfeiture and not freely transferable, within the meaning of Section 83 of the Code, the recipient will recognize ordinary income for U.S. federal income tax purposes at the time of the transfer of the ordinary shares in an amount equal to the fair market value of the ordinary shares of restricted stock on the date of the transfer, less any amount paid therefor.

Restricted Stock Units. There are no U.S. federal income tax consequences to the recipient upon the award of restricted stock units. Generally, the recipient will recognize ordinary income upon the transfer of ordinary shares in satisfaction of an award of restricted stock units in an amount equal to the fair market value of the ordinary shares so transferred.

Generally, a recipient will recognize ordinary income subject to withholding upon the payment of any cash dividend equivalents or other cash distributions paid in relation to an award of restricted stock units in an amount equal to the cash received.

Awards of Unrestricted Shares. Upon the award of unrestricted shares (i.e. with respect to the annual retainer election described above), the recipient will generally recognize ordinary income at the time of grant in an amount equal to the fair market value of the ordinary shares so granted.

Cash Awards. Generally, the amount paid to a recipient in cash pursuant to a cash award will be ordinary income to the recipient at the time of payment.

Application of Code Section 409A. Section 409A of the Code imposes an additional “20 percent plus interest” tax on an individual receiving nonqualified deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Section 409A of the Code, “nonqualified deferred compensation” includes equity-based incentive programs, including certain stock options and restricted stock unit programs. Generally, Section 409A of the Code does not apply to nonqualified stock options granted at fair market value if no deferral is provided beyond exercise, or to shares of restricted stock.

The benefits payable under the Director Plan are intended to be exempt from or compliant with the requirements of Section 409A of the Code. However, if the Director Plan or a grant or award made under the Director Plan fails to comply in form or operation with any applicable requirement of Section 409A of the Code, a participant may become subject to the taxes imposed by Section 409A of the Code.

Tax Consequences to the Company. Since the Company does not expect to have United States sourced income, the Company does not expect that the grant or exercise of options or the award of restricted stock, restricted stock units or cash awards will have any effect upon it for United States tax purposes.

Tax Code Limitations on Deductibility. The ability of the Company (or a subsidiary) to obtain a deduction for future payments under the Director Plan could also be limited by the golden parachute payment rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

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Other Matters

Shareholder Proposals

Any proposal by a shareholder intended to be presented at the 2018 annual general meeting of shareholders must be received by the Company at our principal executive offices at Devonshire House, 1 Mayfair Place, London W1J 8AJ, England, Attention: Julie J. Robertson, Executive Vice President and Secretary, no later than November 17, 2017, for inclusion in our proxy materials relating to that meeting.

In order for a shareholder to bring business before an annual general meeting of shareholders, a written request must be sent to our Corporate Secretary not less than 60 nor more than 120 days in advance of the annual general meeting, or, in the case of nominations for the election of directors, not less than 90 days in advance of an annual general meeting. Requests regarding agenda items (other than nominations for the election of directors) must include the name and address of the shareholder, a clear and concise statement of the proposed agenda item and evidence of the required shareholdings recorded in the share register. Requests for nominations for the election of directors must include the name and address of the shareholder, the name and address of the director nominee, a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the director nominee and accompanied by evidence of the shareholding required to make such request, a description of all arrangements or understandings between the shareholder and the director nominee and any other persons (giving their names) pursuant to which the nominations are to be made, other information about the director nominee required to be disclosed in a proxy statement by SEC rules and the consent of the director nominee. These requirements are separate from and in addition to the requirements a shareholder must meet to have a proposal included in our proxy statement. These time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority.

Solicitation of Proxies

The cost of the solicitation of proxies, including the cost of preparing, printing and mailing the materials used in the solicitation, will be borne by the Company. The Company has retained MacKenzie Partners, Inc. to aid in the solicitation of proxies for a fee of $12,500 and the reimbursement of out-of-pocket expenses. Proxies may also be solicited by personal interview, telephone and telegram and via the Internet by directors, officers and employees of the Company, who will not receive additional compensation for those services. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares held by those persons, and the Company will reimburse them for reasonable expenses incurred by them in connection with the forwarding of solicitation materials. In some cases, only one copy of the proxy materials are being delivered to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. We will deliver promptly, upon a written or oral request, a separate copy of the proxy materials to a shareholder at a shared address to which a single copy of the documents was delivered. Shareholders sharing an address may also submit requests for delivery of a single copy of the proxy materials. To request separate or single delivery of these materials now or in the future, shareholders may submit a request to Investor Relations at our offices at Devonshire House, 1 Mayfair Place, London W1J 8AJ, England or at +44-20-3300-2300.

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Additional Information about the Company

You can learn more about the Company and our operations by visiting our website at www.noblecorp.com. Among other information we have provided there, you will find:

•	our corporate governance guidelines;

•	the charters of each of our standing committees of the Board;

•	our code of business conduct and ethics (and any amendment thereto or waiver of compliance therewith);

•	our Articles of Association;

•	information concerning our business and recent news releases and filings with the SEC; and

•	information concerning our Board and shareholder relations.

Copies of our corporate governance guidelines, the charters of each of our standing committees of the Board and our code of business conduct and ethics are available in print upon request. For additional information about the Company, please refer to our 2016 Annual Report, which is being made available with this proxy statement.

Audit Concerns

Under s.527 of the UK Companies Act, shareholders meeting the threshold requirements set out in that section have the right to require the Company to publish on a website a statement setting out any matter of concern relating to: (i) the audit of the Company’s accounts (including the auditor’s report and the conduct of the audit) that are to be laid before the Meeting; or (ii) any circumstance connected with an auditor of the Company ceasing to hold office since the previous meeting at which annual accounts and reports were laid in accordance with s.437 of the UK Companies Act. The business that may be dealt with at the Meeting includes any statement that the Company has been required to publish on a website under s.527 of the UK Companies Act.

NOBLE CORPORATION plc
David W. Williams

Chairman, President and Chief Executive Officer
London, England
March 16, 2017

74	Noble Corporation – 2017 Proxy Statement

NOBLE CORPORATION PLC

2015 OMNIBUS INCENTIVE PLAN

PART A

1. Plan: Noble Corporation plc, a company organized under the laws of England and Wales (the “Company”), established this Noble Corporation 2015 Omnibus Incentive Plan (the “Plan”), to be effective as of May 1, 2015 (the “Effective Date”) as subsequently restated as of May 1, 2016, and most recently restated as of May 1, 2017; provided that the Plan (as most recently restated) has received the requisite shareholder approval.

The Plan is the successor to the Noble Corporation 1991 Stock Option and Restricted Stock Plan, as amended and restated effective January 30, 2014 (the “Prior Plan”). For periods on and after the Effective Date of the Plan, no new Awards (as defined below) may be granted under the Prior Plan. Awards granted prior to such Effective Date pursuant to the Prior Plan shall continue to be administered in accordance with the terms of the Prior Plan.

2. Purpose. The Plan is designed to attract and retain the best available persons for service with the Company and its Subsidiaries (as defined below), to encourage the sense of proprietorship of such persons and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries. These objectives are to be accomplished by making Awards under the Plan and thereby providing such persons with a proprietary interest in the growth and performance of the Company and its Subsidiaries.

The Plan is composed of two parts, which are to be treated as separate sub-plans. Part A sets out the terms and conditions of the sub-plan that shall be an employees’ share scheme for the purposes of Section 1166 of the UK Companies Act 2006. The terms and conditions of Part A are incorporated by reference in Part B, and apply to Part B except as expressly modified therein. The limitations on Awards in Paragraph 5 shall apply to the aggregate number of Awards made under the Plan.

Part B constitutes a sub-plan for the provision of Awards to Employees (as defined below) who would be eligible under Part A if the proviso at the end of the definition of “Subsidiary” for purposes of Part A was inapplicable. Part B is not intended to constitute an employees’ share scheme for the purposes of Section 1166 of the UK Companies Act 2006.

3. Definitions. As used in the Plan, the terms set forth below shall have the following respective meanings:

“Authorized Officer” means the Chief Executive Officer or the senior human resources officer of the Company (or any other senior officer of the Company to whom any of such individuals shall delegate the authority to execute any Award Agreement).

“Award” means the grant of any Option, Stock Appreciation Right, Stock Award, or Cash Award, any of which may be structured as a Performance Award, whether granted singly, in combination or in tandem, to a Participant pursuant to such applicable terms, conditions and limitations as the Committee may establish in accordance with the objectives of the Plan.

“Award Agreement” means the document (in written or electronic form) communicating the terms, conditions and limitations applicable to an Award. The Committee may, in its discretion, require that the Participant execute such Award Agreement, or may provide for procedures through which Award Agreements are made available but not executed. Any Participant who is granted an Award and who does not affirmatively, and in writing delivered to the Committee (or its applicable delegate), reject the applicable Award and Award Agreement shall be deemed to have accepted the terms of Award as embodied in the Award Agreement.

“Award Date” means the date an Award is granted to a Participant pursuant to the Plan.

“Board” means the Board of Directors of the Company.

“Cash Award” means an Award denominated in cash.

“Change in Control” means a Change in Control as defined in Attachment 1 to Part A of the Plan.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Board, and any successor committee thereto or such other committee of the Board as may be designated by the Board to administer the Plan in whole or in part including any subcommittee of the Board as designated by the Board.

“Company” means Noble Corporation plc, a public limited company organized under the laws of England and Wales.

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“Consultant” means an individual providing services to the Company or any of its Subsidiaries, other than an Employee or a Non-Employee Director.

“Covered Employee” means any Employee who is or may be a “covered employee,” as defined in Section 162(m) of the Code.

“Disability” means a medically determinable physical or mental impairment (1) that prevents an Employee from performing his or her employment duties in a satisfactory manner and is expected either to result in death or to last for a continuous period of not less than twelve months as determined by the Committee, or (2) for which the Employee is eligible to receive disability income benefits under a long-term disability insurance plan maintained by the Company or a Subsidiary. Notwithstanding the foregoing, if an Award is subject to Section 409A of the Code, the definition of Disability shall conform to the requirements of Treasury Regulation § 1.409A-3(i)(4)(i) to the extent necessary to avoid the imposition of any tax by such Section 409A of the Code.

“Dividend Equivalents” means, in the case of an Award comprising Restricted Stock Units, an amount equal to all dividends and other distributions (or the economic equivalent thereof (excluding, unless the Committee determines otherwise special dividends)) that are payable to shareholders of record in respect of the relevant record dates that occur during the Restriction Period or performance period, as applicable, on a like number of Shares that are subject to the Award.

“Effective Date” has the meaning set forth in Paragraph 1.

“Employee” means an employee of the Company or any of its Subsidiaries and an individual who has agreed to become an employee of the Company or any of its Subsidiaries and actually becomes such an employee following such date of agreement.

“Excepted Shares” has the meaning set forth in Paragraph 8.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

“Exercise Price” means the price at which a Participant may exercise his or her right to receive cash or Shares, as applicable, under the terms of an Award.

“Fair Market Value” of a Share means, as of a particular date,

(1)	if Shares are then listed or admitted to trading on a national securities exchange, the average of the reported high and low sales price per Share on the date in question (or if there was no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal national securities exchange on which such Share is so listed or admitted to trading,

(2)	if the Shares are not so listed or admitted to trading, the average of the closing high bid and low asked quotations as reported on an inter-dealer quotation system for such Share on the date in question, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available,

(3)	if the Shares are not publicly traded, the most recent value determined by an independent appraiser appointed by the Committee for such purpose, or

(4)	if none of the above are applicable, the fair market value of a Share as determined in good faith by the Committee in accordance with any applicable requirements of Section 409A or 422 of the Code.

“Incentive Stock Option” means an Option that is designated as such in the applicable Award Agreement and intended to comply with the requirements set forth in Section 422 of the Code.

“Maximum Share Limit” has the meaning set forth in Paragraph 5(a).

“Non-Employee Director” means an individual serving as a member of the Board who is not an Employee, Consultant or officer of the Company (i.e., an individual elected or appointed to serve as a director of the Company by the Board or in such other manner as may be prescribed in the articles of association of the Company).

“Nonqualified Stock Option” means an Option that is not intended to comply with the requirements set forth in Section 422 of the Code.

“Option” means a right to purchase a specified number of Shares at a specified Exercise Price, which is either an Incentive Stock Option or a Nonqualified Stock Option.

“Participant” means an individual to whom an Award has been made under the Plan.

“Performance Award” means an Award made pursuant to the Plan to a Participant, which award is subject to the attainment of one or more Performance Goals or other established performance criteria, as applicable.

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“Performance Goal” means one or more standards established by the Committee under Paragraph 8(e)(i) to determine in whole or in part whether a Performance Award shall be earned.

“Permitted Assignee” has the meaning set forth in Paragraph 13.

“Plan” means this Noble Corporation 2015 Omnibus Incentive Plan, as such plan may be amended from time to time.

“Prior Plan” has the meaning set forth in Paragraph 1.

“Qualified Performance Awards” has the meaning set forth in Paragraph 8(e)(i).

“Restricted Stock” means Shares allotted and issued or transferred pursuant to Paragraph 8 that are restricted or subject to forfeiture provisions.

“Restricted Stock Award” means an Award in the form of Restricted Stock.

“Restricted Stock Unit” means a unit that provides for the allotment and issuance, transfer, or delivery of one Share or equivalent value in cash upon the satisfaction of the terms, conditions, and restrictions applicable to such Restricted Stock Unit.

“Restricted Stock Unit Award” means an Award in the form of Restricted Stock Units.

“Restriction Period” means a period of time beginning as of the date upon which a Restricted Stock Award or Restricted Stock Unit Award is made pursuant to the Plan and ending as of the date upon which such Award is no longer restricted or subject to forfeiture provisions.

“Retirement” means the termination of an Employee’s employment with the Company or a Subsidiary for any reason (other than death, Disability or termination on account of fraud, dishonesty or other acts detrimental to the interests of the Company or a Subsidiary) on or after the date as of which the sum of such Employee’s age and the number of such Employee’s years of continuous service with the Company and its Subsidiaries (including continuous service with a predecessor employer that is taken into account pursuant to an acquisition or other transaction agreement) equals or exceeds 60.

“Share” means one ordinary share of the Company, nominal value $0.01 per share, or any stock or other security hereafter allotted and issued or which may be allotted and issuable in substitution or exchange for a Share.

“Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash or by allotment and issuance, transfer, or delivery of Shares, equal to the excess of the Fair Market Value of a specified number of Shares on the date the right is exercised over a specified Exercise Price.

“Stock Award” means an Award in the form of Shares, including a Restricted Stock Award or a Restricted Stock Unit Award that may be settled in Shares, but excluding Options and SARs.

“Stock-Based Award Limitations” has the meaning set forth in Paragraph 5(b).

“Subsidiary” means (1) any corporation of which the Company directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of such corporation that have the right to vote generally on matters submitted to a vote of the shareholders of such corporation, and (2) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns more than 50% of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise); provided that, in the case of any entity that would otherwise fall within sub-paragraphs (1) or (2) of this definition, it shall only be a “Subsidiary” if it is also a “subsidiary” within the meaning of Section 1159 of the UK Companies Act 2006.

“Trustee” means the trustee or trustees for the time being of any employee benefit trust established for the benefit of most or all of the employees or former employees of the Company or its Subsidiaries or certain of their relatives.

4. Eligibility

(a) Employees. All Employees are eligible for Awards under Part A or Part B of the Plan, as applicable; provided, however, that if the Committee makes an Award to an individual whom it expects to become employed following the Award Date of such Award, such Award shall be subject to (among other terms and conditions) the individual actually becoming employed by the Company or a Subsidiary.

(b) Consultants. Consultants are not eligible for Awards under the Plan.

(c) Non-Employee Directors. Non-Employee Directors are not eligible for Awards under the Plan.

(d) The Committee or the Board, as applicable, shall determine the type or types of Awards to be made under the Plan and shall designate from time to time the Employees who are to be granted Awards under the Plan.

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5. Shares Available for Awards.

(a) Available Shares. Subject to the provisions of Paragraph 14 hereof, the maximum number of Shares that may be allotted and issued, transferred, or delivered pursuant to Awards under the Plan (including rights or Options that may be exercised for or settled in Shares) shall be 20,500,000 (the “Maximum Share Limit”), all of which shall be available for Incentive Stock Options. Each Share subject to an Award granted under the Plan shall be counted against the Maximum Share Limit as 1 Share. Shares available under the Plan may be unissued Shares from the Company’s authorized or conditional share capital, Shares held in treasury by the Company or one or more subsidiaries of the Company, or Shares acquired by or allotted and issued or gifted to a Trustee.

If an Award expires or is terminated, cancelled or forfeited, the Shares associated with the expired, terminated, cancelled or forfeited Awards shall again be available for Awards under the Plan, and the Maximum Share Limit shall be increased by the same amount as such shares were counted against the Maximum Share Limit, it being understood that no increase or decrease shall be made to the Maximum Share Limit with respect to an Award that can only be settled in cash. The following Shares shall not become available again for allotment and issuance, transfer, or delivery under the Plan:

(i)	Shares that are tendered or surrendered, or to which the right to require the Company to allot and issue, transfer or deliver Shares is forfeited or surrendered, in payment of the Exercise Price of an Option;

(ii)	Shares that are withheld or delivered, or to which the right to require the Company to allot and issue, transfer or deliver Shares is forfeited or surrendered, to satisfy applicable tax withholding (for net exercise or net settlement purposes) or nominal value obligations;

(iii)	Shares cancelled upon the exercise of a tandem SAR grant;

(iv)	Shares purchased on the open market with the proceeds of an Exercise Price payment with respect to an Option; and

(v)	Shares underlying a free-standing SAR grant, to the extent the number of such Shares exceeds the number of Shares actually allotted and issued, transferred, or delivered upon exercise or settlement of such SAR.

No account shall be taken of any rights to subscribe for Shares granted to a Trustee to the extent that the rights are granted solely to enable the Trustee to satisfy grants or awards that have already been taken into account for the purposes of this paragraph (a) (i.e., so as to avoid double counting).

The Committee may adopt reasonable counting procedures, consistent with the foregoing, to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustment if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.

The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that Shares are available for allotment and issuance, transfer, or delivery pursuant to Awards.

(b) Limitations. Notwithstanding anything to the contrary contained in the Plan, the following limitations shall apply to any Awards made hereunder:

(i)	No Employee may be granted during any calendar year Awards consisting of Options or SARs that are exercisable for more than 2,000,000 Shares;

(ii)	No Employee may be granted during any calendar year Stock Awards covering or relating to more than 2,000,000 Shares (the limitation set forth in this clause (ii), together with the limitation set forth in clause (i) above, being hereinafter collectively referred to as the “Stock-Based Award Limitations”); and

(iii)	No Employee may be granted during any calendar year (x) Cash Awards or (y) other Awards that may be settled solely in cash having a value determined on the Award Date in excess of $10,000,000.

6. Administration.

(a) Authority of the Committee. Except as otherwise provided in the Plan with respect to actions or determinations by the Board, the Plan shall be administered by the Committee; provided, however, that (i) any and all members of the Committee shall satisfy any independence requirements prescribed by any stock exchange on which the Company lists its Shares; (ii) Awards may be granted to individuals who are subject to Section 16(b) of the Exchange Act only if the Committee is comprised solely of two or more “non-employee directors” as defined in United States Securities and Exchange Commission

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Rule 16b-3 (as amended from time to time, and any successor rule, regulation or statute fulfilling the same or similar function); and (iii) any Award intended to qualify for the “performance-based compensation” exception under Section 162(m) of the Code shall be granted only if the Committee is comprised solely of two or more “outside directors” within the meaning of Section 162(m) and regulations pursuant thereto. Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer the Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret the Plan and the Award Agreements thereunder and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper. Subject to Paragraph 6(d) hereof, the Committee may, in its discretion, (x) provide for the extension of the exercisability of an Award, or (y) in the event of death or termination of employment or service by reason of Disability or in the event of a Change in Control, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of the Plan or an Award or otherwise amend or modify an Award in any manner that is, in either case, (1) not materially adverse to the Participant to whom such Award was granted, (2) consented to by such Participant or (3) authorized by Paragraph 14(c) hereof; provided, however, that no such action shall permit the term of any Option to be greater than 10 years from its Award Date. For the avoidance of doubt, the Committee shall not be permitted to carry out the actions described in the foregoing clause (y) except in the event of death or termination of employment or service by reason of Disability or in the event of a Change in Control. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent the Committee deems necessary or desirable to further the Plan’s purposes. Any decision of the Committee in the interpretation and administration of the Plan and the Award Agreements thereunder shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. Except as otherwise provided herein, the Board shall have the same powers as the Committee to the extent the Board administers the Plan or a portion thereof.

(b) Procedures Adopted Under the Prior Plan. Any procedures adopted by the Committee or otherwise for the administration of the Prior Plan shall continue in effect for the administration of the Plan until amended or revoked by the applicable authority hereunder.

(c) Indemnity. No member of the Board or the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of Paragraph 7 of the Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Board or the Committee or by any officer of the Company in connection with the performance of any duties under the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company from any claim, loss, damage or expense (including counsel fees) with respect to any such action or determination, except for his or her own willful misconduct or as expressly provided by statute.

(d) Prohibition on Repricing of Awards. Subject to the provisions of Paragraph 14 hereof, the terms of outstanding Award Agreements may not be amended without the approval of the Company’s shareholders so as to (i) reduce the Exercise Price of any outstanding Options or SARs or (ii) cancel or substitute any outstanding Options or SARs for Options or SARs with a lower Exercise Price, cash or other Awards.

(e) Expenses; Company Records. All expenses incident to the administration of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Company or its Subsidiaries. Records of the Company and its Subsidiaries regarding a person’s period of employment or service, termination of employment or service and the reason therefor, leaves of absence and other matters shall be conclusive for all purposes hereunder, unless determined by the Committee to be incorrect.

7. Delegation. The Committee may delegate any of its duties under the Plan (including, but not limited to, delegating by resolution to an Authorized Officer the authority to grant Awards) to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under section 162(m) of the Code to fail to so qualify. Any such delegation hereunder shall only be made to the extent permitted by applicable law. Any delegation of duties under the Prior Plan shall continue in effect as a delegation under the Plan until amended or revoked by the applicable authority hereunder.

8. Awards.

The Committee shall determine the type or types of Awards to be made under the Plan and shall designate from time to time the individuals who are to be the recipients of such Awards. Each Award shall be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee, in its sole discretion, and, if required by the Committee, shall be signed by the Participant to whom the Award is granted and by an Authorized Officer for and on behalf of the Company. Awards may consist of those listed in this Paragraph 8 and may be granted

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singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under the Plan or any other plan of the Company or any of its Subsidiaries, including the plan of any acquired entity; provided, however, that, except as contemplated in Paragraph 14 hereof, no Option or SAR may be issued in exchange for the cancellation of an Option or SAR with a higher Exercise Price nor may the Exercise Price of any Option or SAR be reduced. All or part of an Award may be subject to conditions established by the Committee.

Upon the termination of employment or service by a Participant, any unexercised, unvested or unpaid Awards shall be treated as set forth in the applicable Award Agreement or in any other written agreement the Company has entered into with the Participant, it being understood that the Committee may, in its sole and absolute discretion, prescribe additional terms, conditions, restrictions and limitations applicable to the Award, including without limitation rules pertaining to the termination of employment or service by reason of death or Disability. In addition, the Committee may prescribe such additional terms conditions, restrictions, limitations and rules with respect to a termination of employment or service by reason of Retirement; provided, however, in no event shall the vesting or exercisability of an Award be accelerated upon any such termination of employment or service by reason of Retirement. Employment shall not be deemed to have ceased by reason of the transfer of employment, without interruption of service, between or among the Company and any of its Subsidiaries.

All rights to exercise an Option and any SARs that relate to such Option shall terminate six months after the date the Participant’s termination of employment or service (or the remaining term of the Option if shorter), unless the Award Agreement or other written agreement provides otherwise in connection with any termination of employment or service by reason of death or Disability. Notwithstanding the foregoing, in the event of the termination of employment or service of the Participant on account of fraud, dishonesty or other acts detrimental to the interests of the Company or an affiliate, the Option and any SARs that relate to such Option shall thereafter be null and void for all purposes.

Except as otherwise provided in this Paragraph 8, each Option, Stock Appreciation Right, Stock Award or Cash Award shall have a minimum vesting period, Restriction Period or performance period, as applicable, of one year from the date of grant; provided, however, that the Committee may provide for earlier vesting upon a Participant’s termination of employment or service by reason of death or Disability, or in the event of a Change in Control. Notwithstanding any provision herein to the contrary, 5% of the total number of Shares available for allotment and issuance, transfer, or delivery under the Plan (the “Excepted Shares”) shall not be subject to the minimum vesting period, Restriction Period or performance period, as applicable, described in the preceding sentence, it being understood that the Committee may, in its discretion, and at the time an Award is granted, designate any Shares that are subject to such Award as Excepted Shares; provided that, in no event shall the Committee designate any such Shares as Excepted Shares after the time such Award is granted. For the avoidance of doubt, the Committee may not accelerate the vesting or exercisability of an Award except in the event of death or termination of employment or service by reason of Disability or in the event of a Change in Control.

(a) Options. An Award may be in the form of an Option. An Option awarded pursuant to the Plan may consist of either an Incentive Stock Option or a Nonqualified Stock Option; provided that Incentive Stock Options may be granted only to applicable Employees of the Company or a “parent corporation” or a “subsidiary corporation” of the Company (as defined in Sections 424(e) and (f) of the Code, respectively). The Exercise Price of an Option shall be not less than the greater of the nominal value or the Fair Market Value of the Shares on the Award Date. The term of an Option shall not exceed 10 years from the Award Date; provided that the period during which an Option may be exercised may be extended by the Committee or pursuant to procedures of the Committee if the last day of such period occurs at a time when the Company has imposed a prohibition on trading of the Company’s securities in order to avoid violations of applicable Federal, state, local or foreign law; provided further, that the period during which the Option may be extended is not more than 30 days after the date on which such prohibition on trading is terminated. Options may not include provisions that “reload” the Option upon exercise. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Option, including, but not limited to, the term of any Option and the date or dates upon which the Option becomes vested and exercisable, shall be determined by the Committee; provided, however, that except to the extent the Option relates to Excepted Shares, such Option shall be subject to the minimum vesting period requirements and any other applicable requirements described in this Paragraph 8. Any Award of Incentive Stock Options shall satisfy the $100,000 limit on the aggregate Fair Market Value of Shares subject to Incentive Stock Options that may become exercisable for the first time by any individual during any calendar year, as determined under Section 422(d) of the Code. Any Award of Incentive Stock Options to a 10-percent shareholder, as defined in Section 422(b)(6) of the Code shall meet the requirements of Section 422(c)(5) of the Code. The Award Agreement applicable to any Award intended to qualify as an Incentive Stock Option shall so designate the Award as an Incentive Stock Option.

(b) Stock Appreciation Rights. An Award may be in the form of a SAR. The Exercise Price for a SAR shall not be less than the greater of the nominal value or the Fair Market Value of the Shares on the Award Date. The holder of a tandem SAR may elect to exercise either the Option or the SAR, but not both. The exercise period for a SAR shall extend no more than 10

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years after the Award Date. SARs may not include provisions that “reload” the SAR upon exercise. Subject to the foregoing provisions, the terms, conditions, and limitations applicable to any SAR, including, but not limited to, the term of any SAR and the date or dates upon which the SAR becomes vested and exercisable, shall be determined by the Committee; provided, however, that except to the extent the SAR relates to Excepted Shares, such SAR shall be subject to the minimum vesting period requirements and any other applicable requirements described in this Paragraph 8.

(c) Cash Awards. An Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to a Cash Award, including, but not limited to, vesting or other restrictions, shall be determined by the Committee in accordance with the Plan.

(d) Stock Awards. An Award may be in the form of a Stock Award, including a Restricted Stock Award, a Restricted Stock Unit Award or a Performance Award as further described below. The terms, conditions and limitations applicable to any Stock Award, including, but not limited to, vesting or other restrictions, shall be determined by the Committee, and shall, except to the extent the Stock Award relates to Excepted Shares, be subject to the minimum Restriction Period and performance period requirements and any other applicable requirements described in this Paragraph 8. To the extent otherwise required by, and subject to any provision of, any applicable law or regulation of any governmental authority or any national securities exchange, there shall not be any purchase price charged for any Stock Award under the Plan.

(i)	Restricted Stock Awards. The terms, conditions and limitations applicable to a Restricted Stock Award, including, but not limited to, the Restriction Period and the rights to vote or receive dividends and other distributions with respect to the Shares subject to the Restricted Stock, if any, shall be determined by the Committee; provided, however, that except to the extent the Restricted Stock Award relates to Excepted Shares, such Restricted Stock Award shall be subject to the minimum Restriction Period and performance period requirements and any other applicable requirements described in this Paragraph 8.

(ii)	Restricted Stock Unit Awards. The terms, conditions and limitations applicable to a Restricted Stock Unit Award, including, but not limited to, the Restriction Period and the right to Dividend Equivalents, if any, shall be determined by the Committee. Subject to the terms of the Plan, the Committee, in its sole discretion, may settle Restricted Stock Units in the form of cash or by the allotment and issuance, transfer or delivery of Shares (or in a combination thereof) equal to the value of the vested Restricted Stock Units; provided, however, that a Restricted Stock Unit Award that may be settled all or in part by the allotment and issuance, transfer, or delivery of Shares shall, except to the extent the Restricted Stock Unit Award relates to Excepted Shares, be subject to the minimum Restriction Period and performance period requirements and any other applicable requirements described in this Paragraph 8.

(e) Performance Awards. An Award may be in the form of a Performance Award. The terms, conditions and limitations applicable to an Award that is a Performance Award shall be determined by the Committee. The Committee shall set Performance Goals and performance criteria (as applicable) in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Participant and/or the portion of an Award that may be exercised.

(i)	Qualified Performance Awards. Performance Awards granted to Employees under the Plan that are intended to qualify as qualified performance-based compensation under Section 162(m) of the Code (“Qualified Performance Awards”) shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more objective Performance Goals established by the Committee prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates (i.e., performance period) and (y) the lapse of 25% of such period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. One or more of such goals may apply to the Employee, one or more business units, divisions or sectors of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies. A Performance Goal shall include one or more of the following:

return measures (which include various return on equity, return on assets and return on invested capital measures);

revenue and income measures (which include various revenue, gross margin, income from operations, net income, net sales, backlog, earnings per share, earnings before interest, taxes, depreciation and amortization (EBITDA), earnings before interest and taxes (EBIT) and economic value added (EVA) measures;

expense measures (which include various costs of goods sold, selling, finding and development costs, operating and maintenance expenses, general and administrative expenses and overhead costs measures);

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operating measures (which include various productivity, total costs, operating income, funds from operations, cash from operations, after-tax operating income, market share, margin, sales volumes, availability, commercial capacity factor and total margin capture factor measures);

cash flow measures (which include various net cash flow from operating activities and working capital, adjusted cash flow and free cash flow measures);

liquidity measures (which include various earnings before or after the effect of certain items such as interest, taxes, depreciation and amortization measures);

leverage measures (which include various debt-to-equity ratio, gross debt and net debt measures);

market measures (which include various market share, stock price, growth measure, total shareholder return and market capitalization measures);

corporate value measures (which include various compliance, safety, environmental and personnel measures, including, management succession); and

other measures such as those relating to mergers, acquisitions, dispositions, or similar transactions, strategic accomplishments, or to customer satisfaction.

Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Qualified Performance Awards, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation § 1.162-27(e)(2)(i), as to grants to Covered Employees and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals applicable to Qualified Performance Awards, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. For this purpose, approved minutes of the Committee meeting in which the certification is made shall be treated as such written certification. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Qualified Performance Awards made pursuant to the Plan shall be determined by the Committee. The Committee may provide in any such Performance Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (1) asset write-downs, (2) litigation or claim judgments or settlements, (3) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (4) any reorganization and restructuring programs, (5) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (6) acquisitions or divestitures, (7) foreign exchange gains and losses, (8) unrealized gains and losses on energy derivatives, (9) settlement of hedging activities, and (10) gains and losses from asset sales and emission and exchange allowance sales.

(ii)	Nonqualified Performance Awards. To the extent Performance Awards are not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code, such Awards shall be based on achievement of such performance criteria and be subject to such terms, conditions and restrictions as the Committee shall determine.

(iii)	Adjustment of Performance Awards. Awards that are intended to qualify as Performance Awards may not be adjusted upward (such that the amount that would otherwise be payable or delivered would be increased). The Committee may retain the discretion to adjust such Performance Awards downward (such that the amount that would otherwise be payable or delivered would be decreased), either on a formula or discretionary basis or any combination, as the Committee determines.

9. Award Payment; Dividends and Dividend Equivalents.

(a) General. Payment of Awards by the Company (or Trustee, as applicable) may be made in the form of cash or by the allotment and issuance, transfer of delivery of Shares (evidenced by book-entry registration), or a combination thereof, and may include such restrictions as the Committee shall determine, including, but not limited to, in the case of Shares, restrictions on transfer and forfeiture provisions. For a Restricted Stock Award, the certificates evidencing the shares of such Restricted Stock (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. For a Restricted Stock Unit Award that may

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be settled by the allotment and issuance, transfer or delivery of Shares, the Restricted Stock Units shall be evidenced by book entry registration or in such other manner as the Committee may determine. Any payment of cash or any allotment and issuance, transfer or delivery of Shares to the recipient of any Award, or to his or her legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all applicable claims of such persons hereunder. The Committee may require any such person, as a condition precedent to such payment, to execute a release and receipt therefor in such form as the Committee shall determine.

(b) Dividends and Dividend Equivalents.

Rights to (i) dividends or other distributions may be extended to and made part of any Restricted Stock Award and (ii) Dividend Equivalents may be extended to and made part of any Restricted Stock Unit Award, subject in each case to such terms, conditions and restrictions as the Committee may establish as set forth in the Award Agreement thereto; provided that, to the extent such dividends and Dividend Equivalents are extended to and made part of any Restricted Stock Award or Restricted Stock Unit Award that is granted after May 1, 2017, such dividends and Dividend Equivalents shall be payable at the same time, and shall be subject to the same conditions, that are applicable to the underlying Award. Accordingly, the right to receive such dividends and Dividend Equivalent payments shall be forfeited to the extent that the underlying Restricted Stock or Restricted Incentive Units do not vest, are forfeited or are otherwise cancelled pursuant to such Award. Notwithstanding any provision herein to the contrary, dividends and/or Dividend Equivalents shall not be made part of any Options or SARs.

10. Option and SAR Exercise. At any time, and from time to time, during the period when any Option and any SARs that relate to such Option, or a portion thereof, are exercisable, such Option or SARs, or portion thereof, may be exercised in whole or in part; provided, however, that the Committee may require any Option or SAR that is partially exercised to be so exercised with respect to at least a stated minimum number of Shares. Each exercise of an Option, or a portion thereof, shall be evidenced by a notice in writing to the Company. The Exercise Price shall be paid in full at the time of exercise in cash or, if permitted by the Committee and elected by the Participant, the Participant may purchase such shares by means of surrendering, or otherwise forfeiting or surrendering the right to require the Company to allot and issue, transfer, or deliver Shares with respect to which the Option is being exercised, or tendering Shares, valued at Fair Market Value on the date of exercise, or any combination of the foregoing methods, or otherwise entering into arrangements to pay the Exercise Price in a form acceptable to the Company. The Committee, in its sole discretion, may determine acceptable methods for Participants to tender Shares, including tender by attestation of shares held by a broker. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Shares issuable pursuant to an Award (including cashless exercise procedures approved by the Committee involving a broker or dealer approved by the Committee). The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time; provided that such rules and procedures are not inconsistent with the provisions of this Paragraph 10.

11. Taxes. The Company shall have the right to require payment of applicable taxes, social security obligations and pension plan obligations (or similar charges) as a condition to settlement of any Award. The amount determined by the Committee to be due upon the grant or vesting of any Award, or at any other applicable time, shall be paid in full at the time of exercise in cash or, if permitted by the Committee and elected by the Participant, the Participant may arrange for such payment by means of surrendering, or otherwise forfeiting or surrendering the right to require the Company to allot and issue, transfer, or deliver Shares with respect to the Award, or tendering Shares, valued at Fair Market Value on the date of exercise, or any combination of the foregoing methods, or otherwise entering into arrangements to pay the withholding amount in a form acceptable to the Company. The Committee may take or require such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes and other charges; provided, however, that to the extent a Participant surrenders Shares, or otherwise forfeits or surrenders the right to require the Company to allot and issue, transfer, or deliver Shares, the number of such Shares must equal in Fair Market Value no more than the sum of (i) the amount of withholding due based on the withholding rate(s) applied by the Company, in its discretion, in accordance with the applicable withholding laws and regulations in effect at the time such withholding is required, if at all, and (ii) such other charges. If Shares subject to the Award are used as set forth above to satisfy tax or other charges, such shares shall be valued based on the Fair Market Value on the date as of which the amount of the tax or charges is determined. Other Shares tendered to pay taxes or charges will be valued based on the Fair Market Value on the date received by the Company.

12. Amendment, Modification, Suspension or Termination. The Board may amend, modify, suspend or terminate the Plan (and the Committee may amend an Award Agreement) for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that: (a) no amendment or alteration that would materially adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made

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without the consent of such Participant; and (b) no amendment or alteration shall be effective prior to its approval by the shareholders of the Company to the extent shareholder approval is otherwise required by applicable legal requirements or the requirements of the securities exchange on which the Company’s stock is listed, including any amendment that expands the types of Awards available under the Plan, materially increases the number of Shares available for Awards under the Plan, materially expands the classes of persons eligible for Awards under the Plan, materially extends the term of the Plan, materially changes the method of determining the Exercise Price of Options or SARs, deletes or limits any provisions of the Plan that prohibit the repricing of Options or SARs, or decreases any minimum vesting requirements for any Stock Award. Except as otherwise permitted pursuant to the foregoing and applicable law, including but not limited to, Section 162(m) of the Code, Awards granted prior to May 1, 2017 pursuant to the Plan shall continue to be administered in accordance with the terms of the Plan that were in effect at the time such Awards were granted.

13. Assignability. Unless otherwise determined by the Committee and expressly provided for in an Award Agreement or except as provided below, no Award and no Shares subject to Awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by (a) will or the laws of descent and distribution (it being understood that such Award may, as applicable, be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative), or (b) pursuant to a domestic relations order issued by a court of competent jurisdiction that is not contrary to the terms and conditions of the Plan or applicable Award and in a form acceptable to the Committee. Notwithstanding the foregoing, a Participant may assign or transfer an Award with the consent of the Committee (i) for charitable donations, (ii) to the Participant’s spouse or former spouse, children or grandchildren (including any adopted and stepchildren and grandchildren), (iii) a trust for the benefit of the Participant and/or the persons referred to in clause (ii), or (iv) a partnership or limited liability company whose only partners or members include the Participant and/or the persons referred to in clause (ii) (each transferee thereof, a “Permitted Assignee”); provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Committee evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Paragraph 13. Notwithstanding the foregoing, no Incentive Stock Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

14. Adjustments.

(a) No Limit on Corporate Power. The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Shares) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(b) Adjustments. If at any time while the Plan is in effect there shall be any increase or decrease in the number of allotted and issued and outstanding Shares of the Company effected without receipt of consideration therefor by the Company, through the declaration of a dividend in Shares or through any recapitalization, amalgamation, merger, demerger or conversion or otherwise in which the Company is the surviving corporation, resulting in a split-up, combination or exchange of Shares of the Company, then and in each such event:

(i)	An appropriate adjustment shall be made in the maximum number of Shares then subject to being optioned or awarded under the Plan, to the end that the same proportion of the Company’s allotted and issued and outstanding Shares shall continue to be subject to being so optioned and awarded;

(ii)	An appropriate adjustment shall be made in the Stock-Based Award Limitations, to the end that the Stock- Based Award Limitations shall apply to the same proportion of the Company’s allotted and issued and outstanding Shares;

(iii)	Appropriate adjustment shall be made (x) in the number of Shares and the exercise price per Share thereof then subject to purchase pursuant to each Option or Stock Appreciation Right previously granted and then outstanding, to the end that the same proportion of the Company’s allotted and issued and outstanding Shares in each such instance shall remain subject to purchase at the same aggregate exercise price; and (y) in the number of Shares then subject to each Stock Award previously awarded and then outstanding, to the end that the same proportion of the Company’s allotted and issued and outstanding Shares in each such instance shall remain subject to allotment and issuance, transfer or delivery in settlement of such award;

(iv)	In the case of Incentive Stock Options, any such adjustments shall in all respects satisfy the requirements of Section 424(a) of the Code and the Treasury regulations and other guidance promulgated thereunder.

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(c) Actions not Triggering Adjustments. Except as is otherwise expressly provided herein, the allotment and issuance by the Company of shares of its capital securities of any class, or securities convertible into shares of capital securities of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares then subject to outstanding Awards or the relevant purchase price with respect to any Option or SAR.

(d) Change in Control. Upon a Change in Control, the Committee, acting in its sole discretion without the consent or approval of any Participant, shall affect one or more of the following alternatives, which may vary among individual Participants and which may vary among Awards held by any individual Participant: (i) provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Committee determines) for an Award or the assumption of the Award, regardless of whether in a transaction to which Section 424(a) of the Code applies, (ii) provide for acceleration of the vesting and exercisability of, or lapse of restrictions, in whole or in part, with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction, or (iii) cancel any such Awards and to deliver to the Participants cash in an amount that the Committee shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or Stock Appreciation Rights shall be the excess of the Fair Market Value of Shares on such date over the Exercise Price of such Award.

(e) Section 409A. No adjustment or substitution pursuant to this Paragraph 14 shall be made in a manner that results in noncompliance with the requirements of Section 409A of the Code, to the extent applicable.

15. Restrictions. No Shares or other form of payment shall be allotted and issued, transferred, or delivered with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such allotment and issuance, transfer, or delivery will be in compliance with applicable federal and state securities laws and the rules of any applicable national securities exchange. Shares delivered under the Plan may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the United States Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Shares are then listed or are admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon certificates evidencing Shares (if any) to make appropriate reference to such restrictions. The Committee may, in its discretion, condition the Company’s obligation to allot and issue, transfer or deliver Shares under the Plan upon its receipt from the person to whom such Shares are to be allotted and issued, transferred or delivered of an executed investment letter containing such representations and agreements as the Company may determine to be necessary or advisable in order to enable the Company to allot, issue, transfer or deliver such Shares to such person in compliance with the United States Securities Act of 1933 and other applicable federal, state or local securities laws or regulations.

16. Unfunded Plan.  The Plan is unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Shares or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Shares or rights thereto, nor shall the Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Shares or rights thereto to be granted under the Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Shares or rights thereto under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. None of the Company, the Board or the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan. With respect to the Plan and any Awards granted hereunder, Participants are general and unsecured creditors of the Company and have no rights or claims except as otherwise provided in the Plan or any applicable Award Agreement.

17. Section 409A of the Code.

(a) Intention to Comply. Awards made under the Plan are intended to comply with or be exempt from Section 409A of the Code, and ambiguous provisions hereof, if any, shall be construed and interpreted in a manner consistent with such intent. No payment, benefit or consideration shall be substituted for an Award if such action would result in the imposition of taxes under Section 409A of the Code. Notwithstanding anything in the Plan to the contrary, if any Plan provision or Award

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under the Plan would result in the imposition of an additional tax under Section 409A of the Code, that Plan provision or Award shall be reformed, to the extent permissible under Section 409A of the Code, to avoid imposition of the additional tax, and no such action shall be deemed to adversely affect the Participant’s rights to an Award.

(b) Unit and Cash Awards. Unless the Committee provides otherwise in an Award Agreement, each Restricted Stock Unit Award or Cash Award (or portion thereof if the Award is subject to a vesting schedule) shall be settled no later than the 15th day of the third month after the end of the first calendar year in which the Award (or such portion thereof) is no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Code. If the Committee determines that a Restricted Stock Unit Award or Cash Award is intended to be subject to Section 409A of the Code, the applicable Award Agreement shall include terms that are designed to satisfy the requirements of Section 409A of the Code.

(c) Specified Employees. If the Participant is identified by the Company as a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code on the date on which the Participant has a “separation from service” (other than due to death) within the meaning of Treasury Regulation § 1.409A-1(h), any Award payable or settled on account of a separation from service that is deferred compensation subject to Section 409A of the Code shall be paid or settled on the earliest of (i) as soon as practicable after, but in no event more than ten days after, the first business day following the expiration of six months from the Participant’s separation from service, (ii) as soon as practicable after the date of the Participant’s death, or (3) such earlier date as complies with the requirements of Section 409A of the Code.

18. Awards to Foreign Nationals and Participants Outside the United States. The Committee may, without amending the Plan, (a) establish special rules applicable to Awards granted to Participants who are foreign nationals, are employed or otherwise providing services outside the United States, or both, including rules that differ from (but do not enlarge on) those set forth in the Plan, and (b) grant Awards to such Participants in accordance with those rules.

19. Governing Law. The Plan and all determinations made and actions taken pursuant hereto, shall be undertaken by application of the laws of the State of Texas, except to the extent Texas law is preempted by Federal law of the United States or the laws of England and Wales.

20. Right to Continued Employment or Service. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate any Participant’s employment, or other service relationship with the Company or its Subsidiaries at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company or its Subsidiaries.

21. Nominal Value. A Participant may be required by the Committee, in its discretion, or pursuant to procedures of the Committee, to pay the nominal value of any Shares allotted and issued, transferred or delivered hereunder, it being understood that the provisions of Paragraph 10 (relating to payment of the Exercise Price of Options) shall apply mutatis mutandis in respect of any applicable payment of nominal value.

22. Clawback. Notwithstanding anything to the contrary contained in this Plan, any Award shall be subject to recovery or clawback by the Company under any clawback policy adopted by the Company whether before or after the date of grant of the Award.

23. Rights of Third Parties. It is not intended that any of the terms of the Plan should be enforceable by any third party pursuant to the UK Contract (Rights of Third Parties) Act 1999.

24. Consent to Holding and Processing of Personal Data. By participating in the Plan, participants give their consent to the holding and processing of data relating to them (including personal data) in relation to and as a consequence of the Plan and to the disclosure of data (even outside the European Economic Area) to their employer, or any Subsidiary, Trustee, to any possible purchaser of their employer or their employer’s business or of any Subsidiary or the Company and their respective advisors in relation to the Plan.

25. Term. Unless previously terminated, the Plan shall terminate and no additional Awards may be granted on the expiration of 10 years after the Plan’s last approval by shareholders of the Company (May 1, 2017). The Plan shall continue in effect with respect to Awards granted before termination of the Plan and until such Awards have been settled, terminated or forfeited.

26. Usage. Words used in the Plan in the singular shall include the plural and in the plural the singular, and the gender of words used shall be construed to include whichever may be appropriate under any particular circumstances of the masculine, feminine or neuter genders.

27. Notice. All notices and other communications from a Participant to the Committee under, or in connection with, the Plan shall be deemed to have been filed with the Committee when actually received in the form specified by the Committee at the location, or by the person, designated by the Committee for the receipt of any such notices and communications.

28. Headings. The headings in the Plan are inserted for convenience of reference only and shall not affect the meaning or interpretation of the Plan.

A12	Noble Corporation – 2017 Proxy Statement

ATTACHMENT 1

DEFINITION OF CHANGE IN CONTROL

For purposes of the Plan, a “Change in Control” shall be deemed to have occurred upon the occurrence of any of the following events:

(i)    the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (A) the then outstanding registered Shares of the Company (the “Outstanding Shares”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that for purposes of this paragraph (i) the following acquisitions shall not constitute a Change in Control: (w) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any company controlled by the Company, or (z) any acquisition by any company pursuant to a reorganization, merger, amalgamation or consolidation, if, following such reorganization, merger, amalgamation or consolidation, the conditions described in clauses (A), (B) and (C) of subparagraph (iii) of this definition are satisfied; or

(ii)   individuals who, as of the date of this Agreement, constitute the Board (the “Incumbent Board”) cease for any reason to constitute a majority of such Board; provided, however, that any individual becoming a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of a majority of the directors of the Company then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)  consummation of a reorganization, merger, amalgamation or consolidation of the Company, with or without approval by the shareholders of the Company, in each case, unless, following such reorganization, merger, amalgamation or consolidation, (A) more than 50% of, respectively, the then outstanding shares of common stock (or equivalent security) of the company resulting from such reorganization, merger, amalgamation or consolidation and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Shares and Outstanding Voting Securities immediately prior to such reorganization, merger, amalgamation or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, amalgamation or consolidation, of the Outstanding Shares and Outstanding Voting Securities, as the case may be, (B) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such company resulting from such reorganization, merger, amalgamation or consolidation, and any Person beneficially owning, immediately prior to such reorganization, merger, amalgamation or consolidation, directly or indirectly, 25% or more of the Outstanding Shares or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock (or equivalent security) of the company resulting from such reorganization, merger, amalgamation or consolidation or the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors, and (C) a majority of the members of the board of directors of the company resulting from such reorganization, merger, amalgamation or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger, amalgamation or consolidation; or

(iv)  consummation of a sale or other disposition of all or substantially all the assets of the Company, with or without approval by the shareholders of the Company, other than to a company, with respect to which following such sale or other disposition, (A) more than 50% of, respectively, the then outstanding shares of common stock (or equivalent security) of such company and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all the individuals and entities who were the beneficial owners, respectively, of the Outstanding Shares and Outstanding Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Shares and Outstanding Voting Securities, as the case may be, (B) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such company, and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 25% or more of the Outstanding Shares or Outstanding Voting Securities, as the case may be) beneficially owns, directly

Noble Corporation – 2017 Proxy Statement	A13

or indirectly, 25% or more of, respectively, the then outstanding shares of common stock (or equivalent security) of such company or the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors, and (C) a majority of the members of the board of directors of such company were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company; or

(v)   approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, or anything to the contrary set forth herein, a transaction or series of related transactions will not be considered to be a Change in Control if (i) the Company becomes a direct or indirect wholly owned subsidiary of a holding company and (ii) (A) immediately following such transaction(s), the then outstanding shares of common stock (or equivalent security) of such holding company and the combined voting power of the then outstanding voting securities of such holding company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all the individuals and entities who were the beneficial owners, respectively, of the Outstanding Shares and Outstanding Voting Securities immediately prior to such transaction(s) in substantially the same proportion as their ownership immediately prior to such transaction(s) of the Outstanding Shares and Outstanding Voting Securities, as the case may be, or (B) the shares of Outstanding Voting Securities outstanding immediately prior to such transaction(s) constitute, or are converted into or exchanged for, a majority of the outstanding voting securities of such holding company immediately after giving effect to such transaction(s).

Notwithstanding the foregoing, if an Award is subject to Section 409A of the Code, the definition of Change in Control shall conform to the requirements of Section 409A(a)(2)(A)(v) of the Code and the Treasury Regulations promulgated thereunder to the extent necessary to avoid the imposition of any tax by such Section 409A of the Code.

NOBLE CORPORATION PLC

2015 OMNIBUS INCENTIVE PLAN

PART B

Relating to grants to Employees of certain Subsidiaries

This Part B to the Noble Corporation 2015 Omnibus Incentive Plan governs Awards granted to Employees of entities which are Subsidiaries of the Company as defined in this Part B, but are not Subsidiaries as defined in Part A. Awards granted pursuant to this Part B are subject to all of the terms and conditions set forth in Part A of the Plan, which is incorporated by reference as if set forth in this Part B, except as modified by the following provisions, which shall replace and/or supplement certain provisions of Part A of the Plan as indicated.

ARTICLE 1: DEFINITIONS

The following definitions replace or supplement the definitions in Paragraph 2 of Part A of the Plan with respect to Awards to Employees of a Subsidiary (as defined below):

“Subsidiary” means (1) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of such corporation that have the right to vote generally on matters submitted to a vote of the shareholders of such corporation, and (2) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly more than 50% of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise), which does not constitute a “subsidiary” within the meaning of Section 1159 of the UK Companies Act 2006.

ARTICLE 2: SHARES SUBJECT TO PLAN

Shares offered or subject to Awards granted under Part B of the Plan shall count towards the limits set forth in Paragraph 5 of Part A of the Plan on an aggregate basis, taking account any Awards granted under Parts A and B. No Awards may be granted under Part B of the Plan which would cause the limits set forth in Paragraph 5, applied on an aggregate basis, to be exceeded.

A14	Noble Corporation – 2017 Proxy Statement

NOBLE CORPORATION PLC

2017 DIRECTOR OMNIBUS PLAN

1. Plan.

Noble Corporation plc, a public limited company incorporated under the laws of England and Wales (the “Company”), established this Noble Corporation plc 2017 Director Omnibus Plan (this “Plan”), to be effective as of May 1, 2017 (the “Effective Date”); provided that this Plan subsequently receives the requisite shareholder approval. The Plan is the successor to the Noble Corporation Sixth Amended and Restated Noble Corporation 1992 Nonqualified Stock Option and Share Plan for Non-Employee Directors and the Amended and Restated Noble Corporation Equity Compensation Plan for Non-Employee Directors (the “Prior Plans”). Awards granted prior to the Effective Date pursuant to the Prior Plans are hereby ratified and confirmed and such Awards that remain subject to administration shall continue to be administered in accordance with the terms of the Prior Plans. Provided that shareholder approval of the Plan is obtained, for periods on and after the Effective Date, no new Awards (as defined below) may be granted under the Prior Plans. This Plan shall automatically terminate should such shareholder approval not be obtained (and the Prior Plans as in effect immediately prior to the Effective Date, shall continue in operation as then in effect).

2. Purpose.

This Plan is designed to attract and retain non-employee directors of the Company, to encourage the sense of proprietorship of such directors and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries. These objectives are to be accomplished by making awards under this Plan and thereby providing such directors with a proprietary interest in the growth and performance of the Company and its Subsidiaries.

3. Definitions.

As used herein, the terms set forth below shall have the following respective meanings:

“Annual Retainer” shall be the compensation to which a Director is entitled as a retainer for his or her services as a member of the Board during the Plan Year.

“Award” means the grant of any Option, Stock Award or Cash Award to a Participant pursuant to such applicable terms, conditions and limitations as the Board may establish in accordance with the objectives of this Plan.

“Award Agreement” means the document (in written or electronic form) communicating the terms, conditions and limitations applicable to an Award. The Board may, in its discretion, require that the Participant execute such Award Agreement, or may provide for procedures through which Award Agreements are made available but not executed. Any Participant who is granted an Award and who does not affirmatively and in writing reject the applicable Award and Award Agreement shall be deemed to have accepted the terms of the Award as embodied in the Award Agreement.

“Board” means the Board of Directors of the Company.

“Cash Award” means an Award denominated in cash and made in respect of the Annual Retainer pursuant to Section 9(a).

“Change in Control” means a Change in Control as defined in Attachment A to this Plan.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Board, and any successor committee thereto or such other committee of the Board as may be designated by the Board to administer this Plan in whole or in part including any subcommittee of the Board as designated by the Board.

“Company” means Noble Corporation plc, a company organized under the laws of England and Wales.

“Director” means an individual serving as a non-executive member of the Board who is not an employee, and an individual who has agreed to become a Director and actually becomes a Director following such date of agreement.

“Disability” means a disability whereby the Director is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. Notwithstanding the foregoing, if an Award is subject to Section 409A of the Code, the definition of Disability shall conform to the requirements of Treasury Regulation § 1.409A-3(i)(4)(i) to the extent necessary to avoid the imposition of any tax by such Section 409A of the Code.

“Dividend Equivalents” means, in the case of an Award comprising Restricted Stock Units, an amount equal to all dividends and other distributions (or the economic equivalent thereof (excluding, unless the Board or Committee, as applicable, determines otherwise, special dividends)) that are payable to shareholders of record in respect of the relevant record dates that occur during the Restriction Period, as applicable, on a like number of Shares that are subject to the Award.

Noble Corporation – 2017 Proxy Statement	B1

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

“Exercise Price” means the price at which a Participant may exercise his right to receive Shares, as applicable, under the terms of an Option.

“Fair Market Value” of a Share means, as of a particular date,

(i)	if Shares are then listed or admitted to trading on a national securities exchange, the average of the reported high and low sales price per Share on the date in question (or if there was no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal national securities exchange on which such Share is so listed or admitted to trading,

(ii)	if the Shares are not so listed or admitted to trading, the average of the closing high bid and low asked quotations as reported on an inter-dealer quotation system for such Share on the date in question, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available,

(iii)	if the Shares are not publicly traded, the most recent value determined by an independent appraiser appointed by the Board for such purpose, or

(iv)	if none of the above are applicable, the fair market value of a Share as determined in good faith by the Board in accordance with any applicable requirements of Section 409A of the Code.

“Grant Date” means the date an Award is granted to a Participant pursuant to this Plan.

“Nonqualified Stock Option” means an Option that is not intended to comply with the requirements set forth in Section 422 of the Code.

“Option” means a right to purchase a specified number of Shares at a specified Exercise Price, which shall be in the form of a Nonqualified Stock Option.

“Participant” means a Director to whom an Award has been made under this Plan.

“Plan” means this Noble Corporation plc 2017 Director Omnibus Plan, as such plan may be amended from time to time.

“Plan Year” means the calendar year.

“Prior Plans” has the meaning set forth in Section 1.

“Restricted Stock” means Shares allotted and issued or transferred pursuant to Paragraphs 8 or 9 that are restricted or subject to forfeiture provisions.

“Restricted Stock Award” means an Award in the form of Restricted Stock.

“Restricted Stock Unit” means a unit that provides for the allotment and issuance, transfer, or delivery of one Share or equivalent value in cash upon the satisfaction of the terms, conditions, and restrictions applicable to such Restricted Stock Unit.

“Restricted Stock Unit Award” means an Award in the form of Restricted Stock Units.

“Restriction Period” means a period of time beginning as of the date upon which a Restricted Stock Award or Restricted Stock Unit Award is made pursuant to this Plan and ending as of the date upon which such Award is no longer restricted or subject to forfeiture provisions.

“Share” means one registered share of the Company, or any stock or other security hereafter allotted and issued or which may be allotted and issuable in substitution or exchange for a Share.

“Stock Award” means an Award in the form of Shares, including a Restricted Stock Award, a Restricted Stock Unit Award that may be settled in Shares, but excluding Options.

“Subsidiary” means (1) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of such corporation that have the right to vote generally on matters submitted to a vote of the shareholders of such corporation, and (2) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns more than 50% of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

B2	Noble Corporation – 2017 Proxy Statement

4. Eligibility.

(a) Directors. All Directors are eligible for grants of Awards under this Plan, provided, however, that if the Board makes an Award to an individual whom it expects to become a Director following the Grant Date of such Award, such Award shall be subject to (among other terms and conditions) the individual actually becoming a Director.

(b) The Board (or the Committee pursuant to Paragraph 7) shall determine the type or types of Awards to be made under this Plan and shall designate from time to time the Directors who are to be granted Awards under this Plan.

5. Shares Available for Awards.

(a) Available Shares. Subject to the provisions of Paragraph 15 hereof, the maximum number of Shares that may be allotted and issued, transferred, or delivered pursuant to Awards under this Plan (including Options that may be exercised for or settled in Shares) shall be 900,000 Shares as of the Effective Date, which number of Shares may thereafter be increased in connection with the obtaining of the requisite shareholder approval of the Plan (the “Maximum Share Limit”). Each Share subject to an Award granted under this Plan shall be counted against the Maximum Share Limit as 1 Share. Shares available under the Plan may be unissued Shares from the Company’s authorized or conditional share capital, Shares held in treasury by the Company or one or more Subsidiaries of the Company.

(b) Share Counting. If an Award expires or is terminated, cancelled or forfeited, the Shares associated with the expired, terminated, cancelled or forfeited Awards shall again be available for Awards under the Plan, and the Maximum Share Limit shall be increased by the same amount as such Shares were counted against the Maximum Share Limit, it being understood that no increase or decrease shall be made to the Maximum Share Limit with respect to an Award that can only be settled in cash. The following Shares shall not become available again for allotment and issuance, transfer, or delivery under the Plan:

(i) Shares that are tendered or surrendered, or to which the right to require the Company to allot and issue, transfer or deliver Shares is forfeited or surrendered, in payment of the Exercise Price of an Option;

(ii) Shares that are withheld or delivered, or to which the right to require the Company to allot and issue, transfer or deliver Shares is forfeited or surrendered, to satisfy applicable tax withholding (for net exercise or net settlement purposes) or nominal value obligations; and

(iii) Shares purchased on the open market with the proceeds of an Exercise Price payment with respect to an Option.

The Board may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustment if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.

The Board, the Committee and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that Shares are available for allotment and issuance, transfer, or delivery pursuant to Awards.

6. Administration.

(a) Authority of the Administrator. Except as otherwise provided in this Plan, this Plan shall be administered by the Board. Subject to the provisions hereof, the Board shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Board shall also have full and exclusive power to interpret this Plan and the Award Agreements thereunder and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper. Subject to Paragraph 6(c) hereof, the Board may, in its discretion, (x) provide for the extension of the exercisability of an Award, or (y) in the event of a Change in Control, retirement, death or termination of service for Disability, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify an Award in any manner that is, in either case, (1) not adverse to the Participant to whom such Award was granted, (2) consented to by such Participant or (3) authorized by Paragraph 15(c) hereof; provided, however, that no such action shall permit the term of any Option to be greater than 10 years from its Grant Date. The Board may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award Agreement in the manner and to the extent the Board deems necessary or desirable to further this Plan’s purposes. Any decision of the Board in the interpretation and administration of this Plan and the Award Agreements thereunder shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

Noble Corporation – 2017 Proxy Statement	B3

(b) Indemnity. No member of the Board or any person to whom the Board has delegated authority in accordance with the provisions of Paragraph 7 of this Plan shall be liable for anything done or omitted to be done by such person, by any member of the Board, any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

(c) Prohibition on Repricing of Options. Subject to the provisions of Paragraph 15 hereof, the terms of outstanding Award Agreements may not be amended without the approval of the Company’s shareholders so as to (i) reduce the Exercise Price of any outstanding Options or (ii) cancel any outstanding Options in exchange for cash or other Awards, or Options with an Exercise Price that is less than the Exercise Price of the original Options.

(d) Procedures Adopted Under the Prior Plans. Any procedures adopted by the Board or otherwise for the administration of the Prior Plans shall continue in effect for the administration of the Plan until amended or revoked by the applicable authority hereunder.

7. Delegation of Authority.

The Board may delegate any of its authority to administer all or any portion of the Plan to the Committee, in which case references herein to the Board shall be deemed to be references to the Committee, and the Board or Committee, as applicable, may delegate to the Chief Executive Officer and to other senior officers of the Company certain of its duties under this Plan (other than the granting authority or amendment authority of the Board or Committee described in Paragraphs 8, 9 and 13); provided, that, such delegation is made in writing and specifically sets forth such delegated authority. The Board, the Committee or officer of the Company, as applicable, may engage or authorize the engagement of a third party administrator to carry out administrative functions under this Plan. Any delegation of duties under the Prior Plans shall continue in effect as a delegation under the Plan until amended or revoked by the applicable authority hereunder. Any such delegation hereunder shall only be made to the extent permitted by applicable law.

8. Awards.

(a) Awards; Conditions. The Board shall determine the type or types of Awards to be made under this Plan and shall designate from time to time the Directors who are to be the recipients of such Awards. Each Award shall be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Board, in its sole discretion, and, if required by the Board, shall be signed by the Participant to whom the Award is granted and by a member of the Board for and on behalf of the Company. Awards may consist of those listed in this Paragraph 8(a) and may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan; provided, however, that, except as contemplated in Paragraph 15 hereof, no Option may be issued in exchange for the cancellation of an Option with a higher Exercise Price nor may the Exercise Price of any Option be reduced. All or part of an Award may be subject to conditions established by the Board.

If a Participant ceases to be a Director, any unexercised, unvested or unpaid Awards shall be treated as set forth in the applicable Award Agreement or in any other written agreement the Company has entered into with the Participant, it being understood that the Board may, in its sole and absolute discretion, prescribe additional terms, conditions, restrictions and limitations applicable to the Award, including without limitation rules pertaining to the cessation of being a Director by reason of retirement, death or Disability. All rights to exercise an Option shall, terminate five years after the date the Participant ceases to be a Director (or the remaining term of the Option if shorter), unless the Award Agreement provides otherwise in connection with any such termination of service by reason of retirement, death or Disability. Notwithstanding the foregoing, in the event the Participant ceases to be a Director on account of fraud, dishonesty or other acts detrimental to the interests of the Company or an affiliate, the Option shall thereafter be null and void for all purposes.

(b) Types of Awards.

(i) Options. An Award may be in the form of an Option. An Option awarded pursuant to this Plan shall consist of a Nonqualified Stock Option. The price at which Shares may be purchased upon the exercise of an Option shall be not less than the Fair Market Value of the Shares on the Grant Date; provided that in relation to an Option comprising the right to subscribe for Shares, the price shall not be less than the nominal value of a Share. The term of an Option shall not exceed 10 years from the Grant Date; provided that the period during which an Option may be exercised may be extended by the Board or pursuant to procedures of the Board if the last day of such period occurs at a time when the Company has imposed a prohibition on trading of the Company’s securities in order to avoid violations of applicable Federal, state, local or foreign law; provided further, that the period during which the Option may be extended is not more than 30 days after the date on which such prohibition on trading is terminated. Options may not include provisions that “reload” the Option upon exercise. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Option, including, but not limited to, the term of any Option and the date or dates upon which the Option becomes vested and exercisable, shall be determined by the Board.

B4	Noble Corporation – 2017 Proxy Statement

(ii) Stock Awards. An Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Award, including, but not limited to, vesting or other restrictions, shall be determined by the Board, and subject to Restriction Period and any other applicable requirements described in this Plan. In relation to a Stock Award, an Award holder may be required by or pursuant to procedures of the Board, in its discretion, to pay the nominal value of any Shares awarded hereunder, in accordance with the provisions of Paragraph 11. To the extent otherwise, and subject to any provision of any applicable law or regulation of any governmental authority or any national securities exchange, there shall not be any purchase price charged for any Stock Award under the Plan.

(iii) Restricted Stock Unit Awards. An Award may be in the form of a Restricted Stock Unit Award. The terms, conditions and limitations applicable to a Restricted Stock Unit Award, including, but not limited to, the Restriction Period and the right to Dividend Equivalents, if any, shall be determined by the Board. Subject to the terms of this Plan, the Board, in its sole discretion, may settle Restricted Stock Units in the form of cash or by the allotment and issuance, transfer or delivery of Shares (or in a combination thereof) equal to the value of the vested Restricted Stock Units. In relation to an award of Restricted Stock Units to be satisfied by the allotment and issuance, transfer or delivery by the Company of Shares, an Award holder may be required by or pursuant to procedures of the Board, in its discretion, to pay the nominal value of any Shares to be allotted and issued, transferred or delivered, in accordance with the provisions of Paragraph 11. To the extent otherwise, and subject to any provision of any applicable law or regulation of any governmental authority or any national securities exchange, there shall not be any purchase price charged for any Restricted Stock Units award under the Plan.

The maximum aggregate Fair Market Value of the Shares subject to Awards during any Plan Year that may be granted to any Director pursuant to this Section 8 shall in no event exceed $350,000 taking into account the date of grant value of the Shares subject to Awards under this Section 8.

9. Director Compensation.

(a) Annual Retainer; Voluntary Share Purchases. The amount of the Annual Retainer to be paid to each Director for each Plan Year may, in the discretion of the Board, be payable pursuant to Cash Awards granted under this Plan. To the extent the Annual Retainer is payable to a Director in the form of a Cash Award, the Board may permit the Director to elect to have up to 100% of the amount of such Cash Award to be applied to the purchase of unrestricted Shares pursuant to the provisions of this Paragraph 9(a). Such elections shall be on a form prescribed for this purpose by the Board and must be made no later than the 30th calendar day (or such other day as the Board may prescribe) prior to the end of the Plan Year to which the election applies in accordance with the procedures established by the Board, and if applicable, shall be in accordance with Section 409A of the Code. The amount to be applied to the purchase of Shares shall be designated by the Director as a percentage of his or her Annual Retainer (or applicable payment thereof) in integral multiples of 5%.

(b) Other Fees and Reimbursement of Expenses. For the avoidance of doubt, Directors may be entitled, for their service as directors, to compensation other than the Annual Retainer in the discretion of the Board and to the reimbursement of certain expenses in accordance with the policies, practices and procedures of the Company from time to time in effect. Expenses may be reimbursed in the discretion of the Board in the form of Cash Awards that provide for an immediate payment; provided, that, such reimbursement is made no later than the last day of the year following the year in which such expenses are incurred.

10. Award Payment; Dividends and Dividend Equivalents.

(a) General. Payment of Awards by the Company may be made in the form of cash or by the allotment and issuance, transfer of delivery of Shares (in book-entry or certificated form), or a combination thereof, and may include such restrictions as the Board shall determine, including, but not limited to, in the case of Shares, restrictions on transfer and forfeiture provisions. For a Restricted Stock Award, the certificates evidencing the shares of such Restricted Stock (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. For a Restricted Stock Unit Award that may be settled by the allotment and issuance, transfer or delivery of Shares, the Restricted Stock Units shall be evidenced by book entry registration or in such other manner as the Board may determine.

(b) Dividends and Dividend Equivalents. Rights to (1) dividends will be extended to and made part of any Restricted Stock Award and (2) Dividend Equivalents may be extended to and made part of any Restricted Stock Unit Award, subject in each case to such terms, conditions and restrictions as the Board may establish as set forth in the Award Agreement thereto, it being understood that such dividends and Dividend Equivalents shall be paid to the extent the Shares underlying the relevant award are vested and paid, as applicable. Dividends and/or Dividend Equivalents shall not be made part of any Options.

Noble Corporation – 2017 Proxy Statement	B5

11. Nominal Value; Option Exercise. If permitted by the Board and elected by the Participant, the Participant may pay the nominal value associated with any allotment, issuance, transfer or delivery of Shares hereunder by means of surrendering, or otherwise forfeiting or surrendering the right to require the Company to allot and issue, transfer, or deliver a portion of such Shares, or tendering Shares, valued at Fair Market Value on the date of exercise, or any combination of the foregoing methods, or otherwise entering into arrangements to pay the nominal value in a form acceptable to the Company. The Board, in its sole discretion, shall determine acceptable methods for Participants to tender Shares, including tender by attestation of Shares held by a broker. The Board may provide for procedures to permit the acquisition of Shares pursuant to such Awards by use of the proceeds to be received from the sale of Shares issuable pursuant to an Award (including cashless acquisition procedures approved by the Board involving a broker or dealer approved by the Board). The Board may adopt additional rules and procedures regarding the payment of nominal value from time to time, provided that such rules and procedures are not inconsistent with the provisions of this Paragraph 11. The Exercise Price shall be paid in full at the time of exercise in cash or, if permitted by the Board and elected by the Participant, in a manner consistent, mutatis mutandis, with the foregoing provisions regarding payment of nominal value.

12. Taxes. The Company shall have the right to require payment of applicable taxes, social security obligations and pension plan obligations (or similar charges), if any, as a condition to settlement of any Award. The amount, if any, determined by the Board to be due upon the grant or vesting of any Award, or at any other applicable time, shall be paid in full at the applicable time in cash or, if permitted by the Board and elected by the Participant, the Participant may arrange for such payment by means of surrendering, or otherwise forfeiting or surrendering the right to require the Company to allot and issue, transfer, or deliver Shares with respect to the Award, or tendering Shares, valued at Fair Market Value on the date of exercise, or any combination of the foregoing methods, or otherwise entering into arrangements to pay the withholding amount, if any, in a form acceptable to the Company. The Board may take or require such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes, if any, and other charges; provided, however, that the number of Shares a Participant surrenders, or as to which a Participant otherwise forfeits or surrenders the right to require the Company to allot and issue, transfer, or deliver Shares, must equal, in Fair Market Value, no more than the amount of withholding due based on the withholding rate(s) applied by the Company, in its discretion, in accordance with the applicable withholding laws and regulations in effect at the time such withholding is required, if at all. If Shares subject to the Award are used as set forth above to satisfy tax or other withholding, such Shares shall be valued based on the Fair Market Value on the date as of which the amount of tax withholding, if any, is determined. Other Shares tendered to pay taxes will be valued based on the Fair Market Value on the date received by the Company.

13. Amendment, Modification, Suspension or Termination. The Board may amend, modify, suspend or terminate this Plan (and the Board may amend an Award Agreement) for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (1) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (2) no amendment or alteration shall be effective prior to its approval by the shareholders of the Company to the extent shareholder approval is otherwise required by applicable legal requirements or the requirements of the securities exchange on which the Company’s stock is listed, including any amendment that expands the types of Awards available under this Plan, materially increases the number of Shares available for Awards under this Plan, materially expands the classes of persons eligible for Awards under this Plan, materially extends the term of this Plan, materially changes the method of determining the Exercise Price of Options, deletes or limits any provisions of this Plan that prohibit the repricing of Options or decreases any minimum vesting requirements for any Stock Award.

14. Assignability. Unless otherwise determined by the Board and expressly provided for in an Award Agreement, no Award or any other benefit under this Plan shall be assignable or otherwise transferable except (1) by will or the laws of descent and distribution or (2) pursuant to a domestic relations order issued by a court of competent jurisdiction that is not contrary to the terms and conditions of this Plan or applicable Award and in a form acceptable to the Board. The Board may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Paragraph 14 shall be null and void. Notwithstanding the foregoing, no Award may be transferred for value or consideration.

15. Adjustments.

(a) No Limit on Corporate Power. The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Shares) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

B6	Noble Corporation – 2017 Proxy Statement

(b) Adjustments. If at any time while the Plan is in effect there shall be any increase or decrease in the number of allotted and issued and outstanding Shares of the Company effected without receipt of consideration therefor by the Company, through the declaration of a dividend in Shares or through any recapitalization, amalgamation, merger, demerger or conversion or otherwise in which the Company is the surviving corporation, resulting in a split-up, combination or exchange of Shares of the Company, then and in each such event:

(i) An appropriate adjustment shall be made in the maximum number of Shares then subject to being optioned or awarded under the Plan, to the end that the same proportion of the Company’s allotted and issued and outstanding Shares shall continue to be subject to being so optioned and awarded;

(ii) An appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof then subject to purchase pursuant to each Option previously granted and then outstanding, to the end that the same proportion of the Company’s allotted and issued and outstanding Shares in each such instance shall remain subject to purchase at the same aggregate exercise price; and

(iii) An appropriate adjustment shall be made in the number of Shares then subject to each Stock Award previously awarded and then outstanding, to the end that the same proportion of the Company’s allotted and issued and outstanding Shares in each such instance shall remain subject to allotment and issuance, transfer or delivery in settlement of such award.

(c) Actions not Triggering Adjustments. Except as is otherwise expressly provided herein, the allotment and issuance by the Company of shares of its capital securities of any class, or securities convertible into shares of capital securities of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of or option price of Shares then subject to outstanding Options or the number of Shares then subject to outstanding awards of Restricted Stock Units.

(d) Certain Corporate Transactions. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board may make such adjustments to Awards or other provisions for the disposition of Awards as it deems equitable, and shall be authorized, in its discretion, (1) to provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Board determines) for an Award or the assumption of the Award, regardless of whether in a transaction to which Section 424(a) of the Code applies, (2) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction, or (3) to cancel any such Awards and to deliver to the Participants cash in an amount that the Board shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options shall be the excess of the Fair Market Value of Shares on such date over the Exercise Price therefor.

(e) Section 409A. No adjustment or substitution pursuant to this Paragraph 15 shall be made in a manner that results in noncompliance with the requirements of Section 409A of the Code, to the extent applicable.

16. Restrictions. No Shares or other form of payment shall be allotted and issued, transferred, or delivered with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such allotment and issuance, transfer, or delivery will be in compliance with applicable federal and state securities laws. Certificates evidencing Shares delivered under this Plan (to the extent that such Shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Shares is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Board may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions. The Board may, in its discretion, condition the Company’s obligation to allot and issue, transfer or deliver Shares under the Plan upon its receipt from the person to whom such Shares are to be allotted and issued, transferred or delivered of an executed investment letter containing such representations and agreements as the Company may determine to be necessary or advisable in order to enable the Company to allot, issue, transfer or deliver such Shares to such person in compliance with the Securities Act of 1933 and other applicable federal, state or local securities laws or regulations.

17. Unfunded Plan. This Plan is unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Shares or rights thereto under this Plan, any such accounts shall be used merely

Noble Corporation – 2017 Proxy Statement	B7

as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Shares or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company or the Board be deemed to be a trustee of any cash, Shares or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Shares or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. None of the Company or the Board shall be required to give any security or bond for the performance of any obligation that may be created by this Plan. With respect to this Plan and any Awards granted hereunder, Participants are general and unsecured creditors of the Company and have no rights or claims except as otherwise provided in this Plan or any applicable Award Agreement.

18. Section 409A of the Code.

(a) Intention to Comply. Awards made under this Plan are intended to comply with or be exempt from Section 409A of the Code, and ambiguous provisions hereof, if any, shall be construed and interpreted in a manner consistent with such intent. No payment, benefit or consideration shall be substituted for an Award if such action would result in the imposition of taxes under Section 409A of the Code. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under this Plan would result in the imposition of an additional tax under Section 409A of the Code, that Plan provision or Award shall be reformed, to the extent permissible under Section 409A of the Code, to avoid imposition of the additional tax, and no such action shall be deemed to adversely affect the Participant’s rights to an Award.

(b) Unit and Cash Awards. Unless the Board provides otherwise in an Award Agreement, each Restricted Stock Unit Award or Cash Award (or portion thereof if the Award is subject to a vesting schedule) shall be settled no later than the 15th day of the third month after the end of the first calendar year in which the Award (or such portion thereof) is no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Code. If the Board determines that a Restricted Stock Unit Award or Cash Award is intended to be subject to Section 409A of the Code, the applicable Award Agreement shall include terms that are designed to satisfy the requirements of Section 409A of the Code.

19. Awards to Foreign Nationals and Directors Outside the United States. The Board may, without amending this Plan, (1) establish special rules applicable to Awards granted to Participants who are foreign nationals or otherwise providing services outside the United States, or both, including rules that differ from (but do not enlarge on) those set forth in this Plan, and (2) grant Awards to such Participants in accordance with those rules.

20. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, shall be undertaken by application of the laws of the State of Texas, except to the extent Texas law is preempted by Federal law of the United States, or the laws of England and Wales.

21. Right to Continued Service. Nothing in this Plan or an Award Agreement or any document describing or relating to the Plan, or any part hereof, shall confer upon any Director any right to continue as a Director of the Company.

22. Rights of Third Parties. It is not intended that any of the terms of this Plan should be enforceable by any third party pursuant to the UK Contract (Rights of Third Parties) Act 1999.

23. Consent to Holding and Processing of Personal Data. By participating in the Plan, participants give their consent to the holding and processing of data relating to them (including personal data) in relation to and as a consequence of the Plan and to the disclosure of data (even outside the European Economic Area) to the Company, or any Subsidiary, to any possible purchaser of the Company or its business or of any Subsidiary and their respective advisors in relation to the Plan.

24. Term. Unless previously terminated, the Plan shall terminate and no additional Awards may be granted on the expiration of 10 years after May 1, 2017, the Effective Date of the Plan. The Plan shall continue in effect with respect to Awards granted before termination of the Plan and until such Awards have been settled, terminated or forfeited.

25. Usage. Words used in this Plan in the singular shall include the plural and vice versa, unless the context otherwise requires, and the gender of words used shall be construed to include whichever may be appropriate under any particular circumstances of the masculine, feminine or neuter genders.

26. Clawback. Notwithstanding anything to the contrary contained in this Plan, any Award shall be subject to recovery or clawback by the Company under any clawback policy adopted by the Company whether before or after the date of grant of the Award.

27. Headings. The headings in this Plan are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Plan.

B8	Noble Corporation – 2017 Proxy Statement

ATTACHMENT A

DEFINITION OF CHANGE IN CONTROL

For purposes of this Plan, a “Change in Control” shall be deemed to have occurred upon the occurrence of any of the following events:

(i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (A) the then outstanding registered Shares of the Company (the “Outstanding Shares”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that for purposes of this paragraph (i) the following acquisitions shall not constitute a Change in Control: (w) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any company controlled by the Company, or (z) any acquisition by any company pursuant to a reorganization, merger, amalgamation or consolidation, if, following such reorganization, merger, amalgamation or consolidation, the conditions described in clauses (A), (B) and (C) of subparagraph (iii) of this definition are satisfied; or

(ii) individuals who, as of the date of this Agreement, constitute the Board (the “Incumbent Board”) cease for any reason to constitute a majority of such Board; provided, however, that any individual becoming a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of a majority of the directors of the Company then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) consummation of a reorganization, merger, amalgamation or consolidation of the Company, with or without approval by the shareholders of the Company, in each case, unless, following such reorganization, merger, amalgamation or consolidation, (A) more than 50% of, respectively, the then outstanding shares of common stock (or equivalent security) of the company resulting from such reorganization, merger, amalgamation or consolidation and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Shares and Outstanding Voting Securities immediately prior to such reorganization, merger, amalgamation or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, amalgamation or consolidation, of the Outstanding Shares and Outstanding Voting Securities, as the case may be, (B) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such company resulting from such reorganization, merger, amalgamation or consolidation, and any Person beneficially owning, immediately prior to such reorganization, merger, amalgamation or consolidation, directly or indirectly, 25% or more of the Outstanding Shares or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock (or equivalent security) of the company resulting from such reorganization, merger, amalgamation or consolidation or the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors, and (C) a majority of the members of the board of directors of the company resulting from such reorganization, merger, amalgamation or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger, amalgamation or consolidation; or

(iv) consummation of a sale or other disposition of all or substantially all the assets of the Company, with or without approval by the shareholders of the Company, other than to a company, with respect to which following such sale or other disposition, (A) more than 50% of, respectively, the then outstanding shares of common stock (or equivalent security) of such company and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all the individuals and entities who were the beneficial owners, respectively, of the Outstanding Shares and Outstanding Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Shares and Outstanding Voting Securities, as the case may be, (B) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such company, and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 25% or more of the Outstanding Shares or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock (or equivalent security) of such company or the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors, and (C) a majority of the members of the board of directors of such company were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company; or

(v) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Noble Corporation – 2017 Proxy Statement	B9

Notwithstanding the foregoing, or anything to the contrary set forth herein, a transaction or series of related transactions will not be considered to be a Change in Control if (i) the Company becomes a direct or indirect wholly owned subsidiary of a holding company and (ii) (A) immediately following such transaction(s), the then outstanding shares of common stock (or equivalent security) of such holding company and the combined voting power of the then outstanding voting securities of such holding company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all the individuals and entities who were the beneficial owners, respectively, of the Outstanding Shares and Outstanding Voting Securities immediately prior to such transaction(s) in substantially the same proportion as their ownership immediately prior to such transaction(s) of the Outstanding Shares and Outstanding Voting Securities, as the case may be, or (B) the shares of Outstanding Voting Securities outstanding immediately prior to such transaction(s) constitute, or are converted into or exchanged for, a majority of the outstanding voting securities of such holding company immediately after giving effect to such transaction(s).

Notwithstanding the foregoing, if an Award is subject to Section 409A of the Code, the definition of Change in Control shall conform to the requirements of Section 409A(a)(2)(A)(v) of the Code and the Treasury Regulations promulgated thereunder to the extent necessary to avoid the imposition of any tax by such Section 409A of the Code.

B10	Noble Corporation – 2017 Proxy Statement

NOBLE CORPORATION PLC C/O 13135 S. DAIRY ASHFORD RD SUGAR LAND, TEXAS 77478	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 27, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 27, 2017. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E20670-P89284	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

NOBLE CORPORATION PLC
The Board of Directors recommends you vote FOR the following resolutions 1 through 12 and 14 through 17:
To re-elect the following nominees as a director of the Company for a one-year term that will expire at the annual general meeting in 2018:

		For	Against	Abstain

1.      Ashley Almanza

2.      Michael A. Cawley

3.      Julie H. Edwards

4.      Gordon T. Hall

5.      Scott D. Josey

6.      Jon A. Marshall

7.      Mary P. Ricciardello

8.      David W. Williams

9.    Ratification  of appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for Fiscal Year 2017

		☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐			For	Against	Abstain
					10.	Re-appointment of PricewaterhouseCoopers LLP as the Company’s UK statutory auditor	☐	☐	☐
					11.	Authorization of Audit Committee to determine UK statutory auditors’ compensation	☐	☐	☐
					12.	An advisory vote on the Company’s executive compensation as disclosed in the Company’s proxy statement	☐	☐	☐
					The Board of Directors recommends you vote one year on Resolution 13:	1 Year	2 Years	3 Years	Abstain
					13.	An advisory vote on the frequency of the vote on the Company’s executive compensation ☐	☐	☐	☐
							For	Against	Abstain
					14.	An advisory vote on the Company’s Directors’ Compensation Report for the year ended December 31, 2016	☐	☐	☐
For address changes and/or comments, mark here. (see reverse for instruction)				☐	15.	A vote on the Company’s Directors’ Compensation Policy	☐	☐	☐
Please indicate if you plan to attend this meeting.		☐	☐		16.	Approval of an amendment primarily to increase the number of shares available for issuance under the Noble Corporation plc 2015 Omnibus Incentive Plan	☐	☐	☐
		Yes	No		17.	Approval of the Noble Corporation plc 2017 Director Omnibus Plan	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — — — — — — — — —

E20671-P89284

NOBLE CORPORATION PLC ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD AT 3:00 PM ON APRIL 28, 2017 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

If you appoint a proxy to represent you at the Annual General Meeting on April 28, 2017, please provide your voting instructions by marking the applicable instruction boxes on the reverse side of this Proxy Card. If you do not provide specific voting instructions, your voting rights will be exercised by the proxy in the manner recommended by the Board of Directors (“FOR” Resolutions 1 through 12 and 14 through 17 and “One Year” on Resolution 13). On any other matters which are properly presented to the Annual General Meeting (including any motion to adjourn the Annual General Meeting) the proxy will vote these shares in accordance with the respective recommendation of the Board of Directors.

The shareholder signing on the reverse side hereby revokes all previous proxies and appoints Julie Johnson Robertson or, in her absence, William Edgar Turcotte, as its proxy to attend, speak and vote on their behalf at the Annual General Meeting of the Company to be held at 3:00 p.m. (London time) on April 28, 2017 at The Ritz Hotel, 150 Piccadilly, London W1J 9BR, United Kingdom (or at any adjournment thereof).

Address Change/Comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side

V.1.1